Exhibit 4.4

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 27, 2016 (this “Amendment”), to the Credit Agreement referred to below, among US FOODS, INC. as the Borrower, the other Loan Parties party hereto, CITICORP NORTH AMERICA, INC. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the Lenders and other financial institutions party hereto. Capitalized terms are used herein as defined in Section 1 hereof.

RECITALS

WHEREAS, the Borrower is party to the Credit Agreement, dated as of May 11, 2011, by and among the Borrower, Citi as the Administrative Agent and Collateral Agent, and the Lenders and other financial institutions party thereto (such Credit Agreement, as amended as of June 7, 2013, and as further amended, restated, modified and supplemented from time to time prior to the Second Amendment Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement as amended pursuant to the Incremental Commitment Amendment set forth in Section 3 hereof, the “Credit Agreement”; and the Credit Agreement as amended and restated pursuant to this Amendment, the “Amended and Restated Credit Agreement”);

WHEREAS, pursuant to and in accordance with subsection 2.5 of the Existing Credit Agreement, the Borrower has requested that Incremental Term Loan Commitments in an aggregate principal amount of up to $2,200,000,000.00 be made available to the Borrower;

WHEREAS, the New Term Loan Lenders (as defined below) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein and in the Credit Agreement, that each New Term Loan Lender will make its Second Incremental Term Loans (as defined below) in an aggregate principal amount not to exceed the amount set forth opposite such New Term Loan Lender’s name under the heading “Second Incremental Term Loan Commitment” on Schedule A hereto (as to each such New Term Loan Lender, its “Second Incremental Term Loan Commitment”, and term loans made by each New Term Loan Lender in respect thereof, its “Second Incremental Term Loans”);

WHEREAS, the Second Incremental Term Loans and the proceeds thereof will be used by the Borrower, together with certain other sources of funds, (i) to refinance all Term Loans under the Existing Credit Agreement outstanding immediately prior to the Second Amendment Effective Date (the “Existing Term Loans”), (ii) to redeem, in whole or in part, the Senior Notes, (iii) to refinance certain other existing Indebtedness of the Borrower, including the refinancing or repayment, in whole or in part, of the CMBS Facility, (iv) to pay certain transaction fees and expenses related to the foregoing, which may include, without limitation, accrued and unpaid interest in respect of the Existing Term Loans, and/or (v) for general corporate purposes (collectively, the “Refinancing Transactions”);

WHEREAS, upon the Second Amendment Effective Date, each Person that is listed on the signature pages hereto as a “New Money Lender” (each, a “New Money Lender”) shall be a Term Loan Lender under the Credit Agreement (after giving effect to the Incremental Commitment Amendment set forth in Section 3 hereof) and under the Amended and Restated Credit Agreement (after giving effect to the amendment and restatement of the Credit Agreement pursuant to Section 5 hereof);

WHEREAS, upon the Second Amendment Effective Date, after giving effect to the funding of the Second Incremental Term Loans by the New Money Lenders, each Term Loan Lender in respect of an Existing Term Loan (an “Existing Term Loan Lender”) that shall have executed and delivered to the Administrative Agent a signature page to this Amendment (a “Consent”; each such Existing Term Loan Lender delivering a Consent, a “Cashless Option Lender”; and such Cashless Option Lenders, together with the New Money Lenders, the “New Term Loan Lenders”) shall be deemed to have exchanged all (or such lesser amount as the Borrower may approve, as notified to such Cashless Option Lender by or on behalf of the Lead Arrangers) of its Existing Term Loans (which Existing Term Loans shall thereafter be deemed to no longer be outstanding) for Second Incremental Term Loans under the Credit Agreement, in the same aggregate principal amount as such Cashless Option Lender’s Existing Term Loans (or such lesser amount as the Borrower may approve, as notified to such Cashless Option Lender by or on behalf of the Lead Arrangers), and such Cashless Option Lender shall thereupon be a Term Loan Lender under the Credit Agreement and under the Amended and Restated Credit Agreement (after giving effect to the amendment and restatement of the Credit Agreement pursuant to Section 5 hereof);

WHEREAS, upon the Second Amendment Effective Date, (i) each Existing Term Loan Lender that is not a Cashless Option Lender shall have its respective Existing Term Loans prepaid in full in accordance with the terms of the Existing Credit Agreement, (ii) each Cashless Option Lender that elects to exchange less than all of its Existing Term Loans or is allocated an aggregate principal amount of Second Incremental Term Loans that is less than the aggregate principal amount of its Existing Term Loans shall have its remaining Existing Term Loans (after giving effect to its acquisition of Second Incremental Term Loans in exchange for Existing Term Loans) prepaid in full in accordance with the terms of the Existing Credit Agreement, and (iii) all such Existing Term Loans so prepaid shall thereafter be deemed to no longer be outstanding and all Term Loan Lenders in respect of such Existing Term Loans will cease to be Term Loan Lenders under the Existing Credit Agreement, the Credit Agreement or the Amended and Restated Credit Agreement (the exchange of certain Existing Term Loans (if any) for Second Incremental Term Loans in accordance with Section 4 hereof, and the prepayment in full of all other Existing Term Loans in accordance with the terms of the Existing Credit Agreement, collectively, the “Discharge”);

WHEREAS, the New Term Loan Lenders constitute all Term Loan Lenders under the Credit Agreement upon the Second Amendment Effective Date after giving effect to the incurrence of Second Incremental Term Loans and the Discharge contemplated hereby, and each of the New Term Loan Lenders has agreed to amend the Existing Credit Agreement as provided herein, subject to the conditions set forth herein; and

WHEREAS, the Borrower, the other Loan Parties and the Collateral Agent are party to a Guarantee and Collateral Agreement, dated as of May 11, 2011 (the “Guarantee and Collateral Agreement”), and have agreed to provide certain acknowledgements and reaffirmations that the grant of security interests contained in the Guarantee and Collateral Agreement shall continue in full force and effect notwithstanding the borrowing of Second Incremental Term Loans and the effectiveness of the Amended and Restated Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; References.

(a) Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement, provided that, if such term is defined only in, or the definition of such term is amended by, the Amended and Restated Credit Agreement, then such term shall have the meaning assigned thereto in the Amended and Restated Credit Agreement.

(b) From and after the Second Amendment Effective Date, all references to the “Credit Agreement” in any Loan Document and all references in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended and Restated Credit Agreement.

Section 2. Consents; etc.

(a) Each of the New Term Loan Lenders, the Administrative Agent and the Collateral Agent consents to and approves this Amendment, the amendments to the Existing Credit Agreement effected hereby (including the amendment and restatement of the Credit Agreement effected hereby), and the Amended and Restated Credit Agreement.

(b) The parties hereto acknowledge and agree that the making of the Second Incremental Term Loan Commitments, the funding of (or exchange of Existing Term Loans in lieu thereof for) the Second Incremental Term Loans, the transactions constituting the Discharge, and the amendments to the Existing Credit Agreement (including the amendment and restatement of the Credit Agreement) effectuated by this Amendment, shall occur in such order and such manner as set forth herein, except to the extent that the Existing Credit Agreement, the Credit Agreement or the Amended and Restated Credit Agreement, as applicable, may otherwise so require in order to make such amendments effective or to consummate the Refinancing Transactions, in which event they shall occur in such order or manner as shall be so required.

Section 3. Incremental Commitment Amendment.

(a) This Section 3 of this Amendment constitutes an Incremental Commitment Amendment pursuant to subsection 2.5(c) of the Existing Credit Agreement. The Borrower and the Administrative Agent hereby consent, pursuant to subsection 2.5(b) of the Existing Credit Agreement, to the inclusion as an “Additional Lender” of each New Money Lender that is not an existing Lender or an affiliate of an existing Lender.

(b) The Second Incremental Term Loans are hereby established as and shall constitute “Incremental Loans”, the New Term Loan Lenders shall constitute “Additional Lenders”, and the Second Incremental Term Loan Commitments are hereby established as and shall constitute “Incremental Term Loan Commitments”, in each case pursuant to subsection 2.5 of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended to effect the foregoing and to provide for the funding of the Second Incremental Term Loans, as permitted by subsection 2.5 of the Existing Credit Agreement, as follows:

(1) Subsection 1.1 of the Existing Credit Agreement is amended by adding the following new definitions, to appear in proper alphabetical order:

“Adjusted LIBOR Rate”: with respect to any Borrowing of Eurodollar Loans that are Second Incremental Term Loans for any Interest Period, an interest rate per annum determined by the Administrative Agent to be equal to the higher of (i) (x) the LIBOR Rate for such Borrowing of Eurodollar Loans in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Borrowing of Eurodollar Loans that are Second Incremental Term Loans for such Interest Period and (ii) 0.75%.

“Initial Incremental Term Loan Maturity Date”: March 31, 2019.

“LIBOR Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Reuters Monitor Money Rates Service page for the applicable currency (being currently the page designated as “LIBO”) (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars as may be designated by the Administrative Agent from time to time and as consented to by the Borrower) at or about 11:00 A.M. (London time) two London Business Days before the first day of such Interest Period.

“Second Amendment”: the Second Amendment, dated as of the Second Amendment Effective Date, among the Administrative Agent, the Collateral Agent, the Borrower and the Lenders party thereto.

“Second Amendment Effective Date”: June 27, 2016.

“Second Incremental Term Loan”: any Term Loan made pursuant to the Second Amendment and subsection 2.1(a)(ii); and collectively, the “Second Incremental Term Loans”.

“Second Incremental Term Loan Commitment”: as to any Lender, its obligation to make Second Incremental Term Loans to the Borrower pursuant to subsection 2.1(a)(ii) and the Second Amendment in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule A to the Second Amendment under the heading “Second Incremental Term Loan Commitment” as such amount may be adjusted or reduced pursuant to the terms hereof or thereof. The original aggregate amount of the Second Incremental Term Loan Commitments on the Second Amendment Effective Date is $2,200.0 million.

“Second Incremental Term Loan Maturity Date”: June 27, 2023.

(2) Subsection 1.1 of the Existing Credit Agreement is further amended as follows:

(x) Clause (c) of the definition of “ABR” is amended to read in its entirety as follows: “(c) (x) in the case of Term Loans that are not Second Incremental Term Loans, 2.00% and (y) in the case of Second Incremental Term Loans, the Adjusted LIBOR Rate for any Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00%.”

(3) Subsection 1.1 of the Existing Credit Agreement is further amended by amending the following definitions to read in their entirety as follows:

“Applicable Margin”: (i) with respect to ABR Loans, (x) 2.50% per annum (in the case of Term Loans that are not Second Incremental Term Loans) and (y) 2.25% per annum (in the case of Second Incremental Term Loans) and (ii) with respect to Eurocurrency Loans, (x) 3.50% per annum (in the case of Term Loans that are not Second Incremental Term Loans) and (y) 3.25% per annum (in the case of Second Incremental Term Loans).

“Loan”: each Term Loan; collectively, the “Loans.”

“Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon (x) in the case of Term Loans that are not Second Incremental Term Loans, the Eurocurrency Rate and (y) in the case of Second Incremental Term Loans, the Adjusted LIBOR Rate.

“Term Loan”: each Initial Incremental Term Loan or Second Incremental Term Loan, as the context requires; collectively, the “Term Loans”.

“Term Loan Commitment”: as to any Lender, (i) prior to the Second Amendment Effective Date, its Initial Incremental Term Loan Commitment, and (ii) from and after the Second Amendment Effective Date, its Second Incremental Term Loan Commitment (collectively, as to all the Term Loan Lenders at the time of determination, the “Term Loan Commitments”).

“Term Loan Maturity Date”: as the context may require, the Initial Incremental Term Loan Maturity Date or the Second Incremental Term Loan Maturity Date.

(4) Subsection 2.1(a) of the Existing Credit Agreement is amended and restated as follows:

“(a) Term Loans Generally. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make in a single draw on (i) the First Amendment Effective Date, one or more term loans denominated in Dollars to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule A to the First Amendment under the heading “Initial Incremental Term Loan Commitments,” as such amount may be adjusted or reduced pursuant to the terms hereof or thereof, and (ii) the Second Amendment Effective Date, one or more term loans denominated in Dollars to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule A to the Second Amendment under the heading “Second Initial Incremental Term Loan Commitments,” as such amount may be adjusted or reduced pursuant to the terms hereof or thereof.”

(5) Subsection 2.2(b) of the Existing Credit Agreement is amended to add the following new paragraph and table at the end thereof:

“From and after the Second Amendment Effective Date, the aggregate Second Incremental Term Loans of all the Term Loan Lenders shall be payable in consecutive quarterly installments beginning September 30, 2016 up to and including the Second Incremental Term Loan Maturity Date (subject to reduction as provided in subsection 3.4), on the dates set forth below and in the principal amounts, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Second Incremental Term Loan Maturity Date	0.25% of the aggregate initial principal amount of the Second Incremental Term Loans on the Second Amendment Effective Date

Second Incremental Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Second Incremental Term Loans”

(6) Subsection 2.3 of the Existing Credit Agreement is amended and restated as follows:

“2.3 Procedure for Second Incremental Term Loan Borrowing. The Borrower shall have given the Administrative Agent notice prior to 9:30 A.M. (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion), New York City time (which notice shall be irrevocable after funding) on the Second Amendment Effective Date specifying the amount of the Second Incremental Term Loans to be borrowed on the Second Amendment Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having a Second Incremental Term Loan Commitment will make the amount of its pro rata share of the Second Incremental Term Loan Commitments available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion), on the Second Amendment Effective Date in funds immediately available to the Administrative Agent (except as otherwise agreed by Borrower pursuant to subsection 2.1(a)(ii)). The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.”

(c) The initial Interest Period applicable to the Second Incremental Term Loans that are Eurocurrency Loans shall be the period identified by the Borrower in the Borrowing Notice relating thereto referenced in subsection 9(a) of this Amendment, which period may at the Borrower’s election be shorter than one month.

Section 4. Cashless Roll.

(a) Upon giving effect to the amendments to the Existing Credit Agreement effected pursuant to Section 3 hereof, each Cashless Option Lender’s Existing Term Loans that have been approved by the Borrower for prepayment by exchange for Second Incremental Term Loans (such Existing Term Loans, “Approved Exchange Loans”) shall be exchanged for Second Incremental Term Loans in the same aggregate principal amount as the outstanding principal amount of such Cashless Option Lender’s Approved Exchange Loans.

(b) Notwithstanding anything in the Existing Credit Agreement or the Credit Agreement to the contrary, the Administrative Agent and each New Term Loan Lender hereby acknowledge and agree that the cashless prepayment by the Borrower of Existing Term Loans held by each Cashless Option Lender through the issuance by the Borrower to such Cashless Option Lender of Second Incremental Term Loans in the same aggregate principal amount as the outstanding principal amount of such Cashless Option Lender’s Existing Term Loans that the Borrower has approved for prepayment by exchange for Second Incremental Term Loans shall conclusively be deemed to have been made in accordance with Existing Credit Agreement and the Credit Agreement, including without limitation the definition of “Rollover Indebtedness” and subsection 3.4(h) thereof.

Section 5. Further Amendments

(a) The Credit Agreement, as amended pursuant to Section 3 hereof and after giving effect to the Discharge, is hereby further amended and restated in its entirety to read in its entirety as set forth in Annex I hereto as the Amended and Restated Credit Agreement.

Section 6. Reaffirmation of the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement, including the guaranty of the Obligations, the grants of Liens on the Collateral to secure the Obligations, and the covenants and agreements contained therein, is hereby acknowledged and reaffirmed and shall continue in full force and effect. Notwithstanding the borrowing of Second Incremental Term Loans and the effectiveness of the Amended and Restated Credit Agreement, the Guarantee and Collateral Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

Section 7. Representations and Warranties. In order to induce the New Term Loan Lenders to enter into this Amendment and to make the Second Incremental Term Loans requested to be made by them on the Second Amendment Effective Date, the Borrower and (as to subsections 7(a) and 7(b) below) each other Loan Party represents and warrants to each New Term Loan Lender that as of the Second Amendment Effective Date:

(a) the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action of such Loan Party, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) after giving effect to the Refinancing Transactions, all representations and warranties of the Borrower contained in the Existing Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that any such representations and warranties expressly relate to a given date, in which case they were true and correct in all material respects as of such date.

Section 8. Conditions to Effectiveness.

(1) The consents and amendments set forth in Sections 2 and 3 of this Amendment shall become effective on the date (the “Second Amendment Effective Date”) that each of the following conditions shall have been satisfied:

(a) Counterparts. The Administrative Agent shall have received (i) a counterpart of this Amendment executed by each of the Loan Parties and (ii) a counterpart of this Amendment (or Consent in the form attached hereto) executed by each New Term Loan Lender;

(b) Corporate Certificates and Authorizations. The Administrative Agent shall have received customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party;

(c) Legal Opinions. The Administrative Agent shall have received written opinions of (i) Debevoise & Plimpton LLP, counsel to the Loan Parties, and (ii) Richards, Layton & Finger PA, Delaware counsel to the Loan Parties, each addressed to the Administrative Agent, Collateral Agent and each New Term Loan Lender, dated the Second Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent; and

(d) PATRIOT Act and Anti-Money Laundering. The Administrative Agent shall have received, at least three days prior to the Second Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, as has been reasonably requested in writing at least 10 days prior to the Second Amendment Effective Date by the Administrative Agent.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Second Amendment Effective Date.

(2) The amendments set forth in Section 5 of this Amendment shall become effective simultaneously with the funding of the Second Incremental Term Loans by the New Money Lenders and the Discharge.

Section 9. Conditions to Funding the Second Incremental Term Loans. The obligation of each New Term Loan Lender to make Second Incremental Term Loans on the Second Amendment Effective Date is subject to the satisfaction or waiver of the following conditions:

(a) Borrowing Notice. The Administrative Agent shall have received a notice in respect of the Second Incremental Term Loans as required by subsection 2.3 of the Existing Credit Agreement as amended by Section 3 of this Amendment.

(b) Compliance Certificate. The Administrative Agent shall have received a certificate of the Borrower certifying (x) compliance with the financial test set forth in clause (i)(x) of the proviso to subsection 2.5(a) of the Existing Credit Agreement, and (y) that, as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing under the Existing Credit Agreement.

(c) Payment of Arrangement Fees. The Borrower shall have paid the Arrangement Fees as defined in and payable pursuant to the Engagement Letter, dated as of June 7, 2016, as amended as of June 10, 2016.

(d) Prepayment. Substantially concurrently with the issuance and funding of the Second Incremental Term Loans, Borrower shall prepay (or exchange Second Incremental Term Loans in lieu thereof for) all of the Existing Term Loans in an amount equal to the aggregate outstanding principal amount thereof, together with all accrued interest thereon, in accordance with the terms of the Existing Credit Agreement.

(e) Payment of Closing Fee. The Administrative Agent shall have received payment of a closing fee on behalf of each New Term Loan Lender in an amount equal to 0.25% of the aggregate principal amount of Second Incremental Term Loans funded (or exchanged for Existing Term Loans in accordance with this Amendment) by such New Term Loan Lender on the Second Amendment Effective Date, which amount may be offset against the cash proceeds of such Second Incremental Term Loans.

The making of the Second Incremental Term Loans by the New Term Loan Lenders shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each New Term Loan Lender, and an agreement of the parties hereto, that each of the conditions precedent set forth in Sections 8 and 9 hereof and in subsection 2.5 of the Existing Credit Agreement shall have been satisfied in accordance with its respective terms.

Section 10. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent).

Section 11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 12. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 13. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 14. Effect of Amendment.

(a) On and after the Second Amendment Effective Date, the rights and obligations of the parties to the Existing Credit Agreement shall be governed by the Amended and Restated Credit Agreement, it being understood that those rights and obligations that are specified in the Existing Credit Agreement as surviving a termination of that agreement shall survive in accordance with their respective terms and without prejudice and remain in full force and effect.

(b) Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended and Restated Credit Agreement.

(c) This Amendment shall constitute a Loan Document for purposes of the Amended and Restated Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

US FOODS, INC.

By:	/s/ Fareed A. Khan
Name:	Fareed A. Khan
Title:	Chief Financial Officer

E & H DISTRIBUTING, LLC

By:	/s/ Fareed A. Khan
Name:	Fareed A. Khan
Title:	Chief Financial Officer

GREAT NORTH IMPORTS, LLC

By:	/s/ Fareed A. Khan
Name:	Fareed A. Khan
Title:	Chief Financial Officer

TRANS-PORTE, INC.

By:	/s/ Fareed A. Khan
Name:	Fareed A. Khan
Title:	Chief Financial Officer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC

By:	/s/ Fareed A. Khan
Name:	Fareed A. Khan
Title:	Chief Financial Officer

[Signature Page to Second Amendment to the Credit Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ David Leland
Name:	David Leland
Title:	Vice President

[Signature Page to Second Amendment to the Credit Agreement]

CITIBANK, N.A., as New Money Lender

By:	/s/ David Leland
Name:	David Leland
Title:	Vice President

[Signature Page to Second Amendment to the Credit Agreement]

CONSENT TO AMENDMENT

CONSENT (this “Consent”) to the Second Amendment, dated as of June 27, 2016 (the “Amendment”), to the Credit Agreement, dated as of May 11, 2011, as amended on June 7, 2013, and as further amended, supplemented, waived or otherwise modified prior to the date hereof, among the Borrower, the Lenders, the Administrative Agent, and the other institutions party thereto, including but not limited to the amendments to the Existing Credit Agreement pursuant to Section 3 of the Amendment and the amendment and restatement of the Existing Credit Agreement pursuant to Section 5 of the Amendment. Capitalized terms used but not defined in this Consent are used as defined in the Amendment.

The undersigned Cashless Option Lender hereby irrevocably and unconditionally approves and consents to the Amendment as a party thereto and elects to exchange (select one):

☐	All Existing Term Loans; or

☐	$ aggregate principal amount of Existing Term Loans[1]

held by such Cashless Option Lender (or such lesser amount as the Borrower may approve, as notified to such Cashless Option Lender by or on behalf of the Lead Arrangers) for Second Incremental Term Loans in the same aggregate principal amount not to exceed the amount indicated by such Cashless Option Lender above.

[1]	If the amount indicated is greater than the amount recorded in the Administrative Agent’s Register in respect of Existing Term Loans held by the Cashless Option Lender, or if both boxes are checked, the Cashless Option Lender shall be deemed to have elected to exchange all of its Existing Term Loans (or such lesser amount as the Borrower may approve, as notified to such Cashless Option Lender by or on behalf of the Lead Arrangers) for the same aggregate principal amount of Second Incremental Term Loans.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

,

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Schedule A

Second Incremental Term Loan Commitments

New Money

New Money Lender	Second Incremental Term Loan Commitment
CITIBANK, N.A.	$1,615,803,269.44

Cashless

Cashless Option Lender	Second Incremental Term Loan Commitment
ABS LOANS 2007 LIMITED	$5,602,935.47
ACE AMERICAN INSURANCE COMPANY (T. ROWE PRICE)	$5,223,169.80
ADVANCED SERIES TRUST AST GOLDMAN SACHS MULTI ASSET PORTFOLIO	$1,040,831.88
ADVISORSHARES PACIFIC ASSET ENHANCED FLOATING RATE ETF	$493,654.82
AMERICAN HONDA MASTER RETIREMENT TRUST	$792,587.50
AMERIPRISE CERTIFICATE COMPANY	$1,477,215.19

APIDOS CLO IX	$2,326,189.85
APIDOS CLO X	$2,616,073.55
APIDOS CLO XI	$2,326,218.58
APIDOS CLO XII	$2,878,988.96
APIDOS CLO XIV	$3,539,993.97
APIDOS CLO XIX	$2,930,474.29
APIDOS CLO XV	$2,749,505.42
APIDOS CLO XVI	$3,488,296.56
APIDOS CLO XVII	$2,790,815.53
APIDOS CLO XVIII	$3,947,265.57
APIDOS CLO XX	$2,889,383.24
APIDOS CLO XXI	$3,230,630.34
APIDOS CLO XXII	$3,226,396.53
APIDOS CLO XXIII	$3,233,375.96
ATRIUM XII	$4,974,424.55
AUSTRALIANSUPER	$17,920,485.69

BENTHAM WHOLESALE SYNDICATED LOAN FUND (FKA CREDIT SUISSE SYNDICATED LOAN FUND) (CREDIT SUISSE ASSET MANAGEMENT LLC)	$21,186,970.23
CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM	$3,939,265.75
CENT CDO 12 LTD	$4,592,085.46
CENT CDO 14 LTD	$3,829,963.01
CENT CDO 15 LTD	$4,542,964.29
CENT CLO 16 LP	$1,964,646.46
CENT CLO 17 LIMITED	$715,799.49
CENT CLO 18 LIMITED	$888,578.68
CENT CLO 19 LIMITED	$693,888.13
CENT CLO 20 LIMITED	$1,375,252.52
CENT CLO 21 LIMITED	$3,536,363.64
CENT CLO 22 LIMITED	$2,946,969.69
CENT CLO 23 LIMITED	$3,556,826.96
CENT CLO 24 LIMITED	$4,953,402.03

CENTURION CDO 9 LIMITED	$4,859,679.12
CITIBANK, N.A. - SECONDARY TRADING	$33,907,051.37
CLOCKTOWER US SENIOR LOAN FUND A SERIES TRUST OF MYL GLOBAL INVESTMENT TRUST	$750,000.00
COLUMBIA FLOATING RATE FUND A SERIES OF COLUMBIA FUNDS SERIES TRUST II	$4,132,501.60
COLUMBIA STRATEGIC INCOME FUND A SERIES OF COLUMBIA FUNDS SERIES TRUST I	$994,884.91
COMMONWEALTH OF PENNSYLVANIA TREASURY DEPARTMENT (CREDIT SUISSE ASSET MANAGEMENT LLC)	$1,244,243.88
COPPERHILL LOAN FUND I LLC	$1,231,682.20
CREDIT SUISSE FLOATING RATE HIGH INCOME FUND (FKA CREDIT SUISSE HIGH INCOME FUND) (CREDIT SUISSE ASSET MANAGEMENT LLC (CSAM))	$18,944,557.67
CREDIT SUISSE FLOATING RATE TRUST	$2,956,993.40
CREDIT SUISSE NOVA LUX (CREDIT SUISSE ASSET MANAGEMENT LLC)	$28,028,317.74
CREDIT SUISSE SENIOR LOAN INVESTMENT UNIT TRUST	$3,912,214.46

CREDIT SUISSE STRATEGIC INCOME FUND	$750,000.00
DEDICATED GLOBAL FIXED INCOME FUND I	$3,934,259.62
DEUTSCHE BANK CAYMAN LIMITED (FKA) CANARY TRUST 6 TRS POPLAR III	$12,000,000.00
DRYDEN 33 SENIOR LOAN FUND	$1,053,174.57
DRYDEN 34 SENIOR LOAN FUND	$873,308.89
DRYDEN 36 SENIOR LOAN FUND	$906,305.12
DRYDEN 37 SENIOR LOAN FUND	$963,282.83
DRYDEN 38 SENIOR LOAN FUND	$1,340,818.73
DRYDEN 40 SENIOR LOAN FUND	$1,252,998.24
DRYDEN 41 SENIOR LOAN FUND	$1,062,062.42
DRYDEN 42 SENIOR LOAN FUND	$1,242,978.16
DRYDEN 45 SENIOR LOAN FUND	$1,493,602.85
DRYDEN XXIV SENIOR LOAN FUND	$445,921.64
DRYDEN XXV SENIOR LOAN FUND	$420,795.70
DRYDEN XXVIII SENIOR LOAN FUND	$470,182.85
EASTSPRING INVESTMENTS US BANK LOAN SPECIAL ASSET MOTHER INVESTMENT TRUST LOAN CLAIM	$1,086,855.37

ERIE INDEMNITY COMPANY	$406,465.48
ERIE INSURANCE EXCHANGE	$3,083,304.34
FEDERATED BANK LOAN CORE FUND (FEDERATED INVESTMENT MANAGEMENT COMPANY)	$3,890,000.00
FLATIRON CLO 2012-1 LTD	$4,000,000.00
FLATIRON CLO 2015 1 LTD	$2,000,000.00
GOLDMAN SACHS GLOBAL INCOME BUILDER PORTFOLIO	$174,104.86
GOLDMAN SACHS GLOBAL MULTI SECTOR CREDIT PORTFOLIO LUX	$4,729,708.36
GOLDMAN SACHS LUX INVESTMENT FUNDS (FKA) GOLDMAN SACHS FUNDS SICAV SIF	$12,208,371.51
GOLDMAN SACHS TRUST- GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND (GOLDMAN SACHS ASSET MANAGEMENT LP)	$46,015,882.74
GOLDMAN SACHS TRUST GOLDMAN SACHS INCOME BUILDER FUND	$3,457,225.06
GOOGLE INC	$1,242,346.94

HARTFORD FLOATING RATE FUND, THE	$16,576,938.18
HARTFORD TOTAL RETURN BOND FUND, THE	$449,473.94
HARTFORD TOTAL RETURN BOND HLS FUND	$1,121,267.21
HYFI LOAN FUND	$5,916,396.09
IG MACKENZIE FLOATING RATE INCOME FUND	$128,800.00
IG MACKENZIE STRATEGIC INCOME FUND (FKA) IG MACKENZIE SENTINEL STRATEGIC INCOME FUND	$46,000.00
JHF II SPECTRUM INCOME FUND	$124,679.49
JNL/PPM AMERICA FLOATING RATE INCOME FUND (PPM AMERICA INC)	$6,807,500.00
KP FIXED INCOME FUND	$748,076.92
LCM XIV LIMITED PARTNERSHIP	$1,367,711.89
LCM XIX LIMITED PARTNERSHIP	$1,332,906.51
LCM XV LIMITED PARTNERSHIP	$1,950,600.49
LCM XVI LIMITED PARTNERSHIP	$3,004,747.91

LCM XVII LIMITED PARTNERSHIP	$1,909,244.59
LCM XVIII LIMITED PARTNERSHIP	$1,329,914.20
LCM XX LIMITED PARTNERSHIP	$1,332,907.50
LIBERTY MUTUAL INSURANCE COMPANY	$3,890,000.00
LIBERTY MUTUAL RETIREMENT PLAN MASTER TRUST	$2,431,250.00
LUCUMA FUNDING ULC	$11,585,449.81
MACKENZIE FLOATING RATE INCOME FUND	$368,000.00
MACKENZIE FLOATING RATE INCOME ETF	$80,000.00
MACKENZIE STRATEGIC INCOME FUND (FKA) MACKENZIE SENTINEL STRATEGIC INCOME FUND	$184,000.00
MACKENZIE UNCONSTRAINED FIXED INCOME FUND	$138,000.00
MADISON PARK FUNDING II, LTD	$5,674,287.65
MADISON PARK FUNDING XII LTD	$4,911,616.16
MADISON PARK FUNDING XIV LTD	$8,172,127.39
MADISON PARK FUNDING XIX LTD (FKA) CITI LOAN FUNDING MP19 LLC	$5,969,309.46

MADISON PARK FUNDING XV LTD (FKA MP15 LOAN FUNDING LLC)	$1,964,646.46
MADISON PARK FUNDING XVI LTD	$3,750,807.65
MADISON PARK FUNDING XVII LTD	$3,934,279.35
MADISON PARK FUNDING XVIII LTD	$6,946,428.58
MADISON PARK FUNDING XX LTD	$3,748,099.88
MADISON PARK FUNDING XXII LTD	$3,979,539.64
MAINSTAY FLOATING RATE FUND A SERIES OF MAINSTAY FUNDS TRUST	$4,992,307.69
MAINSTAY VP FLOATING RATE PORTFOLIO A SERIES OF MAINSTAY VP FUNDS TRUST	$2,496,153.85
MEDTRONIC HOLDING SWITZERLAND GMBH	$4,929,049.67
NEW YORK LIFE INSURANCE & ANNUITY CORPORATION	$1,895,128.21
NEW YORK LIFE INSURANCE CO	$3,092,051.28
OFFSHORE INDEX FUND US SENIOR SECURED LOAN 100 MASTER FUND SP	$248,086.73

PACIFIC ASSET MANAGEMENT BANK LOAN FUND LP	$8,860,816.86
PACIFIC ASSET MANAGEMENT SENIOR LOAN FUND	$2,000,000.00
PACIFIC FUNDS CORE INCOME (FKA) PACIFIC LIFE FUNDS-PL INCOME FUND (PACIFIC LIFE INSURANCE COMPANY)	$3,500,000.00
PACIFIC FUNDS FLOATING RATE INCOME (FKA) PACIFIC LIFE FUNDS PL FLOATING RATE INCOME FUND	$12,306,217.95
PACIFIC FUNDS HIGH INCOME (FKA) PACIFIC LIFE FUNDS PL HIGH INCOME FUND	$741,738.35
PACIFIC FUNDS LIMITED DURATION HIGH INCOME (FKA) PACIFIC LIFE FUNDS PL LIMITED DURATION HIGH INCOME FUND	$743,125.00
PACIFIC FUNDS SHORT DURATION INCOME (FKA) PACIFIC LIFE FUNDS PL SHORT DURATION INCOME FUND	$1,500,000.00
PACIFIC LIFE INSURANCE COMPANY	$1,452,656.64
PACIFIC SELECT FUND CORE INCOME PORTFOLIO	$2,500,000.00
PACIFIC SELECT FUND FLOATING RATE INCOME PORTFOLIO	$6,116,013.51

PEERLESS INSURANCE COMPANY	$3,403,750.00
PUTNAM ABSOLUTE RETURN 300 FUND (PUTNAM INVESTMENTS)	$972,500.00
PUTNAM ABSOLUTE RETURN 500 FUND (PUTNAM INVESTMENTS)	$972,500.00
PUTNAM FLOATING RATE INCOME FUND	$1,409,132.65
QUALCOMM GLOBAL TRADING PTE LTD	$3,236,538.46
RIVERSOURCE LIFE INSURANCE COMPANY	$2,406,937.50
SAFETY INSURANCE COMPANY	$432,055.49
SC PRO LOAN VII LIMITED	$186,561.23
SEI INSTITUTIONAL MANAGED TRUST MULTI ASSET INCOME FUND	$972,500.00
SOCIETE GENERALE (SOCGEN)	$5,923,857.86
STATE OF NEW MEXICO STATE INVESTMENT COUNCIL	$1,239,821.88
SUNAMERICA SENIOR FLOATING RATE FUND INC(WELLINGTON MGMT COMPANY,LLP)	$2,164,787.92
SWISS CAPITAL ALTERNATIVE STRATEGIES FUNDS SPC RE SC ALTERNATIVE STRATEGY 7 SP	$206,408.17

SWISS CAPITAL PRO LOAN III PLC	$226,255.10
SWISS CAPITAL PRO LOAN V PLC	$255,033.17
SWISS CAPITAL PRO LOAN VIII PLC	$118,089.29
SYMMETRY CANADIAN BOND FUND 3864SLF	$55,200.00
T. ROWE PRICE FLOATING RATE FUND INC (T. ROWE PRICE)	$1,809,639.48
T. ROWE PRICE FLOATING RATE MULTI SECTOR ACCOUNT PORTFOLIO	$174,551.28
T. ROWE PRICE FUNDS SERIES II SICAV	$174,551.28
T. ROWE PRICE INSTITUTIONAL FLOATING RATE FUND (T. ROWE)	$10,684,546.28
THE CITY OF NEW YORK GROUP TRUST	$6,698,055.68
THE EATON CORPORATION MASTER RETIREMENT TRUST	$1,565,672.11
THE HARTFORD SHORT DURATION FUND	$792,587.50
THE HARTFORD STRATEGIC INCOME FUND	$1,769,324.08
THE HARTFORD UNCONSTRAINED BOND FUND	$218,812.50

VANTAGE TRUST	$1,972,500.00
WATER AND POWER EMPLOYEES RETIREMENT DISABILITY AND DEATH BENEFIT INSURANCE PLAN	$2,488,520.41
WELLINGTON TRUST COMPANY NA MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II CORE BOND PLUS HIGH YIELD PORTFOLIO	$4,442,954.49
WELLINGTON TRUST COMPANY NA MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II MULTI SECTOR CREDIT PORTFOLIO	$1,230,212.50
WELLINGTON TRUST COMPANY NA MULTIPLE COMMON TRUST FUNDS TRUST OPPORTUNISTIC FIXED INCOME ALLOCATION PORTFOLIO	$2,158,776.89
WELLINGTON TRUST COMPANY NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST OPPORTUNISTIC INFLATION SENSITIVE BOND PORTFOLIO	$498,717.95
WELLINGTON TRUST COMPANY NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST UNCONSTRAINED CORE FIXED INCOME PORTFOLIO	$984,810.13
WESPATH FUNDS TRUST (FKA) UMC BENEFIT BOARD INC	$587,213.98
WORKERS COMPENSATION FUND	$1,947,399.71
WTC CTF CORE BOND PLUS HIGH YIELD BOND PORTFOLIO	$679,630.65

ANNEX I

Amended and Restated Credit Agreement

EXECUTION VERSION

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

among

US FOODS, INC.,

as the Borrower

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO and

CITICORP NORTH AMERICA, INC.,

as Administrative Agent and Collateral Agent

Dated as of June 27, 2016

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES INC.,

BMO CAPITAL MARKETS CORP.,

GOLDMAN SACHS LENDING PARTNERS LLC,

ING CAPITAL LLC,

JPMORGAN CHASE BANK, N.A.,

KKR CAPITAL MARKETS LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MORGAN STANLEY SENIOR FUNDING, INC.,

NATIXIS, NEW YORK BRANCH,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunning Managers

-i-

-ii-

		Page
SECTION 10	MISCELLANEOUS	144
10.1	Amendments and Waivers	144
10.2	Notices	148
10.3	No Waiver; Cumulative Remedies	150
10.4	Survival of Representations and Warranties	150
10.5	Payment of Expenses and Taxes	150
10.6	Successors and Assigns; Participations and Assignments	152
10.7	Adjustments; Set-off; Calculations; Computations	161
10.8	Judgment	162
10.9	Counterparts	162
10.10	Severability	162
10.11	Integration	163
10.12	GOVERNING LAW	163
10.13	Submission to Jurisdiction; Waivers	163
10.14	Acknowledgements	164
10.15	WAIVER OF JURY TRIAL	165
10.16	Confidentiality	165
10.17	Incremental Indebtedness; Additional Indebtedness	166
10.18	USA Patriot Act Notice	166
10.19	Special Provisions Regarding Pledges of Capital Stock in, and Promissory Notes Owed by, Persons Not Organized in the United States	166
10.20	Electronic Execution of Assignments and Certain Other Documents	166
10.21	Miscellaneous	167
10.22	Effect of Amendment and Restatement on Original Credit Agreement	167
10.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	167

SCHEDULES

A	Term Loan Commitments
4.4	Consents Required
4.14	Subsidiaries
4.16	Environmental Matters
6.2	Document Posting Website

EXHIBITS

A	Form of Term Loan Note
B	[Reserved]
C	[Reserved]
D	Form of U.S. Tax Compliance Certificate
E	Form of Assignment and Acceptance
F	Form of Affiliated Lender Assignment and Acceptance
G	Form of Increase Supplement
H	Form of Lender Joinder Agreement
I	Form of Specified Discount Prepayment Notice
J	Form of Specified Discount Prepayment Response

-iii-

K	Form of Discount Range Prepayment Notice
L	Form of Discount Range Prepayment Offer
M	Form of Solicited Discounted Prepayment Notice
N	Form of Solicited Discounted Prepayment Offer
O	Form of Acceptance and Prepayment Notice
P	Form of Solvency Certificate

-iv-

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of June 27, 2016, among US FOODS, INC., a Delaware corporation (as further defined in subsection 1.1, the “Borrower”), the several banks and other financial institutions from time to time party to this Agreement (as further defined in subsection 1.1, the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent and collateral agent for the Lenders hereunder (in such capacities, respectively, and as further defined in subsection 1.1., the “Administrative Agent” and the “Collateral Agent”).

The parties hereto hereby agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrower is party to that certain Term Loan Credit Agreement, dated as of May 11. 2011, as amended by Amendment No. 1, dated as of June 7, 2013, and as further amended, supplemented, waived or otherwise modified prior to the effectiveness of the Second Amendment (as defined below) (the “Original Term Loan Credit Agreement”);

WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Original Term Loan Credit Agreement in its entirety to read as set forth in this Agreement, and it has been agreed by such parties that the Loans outstanding as of the Restatement Effective Date and other “Obligations” under and as defined in the Original Term Loan Credit Agreement shall be governed by and deemed to be outstanding under this Credit Agreement with the intent that the terms of the Original Term Loan Credit Agreement shall hereafter have no further effect upon the parties thereto, and all references to the “Credit Agreement” in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof; and

WHEREAS, the Borrower has requested or may in the future request that the Lenders make the Loans provided for herein, and the Borrower wishes to issue such Loans to the Lenders;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2011 Senior Notes”: the 8.50% Senior Notes due 2019, of the Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“ABL Administrative Agent”: Citi in its capacity as administrative agent under the ABL Credit Agreement, or any successor administrative agent under the ABL Credit Agreement.

“ABL Collateral Agent”: Citi, in its capacity as collateral agent under the ABL Credit Agreement, or any successor collateral agent under the ABL Credit Agreement.

“ABL Credit Agreement”: that ABL Credit Agreement, dated as of July 3, 2007, among the Borrower, certain Subsidiaries of the Borrower party thereto, the lenders and other financial institutions party thereto, and Citi, as issuing lender and the ABL Administrative Agent and ABL Collateral Agent for the ABL Secured Parties, as such agreement has been amended by Amendment No. 1, dated as of May 11, 2011, Amendment No. 2, dated as of December 15, 2011, Amendment No. 3, dated as of August 15, 2012, Amendment No. 4, dated as of June 19, 2015 and Amendment No. 5, dated as of October 20, 2015, and as such agreement may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original ABL Credit Agreement or other credit agreements or otherwise) except to the extent such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Facility”: the collective reference to the ABL Credit Agreement, any ABL Loan Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original ABL Credit Agreement or one or more other credit agreements, indentures or financing agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Facility hereunder. Without limiting the generality of the foregoing, the term “ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“ABL Loan Documents”: the Loan Documents as defined in the ABL Credit Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“ABL Secured Parties”: the ABL Administrative Agent, the ABL Collateral Agent and each Person that is a lender under the ABL Credit Agreement.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBOR Rate for any Interest Period of one month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 1.00%. “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. (or another bank of recognized standing reasonably selected by the Administrative Agent and reasonably satisfactory to the Borrower) as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. or such other bank in connection with extensions of credit to debtors). “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“ABS Documents”: (i) the Credit and Security Agreement, dated as of August 27, 2012, among RS Funding, the Borrower, Wells Fargo Bank, National Association, as administrative agent and letter of credit issuer, the other Loan Parties from time to time party thereto, as sub-servicers, and the conduit lenders, committed lenders and managing agents from time to time party thereto, (ii) the Second Amended and Restated Receivables Sale Agreement, dated as of August 27, 2012, by and among RS Funding, the Borrower, E&H Distributing, LLC and the other sellers from time to time party thereto, (iii) the Amended and Restated Performance Undertaking, dated as of August 27, 2012, executed by the Borrower in favor of Wells Fargo Bank, National Association, as administrative agent, and (iv) the Amended and Restated Intercreditor Agreement, dated as of August 27, 2012, among RS Funding, the Borrower, Wells Fargo Bank, National Association, as administrative agent, and the ABL Collateral Agent, and acknowledged by certain of the Loan Parties; in each case under the preceding clauses (i) through (iv) as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents, trustees, purchasers or other parties thereto or other agents, trustees, purchasers or parties or otherwise, and whether provided under the original agreements, instruments and documents described in the foregoing clauses (i) through (iv) or other agreements, instruments, documents or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not an ABS Document hereunder.

“ABS Facility”: the collective reference to any ABS Document, and any instruments and documents executed and delivered pursuant to or in connection with any ABS Document, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the ABS Documents or one or more other agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not an ABS Facility hereunder. Without limiting the generality of the foregoing, the term “ABS Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional obligors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Acceleration”: as defined in subsection 8(e).

“Acceptable Discount”: as defined in subsection 3.4(i).

“Acceptable Prepayment Amount”: as defined in subsection 3.4(i).

“Acceptance and Prepayment Notice”: an irrevocable written notice from the Borrower accepting a Solicited Discounted Prepayment Offer at the Acceptable Discount specified therein pursuant to subsection 3.4(i) substantially in the form of Exhibit O.

“Acceptance Date”: as defined in subsection 3.4(i).

“Accounts”: as defined in the UCC; and, with respect to any Person, all such Accounts of such Person, whether now existing or existing in the future, including (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

“Acquired Indebtedness”: Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Assets”: (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by the Borrower or a Restricted Subsidiary or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Indebtedness”: as defined in the Intercreditor Agreement or, if no such Intercreditor Agreement is in effect, any Indebtedness that is or may from time to time be incurred in compliance with subsection 7.1 and that is secured by a Lien on Collateral and is permitted to be so secured by subsection 7.2, and is designated as “Additional Indebtedness” by the Borrower in writing to the Administrative Agent.

“Additional Incremental Lender”: as defined in subsection 2.5(b).

“Additional Specified Refinancing Lender”: as defined in subsection 2.8(b).

“Adjusted LIBOR Rate”: with respect to any Borrowing of Eurodollar Loans for any Interest Period, an interest rate per annum determined by the Administrative Agent to be equal to the higher of (i) (x) the LIBOR Rate for such Borrowing of Eurodollar Loans in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Borrowing of Eurodollar Loans for such Interest Period and (ii) 0.75%.

“Adjustment Date”: each date on or after the last day of the Borrower’s first full fiscal quarter ended at least three months after the Restatement Effective Date that is the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, for the most recently completed fiscal period and (b) the related Compliance Certificate required to be delivered pursuant to subsection 6.2(a) with respect to such fiscal period.

“Administrative Agent”: as defined in the Preamble and shall include any successor to the Administrative Agent appointed pursuant to subsection 9.10.

“Affected Loans”: as defined in subsection 3.9.

“Affected Rate”: as defined in subsection 3.7.

“Affiliate”: of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction”: as defined in subsection 7.6.

“Affiliated Debt Fund”: any Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course, so long as (i) any such Affiliated Lender is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from Sponsor and any Affiliate of Sponsor that is not primarily engaged in the investing activities described above, (ii) any such Affiliated Lender has in place customary information screens between it and Sponsor and any Affiliate of Sponsor that is not primarily engaged in the investing activities described above, and (iii) neither Holding nor any of its Subsidiaries directs or causes the direction of the investment policies of such entity.

“Affiliated Lender”: any Lender that is a Permitted Affiliated Assignee.

“Affiliated Lender Assignment and Acceptance”: an Affiliated Lender Assignment and Acceptance, substantially in the form of Exhibit F.

“Agents”: the collective reference to the Administrative Agent and the Collateral Agent.

“Agreement”: this Term Loan Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

“Applicable Discount”: as defined in subsection 3.4(i).

“Applicable Margin”: (a) with respect to ABR Loans during the period from the Restatement Effective Date until the first Adjustment Date, 2.25% per annum and (b) with respect to Eurocurrency Loans during the period from the Restatement Effective Date until the first Adjustment Date, 3.25% per annum. The Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for ABR Loans” or “Applicable Margin for Eurocurrency Loans” on the Pricing Grid which corresponds to the Consolidated Secured Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date. If it is subsequently determined before the date on which all Loans of the applicable Tranche have been repaid, that the Consolidated Secured Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the applicable Lenders received interest for any period based on an Applicable Margin that is less than that which would have been applicable had the Consolidated Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated Secured Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Consolidated Secured Leverage Ratio shall be deemed to be (and shall be) due and payable by the Borrower upon the date that is five Business Days after notice by the Administrative Agent to the Borrower of such miscalculation. During or prior to such five Business Day period and thereafter, if the preceding sentence is complied with, the failure to previously pay such interest and the delivery of such inaccurate certificate shall not in and of themselves constitute a Default or Event of Default and no amounts shall be payable at the Default Rate in respect of any such interest.

In the event that the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 6.2(a), are not delivered when due, then:

(i) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

(ii) if such financial statements and Compliance Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and Compliance Certificate actually are delivered; and

(iii) if such financial statements and Compliance Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 2.25% per annum, in the case of ABR Loans and 3.25% per annum, in the case of Eurocurrency Loans, it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 8).

“Approved Electronic Communications”: each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement, joinder or amendment to the Security Documents and any other written communication delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided that “Approved Electronic Communications” shall exclude (i) any notice pursuant to subsection 3.4 and (ii) all notices of any Default.

“Approved Electronic Platform”: as defined in subsection 9.13.

“Approved Fund”: as defined in subsection 10.6(b).

“Asset Disposition”: any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for purposes of this definition as a “disposition”) by the Borrower or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Borrower or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment

Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms, as determined by the Borrower in good faith) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by subsection 7.3, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Borrower or any Restricted Subsidiary, so long as the Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Restatement Effective Date, including any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Borrower in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, or of non-core assets acquired in connection with any acquisition of any Person, business or assets or any Investment, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed $40.0 million, (xvi) any Exempt Sale and Leaseback Transaction, (xvii) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole, (xviii) any disposition or series of related dispositions for Net Available Cash not exceeding $50.0 million in the aggregate, (xix) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property or (xx) the creation or granting of any Lien permitted under this Agreement.

“Assignee”: as defined in subsection 10.6(b).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit E.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Borrower or any Restricted Subsidiary (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition), including for the avoidance of doubt, bank guarantees.

“Bank Products Obligations”: of any Person, the obligations of such Person pursuant to any Bank Products Agreement.

“Bankruptcy Law”: Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

“Bankruptcy Proceeding”: as defined in subsection 10.6(h).

“Benefited Lender”: as defined in subsection 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System.

“Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.

“Borrower”: US Foods, Inc. and any successor thereto pursuant to subsection 7.3 or 10.6(a).

“Borrower Offer of Specified Discount Prepayment”: the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to subsection 3.4(i)(ii).

“Borrower Solicitation of Discount Range Prepayment Offers”: the solicitation by the Borrower of offers for, and the corresponding acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to subsection 3.4(i)(iii).

“Borrower Solicitation of Discounted Prepayment Offers”: the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to subsection 3.4(i)(iv).

“Borrowing”: the borrowing of one Type of Loan of a single Tranche by the Borrower from all the Lenders having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Loans the same Interest Period.

“Borrowing Base”: the sum of (1) 95.0% of the book value of Inventory of the Borrower and its Restricted Subsidiaries, (2) 85.0% of the book value of Receivables of the Borrower and its Restricted Subsidiaries, (3) 85.0% of the book value of Equipment of the Borrower and its Restricted Subsidiaries, (4) 85.0% of the book value (or if higher appraised value) of Real Property of the Borrower and its Restricted Subsidiaries and (5) cash, Cash Equivalents and Temporary Cash Investments held by the Borrower and its Restricted Subsidiaries (in each case, determined as of the end of the most recently ended fiscal month of the Borrower for which internal consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available, and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including (x) any property or assets of a type described above acquired since the end of such fiscal month and (y) any property or assets of a type described above being acquired in connection therewith).

“Borrowing Date”: any Business Day specified in a notice pursuant to this Agreement, including subsection 2.3, as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, except that, when used in connection with any Eurocurrency Loan, “Business Day” shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

“Capital Stock”: of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation”: an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Captive Insurance Subsidiary”: any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents”: any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any lender under any Senior Credit Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act, (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law.

“CD&R”: Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Investors”: collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., and any successor in interest thereto, (ii) CD&R Parallel Fund VII, L.P., and any successor in interest thereto, (iii) CD&R Parallel Fund VII (Co-Investment), L.P., and any successor in interest thereto and (iv) any Affiliate of any Person referred to in clauses (i) through (iii) of this definition.

“Change in Law”: as defined in subsection 3.11(a).

“Change of Control”: (i) (x) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Restatement Effective Date) of (A) so long as the Borrower is a Subsidiary of any Parent, shares of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of such Parent (other than a Parent that is a Subsidiary of another Parent) and (B) if the Borrower is not a Subsidiary of any Parent, shares of Voting Stock having less than 35.0% of the total voting power of all outstanding shares of the Borrower and (y) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the Restatement Effective Date), other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as the Borrower is a Subsidiary of any Parent, shares of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of such Parent (other than a Parent that is a Subsidiary of another Parent) and (B) if the Borrower is not a Subsidiary of any Parent, shares of Voting Stock having more than 35.0% of the total voting power of all outstanding shares of the Borrower; or (ii) a “Change of Control” as defined in the Senior Notes Indenture.

“Citi”: Citicorp North America, Inc.

“Claim”: as defined in subsection 10.6(h).

“CMBS Documents”: the Loan and Security Agreement (Fixed Rate), dated as of July 3, 2007, by and among USF Propco I, LLC, as borrower, and German American Capital Corporation, Goldman Sachs Mortgage Company, JPMorgan Chase Bank, N.A., Citigroup Global Capital Markets Realty Corp., Morgan Stanley Mortgage Capital Holdings LLC and Greenwich Capital Financial Products, Inc., as lender, as amended by that certain Loan Affirmation, Substitution and Modification Agreement, dated as of May 15, 2014, by and among USF Propco I, LLC, as borrower, US Foods, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee for the registered holders of Comm 2007-C9 commercial mortgage pass-through certificates and that certain Omnibus Amendment to Loan Documents and Loan Affirmation Agreement, dated as of February 27, 2015, by and among USF Propco I, LLC, as borrower, US Foods, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee for the registered holders of Comm 2007-C9 commercial mortgage pass-through certificates, and as the same may be further amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents, trustees, lenders or other parties thereto or other agents, trustees, lenders or parties or otherwise, and whether provided under the original agreements, instruments and documents or other agreements, instruments, documents or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a CMBS Document hereunder.

“CMBS Facility”: the collective reference to any CMBS Document, and any instruments and documents executed and delivered pursuant to or in connection with any CMBS Document, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the CMBS Documents or one or more other agreements or otherwise) except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a CMBS Facility hereunder. Without limiting the generality of the foregoing, the term “CMBS Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional obligors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the Preamble, and shall include any successor to the Collateral Agent appointed pursuant to subsection 9.10.

“Commitment”: as to any Lender, such Lender’s Initial Term Loan Commitment, Incremental Commitment, or Specified Refinancing Commitment, as the context requires.

“Commodities Agreement”: in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.

“Compliance Certificate”: as defined in subsection 6.2(a).

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Term Loan if, for any reason, its Conduit Lender fails to fund any such Term Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including subsection 3.10, 3.11, 3.12 or 10.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Term Loan Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower.

“Consolidated Coverage Ratio”: as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Borrower ending prior to the date of such determination for which consolidated financial statements of the Borrower (or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available, to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that:

(i) if, since the beginning of such period, the Borrower or any Restricted Subsidiary has Incurred any Indebtedness or the Borrower has issued any Designated Preferred Stock that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness or an issuance of Designated Preferred Stock of the Borrower, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Designated Preferred Stock as if such Indebtedness or Designated Preferred Stock had been Incurred or issued, as applicable, on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

(ii) if, since the beginning of such period, the Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness, or any Designated Preferred Stock of the Borrower, that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid) or a Discharge of Designated Preferred Stock of the Borrower, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Designated Preferred Stock, including with the proceeds of such new Indebtedness or new Designated Preferred Stock of the Borrower, as if such Discharge had occurred on the first day of such period,

(iii) if, since the beginning of such period, the Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is disposed of in such Sale or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

(iv) if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period,

(v) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (ii), (iii) or (iv) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period, and

(vi) Excluded Junior Capital (and Consolidated Interest Expense in respect thereof) shall be excluded from the calculation of the Consolidated Coverage Ratio;

provided that, in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part under subsection 7.1(a) and in part under subsection 7.1(b), as provided in subsections 7.1(c)(ii) and 7.1(c)(iii), any such pro forma calculation of Consolidated Interest Expense shall not give effect to any such Incurrence of Indebtedness on the date of determination pursuant to subsection 7.1(b) (other than, if the Borrower at its option has elected to disregard Indebtedness being Incurred on the date of determination in part under subsection 7.1(a) for purposes of calculating the Consolidated Total Leverage Ratio for Incurring Indebtedness on the date of determination in part under subsection 7.1(b)(x) or 7.1(b)(xvi), subsection 7.1(b)(x) or 7.1(b)(xvi)) or to any Discharge of Indebtedness from the proceeds of any such Incurrence pursuant to such subsection 7.1(b) (other than subsection 7.1(b)(x) or 7.1(b)(xvi), if the Incurrence of Indebtedness under subsection 7.1(b)(x) or 7.1(b)(xvi) is being given effect in the calculation of the Consolidated Coverage Ratio).

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, Designated Preferred Stock issued, or Indebtedness or Designated Preferred Stock repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease

Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated EBITDA”: for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any noncash charges or noncash losses, (vi) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock of a Parent to the extent the proceeds thereof were intended to be contributed to the equity capital of the Borrower or any of its Restricted Subsidiaries), (vii) the amount of any loss attributable to non-controlling interests, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Hedging Obligations or other derivative instruments, (ix) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R, KKR or any of their respective Affiliates, (x) interest and investment income, (xi) the amount of loss on any Financing Disposition, and (xii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the Borrower or an issuance of Capital Stock of the Borrower (other than Disqualified Stock) and excluded from the calculation set forth in subsection 7.5(a)(iii), plus (y) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of actions taken or to be taken on or prior to the date that is 24 months after the Restatement Effective Date, or 24 months after the consummation of any operational change, respectively (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Coverage Ratio,” “Consolidated Secured Leverage Ratio” or “Consolidated Total Leverage Ratio”).

“Consolidated Interest Expense”: for any period,

(i) the total interest expense of the Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Borrower or any Restricted Subsidiary, (d) noncash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus

(ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, or in respect of Designated Preferred Stock of the Borrower pursuant to subsection 7.5(b)(xi)(A), minus

(iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, and any “additional interest” in respect of registration rights arrangements for any securities (including any Senior Notes), in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income”: for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in such Consolidated Net Income:

(i) any net income (loss) of any Person if such Person is not the Borrower or a Restricted Subsidiary, except that the Borrower’s or any Restricted Subsidiary’s net income for such period shall be increased by the aggregate amount actually dividended or distributed or that (as determined by the Borrower in good faith, which determination shall be conclusive) could have been dividended or distributed by such Person during such period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(ii) solely for purposes of determining the amount available for Restricted Payments under subsection 7.5(a)(iii)(A), any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Loan Documents, the Senior Notes, the Senior Notes Indenture, the ABL Loan Documents, the ABS Documents, the CMBS Documents and any Interest Rate Agreements relating to any of the foregoing, and (z) restrictions in effect on the Restatement Effective Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted

Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Restatement Effective Date as determined by the Borrower in good faith), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that (as determined by the Borrower in good faith, which determination shall be conclusive) could have been made by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)),

(iii) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined by the Borrower in good faith) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Borrower or any Restricted Subsidiary,

(iv) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges (or any amortization thereof) associated with the Transactions or any acquisition, merger or consolidation, whether or not completed), any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses, any signing, retention or completion bonuses, and any costs associated with curtailments or modifications to pension and post-retirement employee benefit plans,

(v) the cumulative effect of a change in accounting principles,

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments,

(vii) any unrealized gains or losses in respect of Hedge Agreements,

(viii) any unrealized foreign currency transaction gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(ix) any noncash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards,

(x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation or transaction gains or losses, including in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary,

(xi) any noncash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other noncash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), noncash charges for deferred tax valuation allowances and noncash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP,

(xii) any impairment charge or asset write-off, including any charge or write-off related to intangible assets, long-lived assets or investments in debt and equity securities, and any amortization of intangibles,

(xiii) expenses related to noncash compensation related expenses,

(xiv) any fees and expenses (or amortization thereof), and any charges or costs, in connection with any acquisition, Investment, Asset Disposition, issuance of Capital Stock, issuance, repayment or refinancing of Indebtedness, or amendment or modification of any agreement or instrument relating to any Indebtedness (in each case, whether or not completed, and including any such transaction consummated prior to the Restatement Effective Date), and

(xv) to the extent covered by insurance and actually reimbursed (or the Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption;

provided, further, that the exclusion of any item pursuant to the foregoing clauses (i) through (xv) shall also exclude the tax impact of any such item, if applicable.

Notwithstanding the foregoing, for the purpose of subsection 7.5(a)(iii)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Borrower to increase the amount of Restricted Payments permitted under such covenant pursuant to subsection 7.5(a)(iii)(C) or 7.5(a)(iii)(D).

In addition, for purposes of subsection 7.5(a)(iii), Consolidated Net Income for any period ending on or prior to the Restatement Effective Date shall be determined based upon the net income (loss) reflected in the consolidated financial statements of the Borrower for such period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary, and the Transactions shall not constitute a sale or disposition under clause (iii) above for purposes of such determination.

“Consolidated Secured Indebtedness”: as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) and any Ratio Tested Commitment Amount that is either (x) then secured by Liens on property or assets of the Borrower and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby) or (y) incurred (or in the case of any Ratio Tested Commitment Amount, established) pursuant to clause (i) of the definition of “Maximum Incremental Facilities Amount” or subsection 7.1(b)(i)(II), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness under the ABL Facility and (B) cash, Cash Equivalents and Temporary Cash Investments held by the Borrower and its Restricted Subsidiaries as of the end of the most recent four consecutive fiscal quarters of the Borrower ending prior to the date of such determination for which consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available.

“Consolidated Secured Leverage Ratio”: as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Borrower ending prior to the date of such determination for which consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available, provided that:

(i) if, since the beginning of such period, the Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(ii) if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period;

(iii) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period; and

(iv) Excluded Junior Capital (and Consolidated Interest Expense in respect thereof) shall be excluded from the calculation of the Consolidated Secured Leverage Ratio;

provided that, (x) in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to subsection 7.2(k)(i) in respect of Indebtedness Incurred pursuant to subsection 7.1(b)(i)(II) or clause (i) of the definition of “Maximum Incremental Facilities Amount” and in part pursuant to one or more other clauses of subsection 7.2 (other than subsection 7.2(r)), as provided in clause (w) of the second sentence of subsection 7.2, any calculation of the Consolidated Secured Leverage Ratio, including in the definition of “Maximum Incremental Facilities Amount,” shall not include any such Indebtedness (and shall not give effect to any Discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of subsection 7.2 and (y) in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to subsection 7.2(r) and in part pursuant to one or more other clauses of subsection 7.2 (other than subsection 7.2(k)(i) in respect of Indebtedness Incurred pursuant to subsection 7.1(b)(i)(II) or clause (i) of the definition of “Maximum Incremental Facilities Amount”), as provided in clause (x) of the second sentence of subsection 7.2, any calculation of the Consolidated Secured Leverage Ratio shall not include any such Indebtedness (and shall not give effect to any Discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of subsection 7.2.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a Responsible Officer of the Borrower.

“Consolidated Tangible Assets”: as of any date of determination, the total assets less the sum of the goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which such a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness”: as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the Borrower and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit), Capitalized Lease Obligations, debt obligations evidenced by bonds, debentures, notes or similar instruments, Disqualified Stock, and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding (x) items eliminated in Consolidation and (y) Hedging Obligations), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness under the ABL Facility and (B) cash, Cash Equivalents and Temporary Cash Investments held by the Borrower and its Restricted Subsidiaries as of the

end of the most recent four consecutive fiscal quarters of the Borrower ending prior to the date of such determination for which consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available.

“Consolidated Total Leverage Ratio”: as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as at such date (after giving effect to any Incurrence or Discharge of Indebtedness on such date) to (y) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters of the Borrower ending prior to the date of such determination for which consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available, provided that:

(i) if, since the beginning of such period, the Borrower or any Restricted Subsidiary shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period;

(ii) if, since the beginning of such period, the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period;

(iii) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period; and

(iv) Excluded Junior Capital (and Consolidated Interest Expense in respect thereof) shall be excluded from the calculation of the Consolidated Total Leverage Ratio;

provided that, for purposes of the foregoing calculation, in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part pursuant to subsection 7.1(b)(x) or 7.1(b)(xvi) (other than by reason of the respective proviso to such subsection 7.1(b)(x) or 7.1(b)(xvi)) and in part pursuant to one or more other clauses of subsection 7.1(b) and/or (unless the Borrower at its option has elected to disregard Indebtedness being Incurred on the date of determination in part pursuant to the respective proviso to subsection 7.1(b)(x) or 7.1(b)(xvi) for purposes of calculating the Consolidated Coverage Ratio for Incurring Indebtedness on the date of determination in part under subsection 7.1(a)) pursuant to subsection 7.1(a) (as provided in subsections 7.1(c)(ii) and 7.1(c)(iii)), Consolidated Total

Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of subsection 7.1(b) and/or pursuant to subsection 7.1(a), and shall not give effect to any Discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Total Leverage Ratio that otherwise would be included in Consolidated Total Indebtedness.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a Responsible Officer of the Borrower.

“Consolidation”: the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Borrower in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Contingent Obligation”: with respect to any Person, any obligation of such Person guaranteeing any obligation that does not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Amounts”: the aggregate amount of capital contributions applied by the Borrower to permit the Incurrence of Contribution Indebtedness pursuant to subsection 7.1(b)(xii).

“Contribution Indebtedness”: Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions, the proceeds from the issuance of Disqualified Stock or contributions by the Borrower or any Restricted Subsidiary) made to the capital of the Borrower or such Restricted Subsidiary after the Restatement Effective Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is Incurred within 180 days after the receipt of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to a certificate signed by a Responsible Officer of the Borrower on the date of Incurrence thereof.

“Covered Liability”: as defined in subsection 10.23.

“Credit Facilities”: one or more of (i) the Term Loan Facility, (ii) the ABL Facility, (iii) the ABS Facility (unless otherwise designated by the Borrower as not a Credit Facility), (iv) the CMBS Facility (unless otherwise designated by the Borrower as not a Credit Facility) and (v) any other facilities or arrangements designated by the Borrower, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables, inventory or real estate financings (including through the sale of receivables, inventory, real estate and/or other assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables, inventory, real estate and/or other assets or the creation of any Liens in respect of such receivables, inventory, real estate and/or other assets in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark and copyright security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Facility Indebtedness”: any and all amounts, whether outstanding on the Restatement Effective Date or thereafter Incurred, payable under or in respect of any Credit Facility, including any principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Restricted Subsidiary, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Currency Agreement”: in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice (other than, in the case of subsection 8(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 8, has been satisfied.

“Default Notice”: as defined in subsection 8(e).

“Defaulting Lender”: any Agent or Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Designated Noncash Consideration”: noncash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to a certificate signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent, setting forth the basis of such valuation.

“Designated Preferred Stock”: Preferred Stock of the Borrower (other than Disqualified Stock) or any Parent that is issued after the Restatement Effective Date for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to a certificate signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent; provided that the cash proceeds of such issuance shall be excluded from the calculation set forth in subsection 7.5(a)(iii)(B).

“Designation Date”: as defined in subsection 2.6(f).

“Discharge”: as defined in the definition of “Consolidated Coverage Ratio.”

“Discount Prepayment Accepting Lender”: as defined in subsection 3.4(i).

“Discount Range”: as defined in subsection 3.4(i).

“Discount Range Prepayment Amount”: as defined in subsection 3.4(i).

“Discount Range Prepayment Notice”: a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to subsection 3.4(i) substantially in the form of Exhibit K.

“Discount Range Prepayment Offer”: the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Administrative Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date”: as defined in subsection 3.4(i).

“Discount Range Proration”: as defined in subsection 3.4(i).

“Discounted Prepayment Determination Date”: as defined in subsection 3.4(i).

“Discounted Prepayment Effective Date”: in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, five Business Days following the receipt by each relevant Term Loan Lender of notice from the Administrative Agent in accordance with subsection 3.4(i)(ii), subsection 3.4(i)(iii) or subsection 3.4(i)(iv), as applicable unless a shorter period is agreed to between the Borrower and the Administrative Agent.

“Discounted Term Loan Prepayment”: as defined in subsection 3.4(i).

“Disinterested Directors”: with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Borrower, or one or more members of the Board of Directors of a Parent, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any Parent or any options, warrants or other rights in respect of such Capital Stock or by reason of such member receiving any compensation in respect of such member’s role as director.

“Disqualified Lender”: any competitor of the Borrower and its Restricted Subsidiaries that is in the same or a similar line of business as the Borrower and its Restricted Subsidiaries or any affiliate of such competitor, in each case designated in writing by the Borrower to the Administrative Agent from time to time.

“Disqualified Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition or other disposition or “Asset Disposition” as defined in the Senior Notes Indenture) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an Asset Disposition or other disposition or “Asset Disposition” as defined in the Senior Notes Indenture), in whole or in part, in each case on or prior to the Initial Term Loan Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Foreign Subsidiary.

“Dormant Subsidiary”: any Subsidiary of the Borrower that carries on no operations, had revenues of less than $4.0 million during the most recently completed period of four consecutive fiscal quarters of the Borrower and has total assets of less than $4.0 million as of the last day of such period; provided that the assets of all Subsidiaries constituting Dormant Subsidiaries shall at no time exceed $20.0 million in the aggregate and the revenues of all Subsidiaries constituting Dormant Subsidiaries for any four consecutive fiscal quarters shall at no time exceed $20.0 million in the aggregate.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Costs”: any and all costs or expenses (including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

“Environmental Laws”: any and all U.S. or foreign federal, state, provincial, territorial, foreign, local or municipal laws, rules, orders, enforceable guidelines, orders-in-council, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment (including ambient air, indoor air, surface water, groundwater, land surface, subsurface strata and natural resources such as wetlands, flora and fauna), as have been, or now or at any relevant time hereafter are, in effect.

“Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

“Equipment”: vehicles consisting of refrigerated straight trucks, tractor trucks, refrigerated van trailers, other trucks and trailers with refrigeration units, and other vans, trucks, tractors and trailers.

“Equity Offering”: a sale of Capital Stock (x) that is a sale of Capital Stock of the Borrower (other than Disqualified Stock) or (y) the proceeds of which are (or are intended to be) contributed to the equity capital of the Borrower or any of its Restricted Subsidiaries.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Adjusted LIBOR Rate.

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Proceeds”: as defined in subsection 7.4(b)(ii).

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Contribution”: Net Cash Proceeds, or the Fair Market Value (as of the date of contribution) of property or assets, received by the Borrower as capital contributions to the Borrower after the Restatement Effective Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Borrower, in each case to the extent designated as an Excluded Contribution pursuant to a certificate signed by a Responsible Officer of the Borrower and not previously included in the calculation set forth in subsection 7.5(a)(iii)(B)(x) for purposes of determining whether a Restricted Payment may be made.

“Excluded Information”: as defined in subsection 3.4(i).

“Excluded Junior Capital”: any Specified Equity Contributions (as defined in the ABL Credit Agreement) that consist of Junior Capital included in the calculation of consolidated EBITDA thereunder for the prior 12 month period, in an amount not to exceed the amount required to effect compliance with subsection 8.1 (or any similar provision) of the ABL Credit Agreement.

“Excluded Liability”: any liability that is excluded under the Bail-In Legislation from the scope of any Bail-In Action including, without limitation, any liability excluded pursuant to Article 44 of the Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Excluded Subsidiary”: any (a) Special Purpose Subsidiary, (b) Subsidiary of a Foreign Subsidiary, (c) Unrestricted Subsidiary, (d) Immaterial Subsidiary, (e) Dormant Subsidiary, (f) Captive Insurance Subsidiary, (g) Domestic Subsidiary that is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or (h) Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes”: any (a) Taxes measured by or imposed upon the net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, (b) franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof and (c) Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and any Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Loan Document.

“Exempt Sale and Leaseback Transaction”: any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 180 days of the acquisition of such property by the Borrower or any of its Subsidiaries or (b) that involves property with a book value equal to the greater of $200.0 million and 4.5% of Consolidated Tangible Assets or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons.

“Existing Loan”: as defined in subsection 2.6(a).

“Existing Tranche”: as defined in subsection 2.6(a).

“Extended Loan”: as defined in subsection 2.6(a).

“Extended Tranche”: as defined in subsection 2.6(a).

“Extending Lender”: as defined in subsection 2.6(b).

“Extension”: any extension of Term Loans pursuant to subsection 2.6.

“Extension Amendment”: as defined in subsection 2.6(c).

“Extension Date”: as defined in subsection 2.6(d).

“Extension Election”: as defined in subsection 2.6(b).

“Extension of Credit”: as to any Lender, the making of a Loan by such Lender.

“Extension Request”: as defined in subsection 2.6(a).

“Extension Series”: all Extended Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Loans provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule.

“Facility”: each of (a) the Initial Term Loan Commitments and Extensions of Credit made thereunder, (b) Incremental Commitments of the same Tranche and Extensions of Credit made thereunder, (c) any Extended Loans of the same Extension Series and Extensions of Credit made thereunder and (d) any Specified Refinancing Commitments of the same Tranche and Extensions of Credit made thereunder, and collectively the “Facilities.”

“Fair Market Value”: with respect to any asset or property, the fair market value of such asset or property as determined in good faith by senior management of the Borrower or the Board of Directors of the Borrower, whose determination shall be conclusive.

“FATCA”: Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable), and any regulations or administrative authority promulgated thereunder, and any agreements entered into pursuant to Section 1471(b)(1) of the Code as in effect on the Restatement Effective Date (or any amended or successor version that is substantively comparable), and, for the avoidance of doubt, any intergovernmental agreement (and related legislation, rules or practices) in connection with implementing any of the foregoing.

“Federal District Court”: as defined in subsection 10.13(a).

“Federal Funds Effective Rate”: as defined in the definition of the term “ABR” in this subsection 1.1.

“Financing Disposition”: any sale, transfer, conveyance or other disposition of, or creation or incurrence of any Lien on, property or assets (a) by the Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets or (b) by the Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity that is not a Special Purpose Subsidiary.

“Fixed GAAP Date”: July 3, 2007; provided that at any time after the Restatement Effective Date, the Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Borrowing Base,” “Capitalized Lease Obligation,” “Consolidated Coverage Ratio,” “Consolidated EBITDA,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Secured Indebtedness,” “Consolidated Secured Leverage Ratio,” “Consolidated Tangible Assets,” “Consolidated Total Indebtedness,” “Consolidated Total Leverage Ratio,” “Consolidation,” “Inventory” and “Receivables,” (b) all defined terms in the Loan Documents to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of the Loan Documents that, at the Borrower’s election, may be specified by the Borrower by written notice to the Administrative Agent from time to time.

“Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, which a Subsidiary of the Borrower sponsors or maintains, or to which it makes or is obligated to make contributions.

“Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Borrower or any of its Subsidiaries, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority.

“Foreign Subsidiary”: (i) any Restricted Subsidiary of the Borrower that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (ii) any Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”: any Restricted Subsidiary of the Borrower that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), and intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“GAAP”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Borrower (or any applicable Parent) may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of May 11, 2011, made by the Borrower and the Guarantors party thereto in favor of the Administrative Agent and the Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Guarantor Subordinated Obligations”: with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Restatement Effective Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Guarantors”: the collective reference to each Subsidiary Guarantor that is from time to time party to the Guarantee and Collateral Agreement; individually, a “Guarantor.”

“Hedge Agreements”: collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements.

“Hedging Obligations”: of any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement.

“Holding”: US Foods Holding Corp., a Delaware corporation, and any successor in interest thereto.

“Identified Participating Lenders”: as defined in subsection 3.4(i).

“Identified Qualifying Lenders”: as defined in subsection 3.4(i).

“IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary”: any Subsidiary of the Borrower designated by the Borrower to the Administrative Agent in writing that had (a) total consolidated revenues of less than 2.5% of the total consolidated revenues of the Borrower and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered under subsection 6.1 and (b) total consolidated assets of less than 2.5% of the total consolidated assets of the Borrower and its Subsidiaries as of the last day of such period; provided that (x) for purposes of subsection 6.9, any Special Purpose Subsidiary shall be deemed to be an “Immaterial Subsidiary” and (y) Immaterial Subsidiaries (other than any Special Purpose Subsidiary) shall not, in the aggregate, (1) have had revenues in excess of 10.0% of the total consolidated revenues of the Borrower and its Subsidiaries during the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered under subsection 6.1 or (2) have had total assets in excess of 10.0% of the total consolidated assets of the Borrower and its Subsidiaries as of the last day of such period. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing as of the last day of any such four consecutive fiscal quarter period shall continue to be deemed an

“Immaterial Subsidiary” hereunder until the date that is 60 days following the delivery of annual or quarterly financial statements pursuant to subsection 6.1 with respect to the last quarter of such four consecutive fiscal quarter period.

“Increase Supplement”: as defined in subsection 2.5(c).

“Incremental Commitment Amendment”: as defined in subsection 2.5(d).

“Incremental Commitments”: as defined in subsection 2.5(a).

“Incremental Indebtedness”: Indebtedness incurred after the Restatement Effective Date by the Borrower pursuant to and in accordance with subsection 2.5.

“Incremental Loans”: as defined in subsection 2.5(d).

“Incremental Lenders”: as defined in subsection 2.5(b).

“Incremental Revolving Commitments”: as defined in subsection 2.5(a).

“Incremental Term Loan”: any Loan made pursuant to an Incremental Term Loan Commitment.

“Incremental Term Loan Commitments”: as defined in subsection 2.5(a).

“Incur”: issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will be deemed not to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness”: with respect to any Person on any date of determination (without duplication):

(i) the principal of indebtedness of such Person for borrowed money;

(ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto;

(v) all Capitalized Lease Obligations of such Person;

(vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Borrower other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by senior management of the Borrower, the Board of Directors of the Borrower or the Board of Directors of the issuer of such Capital Stock);

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (B) the amount of such Indebtedness of such other Persons;

(viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and

(ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time);

provided that Indebtedness shall not include Contingent Obligations Incurred in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

“Indemnified Liabilities”: as defined in subsection 10.5.

“Indemnitee”: as defined in subsection 10.5.

“Individual Lender Exposure”: as to any Lender, the sum of such Lender’s Loan Exposure.

“Initial Term Loan”: any Term Loan made pursuant to subsection 2.1(a) and the Second Amendment; and collectively, the “Initial Term Loans”.

“Initial Term Loan Commitment”: as to any Lender, its obligation to make Initial Term Loans to the Borrower pursuant to subsection 2.1(a) and the Second Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A under the heading “Term Loan Commitment” as such amount may be adjusted or reduced pursuant to the terms hereof and thereof. The original aggregate amount of the Initial Term Loan Commitment on the Restatement Effective Date is $2,200.0 million.

“Initial Term Loan Maturity Date”: June 27, 2023.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in subsection 4.8.

“Intercreditor Agreement”: the Intercreditor Agreement, dated as of July 3, 2007, among the Administrative Agent, the Collateral Agent, the ABL Administrative Agent and the ABL Collateral Agent, and acknowledged by certain of the Loan Parties, amended, restated, supplemented or otherwise modified from time to time in accordance therewith or herewith.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Term Loan is outstanding, and the final maturity date of such Term Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, (i) each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period.

“Interest Period”: with respect to any Eurocurrency Loan:

(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months, or, if available to all relevant Lenders, twelve months or a shorter period thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months, or, if available to all relevant Lenders, twelve months or a shorter period thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that would otherwise extend beyond the applicable Maturity Date shall end on the applicable Maturity Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurocurrency Loan during an Interest Period for such Term Loan.

“Interest Rate Agreement”: with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Interpolated Screen Rate”: in relation to the LIBOR Rate for any Loan, the rate which results from interpolating on a linear basis between (a) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on the ICE Benchmark Administration page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“Inventory”: goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

“Investment”: in any Person by any other Person, means any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and subsection 7.5 only,

(i) “Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Borrower, which determination shall be conclusive) at the time of such transfer and (iii) for purposes of subsection 7.5(a)(iii)(C) the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to subsection 7.5(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to subsection 7.5(a).

“Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.

“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency.

“Investment Grade Securities”: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investors”: (i) the CD&R Investors and the KKR Investors, (ii) any Person that acquired Voting Stock of Holding on or prior to July 3, 2007 and any Affiliate of such Person, and (iii) any of their respective successors in interest.

“IPO”: the initial public offering of Holdings common stock, which closed on June 1, 2016.

“Judgment Conversion Date”: as defined in subsection 10.8(a).

“Judgment Currency”: as defined in subsection 10.8(a).

“Junior Capital”: collectively, any Indebtedness of any Parent or the Borrower that (a) is not secured by any asset of the Borrower or any Restricted Subsidiary, (b) is expressly subordinated to the prior payment in full of the Loans on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies sponsored by either of the Sponsors (as determined in good faith by the Borrower, which determination shall be conclusive), (c) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the Initial Term Loan Maturity Date (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Borrower, Capital Stock of any Parent or any other Junior Capital), (d) has no mandatory redemption or prepayment obligations other than (x) obligations that are subject to the prior payment in full in cash of the Loans or (y) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (e) does not require the payment of cash interest until the date that is 91 days following the Initial Term Loan Maturity Date.

“KKR”: Kohlberg Kravis Roberts & Co. L.P and any successor in interest thereto.

“KKR Investors”: the collective reference to (i) KKR and (ii) any Affiliate of any Person referred to in clause (i) of this definition.

“Lead Arrangers”: Citigroup Global Markets Inc. on behalf of Citibank, N.A., Citicorp USA, Inc. and Citicorp North America, Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., Goldman Sachs Lending Partners LLC, ING Capital LLC, JPMorgan Chase Bank, N.A., KKR Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Natixis, New York Branch, Coöperatieve Rabobank U.A., New York Branch and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunning Managers under this Agreement.

“LCT Election”: as defined in subsection 1.2(h).

“LCT Test Date”: as defined in subsection 1.2(h).

“Lender Default”: (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such refusal or failure has been cured, (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (iii) an Agent or Lender has admitted in writing that it is insolvent or such Agent or Lender becomes subject to a Lender-Related Distress Event or (iv) an Agent or Lender has become the subject of a Bail-In Action.

“Lender Joinder Agreement”: as defined in subsection 2.5(c).

“Lender-Related Distress Event”: with respect to any Agent or Lender or any person that directly or indirectly controls such Agent or Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt, or such Distressed Person has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in any Agent or Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lenders”: the several banks and other financial institutions from time to time party to this Agreement acting in their capacity as lenders, together with, in each case, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by written notice to the Administrative Agent and the Borrower, to make any Loans available to the Borrower; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to subsection 10.1, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent. For the avoidance of doubt, the term “Lenders” shall not include any Disqualified Lenders.

“Leverage Excess Proceeds”: as defined in subsection 7.4(b).

“Liabilities”: collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

“LIBOR Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be:

(a) the arithmetic average of the London Interbank Offered Rates administered by the ICE Benchmark Administration (or any Person that takes over administration of such rate) for deposits in Dollars for a duration equal to or comparable to the duration of such Interest Period which appear on the relevant Reuters Monitor Money Rates Service page for the applicable currency (being currently the page designated as “LIBO”) (or such other commercially available source providing quotations of the London Interbank Offered Rates for deposits in Dollars as may be designated by the Administrative Agent from time to time and as consented to by the Borrower) at or about 11:00 A.M. (London time) two London Business Days before the first day of such Interest Period; or

(b) if no such page (or other source) is available and it is not possible to calculate an Interpolated Screen Rate for the applicable Loan, the Interpolated Screen Rate; or

(c) if no such page (or other source) is available, the arithmetic mean of the rates (rounded upwards to the nearest 1/100th of 1.00% per annum) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market two London Business Days before the first day of such Interest Period for deposits in Dollars of a duration equal to the duration of such Interest Period; provided that any Reference Bank that has failed to provide a quote in accordance with subsection 3.6(c) shall be disregarded for purposes of determining the mean.

“Lien”: any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction”: (x) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person or any other Investment permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or prepayment.

“Loan”: each Term Loan, Incremental Loan, Extended Loan and Specified Refinancing Loan, as the context requires; collectively, the “Loans.”

“Loan Documents”: this Agreement, any Notes, the Intercreditor Agreement, the Guarantee and Collateral Agreement and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

“Loan Exposure”: as to any Lender, at any time, the aggregate Commitments (or, if such Commitments have terminated or expired, the aggregate amount then outstanding of Loans made pursuant to such Commitments) and outstanding Loans then constituted by such Lender’s Commitment (or, if such Commitment has terminated or expired, the aggregate amount then outstanding of Loans made pursuant to such Commitment) and outstanding Loans.

“Loan Parties”: the Borrower and each Restricted Subsidiary that is a party to a Loan Document as a Guarantor or pledgor under any of the Security Documents; individually, a “Loan Party.” No Excluded Subsidiary shall be a Loan Party.

“Management Advances”: (1) loans or advances made to directors, management members, officers, employees or consultants of any Parent, the Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $20.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under subsection 7.1.

“Management Agreements”: collectively (i) the Share Subscription Agreements, each dated as of July 3, 2007, between Holding and each of the Investors party thereto, (ii) the Indemnification Agreements, each dated as of July 3, 2007, among Holding and the Borrower and each of (a) CD&R and each CD&R Investor and (b) KKR and each KKR Investor, or Affiliates thereof, respectively, (iii) the Amended and Restated Registration Rights Agreement, dated as of June 1, 2016, among Holding and the Investors party thereto and any other Person party thereto from time to time, (iv) the Amended and Restated Stockholders Agreement, dated as of June 1, 2016, by and among Holding and the Investors party thereto and any other Person party thereto from time to time, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement and (v) any other agreement primarily providing for indemnification and/or contribution for the benefit of any Permitted Holder in respect of Liabilities resulting from, arising out of or in connection with, based upon or relating to (a) any management consulting, financial advisory, financing, underwriting or placement services or other investment banking activities, (b) any offering of securities or other financing activity or arrangement of or by any Parent or any of its Subsidiaries or (c) any action or failure to act of or by any Parent or any of its Subsidiaries (or any of their respective predecessors); in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

“Management Guarantees”: guarantees (x) of up to an aggregate principal amount outstanding at any time of $30.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent, the Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $15.0 million in the aggregate outstanding at any time.

“Management Indebtedness”: Indebtedness Incurred to (a) any Person other than a Management Investor of up to an aggregate principal amount outstanding at any time of $30.0 million, and (b) any Management Investor, in each case, to finance the repurchase or other acquisition of Capital Stock of the Borrower, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by subsection 7.5.

“Management Investors”: the officers, directors, employees and other members of the management of any Parent, the Borrower or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower, any Restricted Subsidiary or any Parent.

“Management Stock”: Capital Stock of the Borrower, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of capital stock of the Borrower or any direct or indirect parent company on the date of declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability as to any Loan Party party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent and the Lenders under the Loan Documents, in each case taken as a whole.

“Material Restricted Subsidiary”: any Restricted Subsidiary other than one or more Restricted Subsidiaries designated by the Borrower that in the aggregate do not constitute Material Subsidiaries.

“Material Subsidiaries”: Subsidiaries of the Borrower constituting, individually or in the aggregate (as if such Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Materials of Environmental Concern”: any chemicals, substances, materials, wastes, pollutants, contaminants or compounds in any form or regulated under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos, toxic mold, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: as the context may require, the Initial Term Loan Maturity Date, for any Incremental Commitments the “Maturity Date” set forth in the applicable Incremental Commitment Amendment, for any Extended Tranche the “Maturity Date” set forth in the applicable Extension Amendment, and for any Specified Refinancing Tranche the “Maturity Date” set forth in the applicable Specified Refinancing Amendment.

“Maximum Incremental Facilities Amount”: at any date of determination, an amount (i) such that, after giving effect to the Incurrence of such amount (or on the date of the initial commitment to lend such additional amount after giving pro forma effect to the Incurrence of the entire committed amount of such amount), the Consolidated Secured Leverage Ratio shall be less than or equal to 4.75:1.00 (it being understood that (A) if pro forma effect is given to the entire committed amount of any such additional amount on the date of initial borrowing of such

Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, such committed amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause (i) and (B) for purposes of so calculating the Consolidated Secured Leverage Ratio under this clause (i), any additional amount Incurred pursuant to this clause (i) shall be treated as if such amount is Consolidated Secured Indebtedness, regardless of whether such amount is actually secured or is secured by Liens ranking junior to the Liens securing the Senior Credit Facility Obligations) and/or (ii) not to exceed the sum of (x) $900.0 million plus (y) an amount equal to the aggregate principal amount of all prepayments, repayments and redemptions of Loans (including purchases of Term Loans by Holding and its Subsidiaries at or below par) (in each case, other than from the proceeds of Incurrence of long-term refinancing Indebtedness); provided that proceeds from any incurrence under clause (i) or (ii) of this definition may be utilized in a single transaction, by first calculating the incurrence under clause (i) (and disregarding any concurrent incurrence of Indebtedness under clause (ii)) and then calculating the incurrence under clause (ii). For purposes of any determination of the “Maximum Incremental Facilities Amount,” the principal amount of Indebtedness outstanding under clause (i) or (ii) of this definition shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

“Minimum Exchange Tender Condition”: as defined in subsection 2.7(b).

“Minimum Extension Condition”: as defined in subsection 2.6(g).

“Modifying Lender”: as defined in subsection 10.1(h).

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Cash”: with respect to any Asset Disposition (including any Sale and Leaseback Transaction) or Recovery Event, an amount equal to the cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Recovery Event or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, in each case as a consequence of, or in respect of, such Asset Disposition or Recovery Event (including as a consequence of any transfer of funds in connection with the application thereof in accordance with subsection 7.4), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (x) that is secured by any assets subject to such Asset Disposition or involved in such Recovery Event, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition or Recovery Event, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Recovery Event, or to any other Person (other than the Borrower or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition or subject to such Recovery Event, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition or involved in such Recovery Event and retained, indemnified or insured by the Borrower or any Restricted Subsidiary after such Asset Disposition or Recovery Event, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition or Recovery Event, (v) in the case of an Asset Disposition, the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Borrower or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by the Borrower or any Restricted Subsidiary, in either case in respect of such Asset Disposition, (vi) in the case of any Recovery Event, any amount thereof that constitutes or represents reimbursement or compensation for any amount previously paid by the Borrower or any of its Subsidiaries and (vii) in the case of any Asset Disposition by, or Recovery Event relating to, any asset of the Borrower or any Restricted Subsidiary that is not a Subsidiary Guarantor, any amount of proceeds from such Asset Disposition or Recovery Event to the extent (x) subject to any restriction on the transfer thereof directly or indirectly to the Borrower, including by reason of applicable law or agreement (other than any agreement entered into primarily for the purpose of imposing such a restriction) or (y) in the good faith determination of the Borrower (which determination shall be conclusive), the transfer thereof directly or indirectly to the Borrower could reasonably be expected to give rise to or result in (A) any violation of applicable law, (B) any liability (criminal, civil, administrative or other) for any of the officers, directors or shareholders of the Borrower, any Restricted Subsidiary or any Parent, (C) any violation of the provisions of any joint venture or other material agreement governing or binding upon the Borrower or any Restricted Subsidiary, (D) any material risk of any such violation or liability referred to in any of the preceding clauses (A), (B) and (C), (E) any adverse tax consequence for the Borrower, any Restricted Subsidiary or any Parent, or (F) any cost, expense, liability or obligation (including any Tax) other than routine and immaterial out-of-pocket expenses.

“Net Cash Proceeds”: with respect to any issuance or sale of any securities or Indebtedness of the Borrower or any Subsidiary by the Borrower or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale, contribution or Incurrence net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or Incurrence and net of all taxes paid or payable as a result, or in respect, thereof.

“New York Courts”: as defined in subsection 10.13(a).

“New York Supreme Court”: as defined in subsection 10.13(a).

“Non-Consenting Lender”: as defined in subsection 10.1(g).

“Non-Defaulting Lender”: any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”: all Taxes other than Excluded Taxes.

“Non-Extending Lender”: as defined in subsection 2.6(e).

“Non-Modifying Lender”: as defined in subsection 10.1(h).

“Notes”: the Term Loan Notes.

“Obligation Currency”: as defined in subsection 10.8(a).

“Obligations”: with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Borrower or any of its Subsidiaries (other than to any Special Purpose Subsidiaries and the Foreign Subsidiaries) in respect of a purchase of such goods or services.

“Offered Amount”: as defined in subsection 3.4(i).

“Offered Discount”: as defined in subsection 3.4(i).

“OID”: as defined in subsection 2.5(d).

“Original Term Loan Credit Agreement”: as defined in the Recitals hereto.

“Outstanding Amount”: with respect to the Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date.

“Parent”: Holding, any Other Parent and any other Person that is a Subsidiary of Holding or any Other Parent and of which the Borrower is a Subsidiary, in each case, solely for so long as the Borrower remains a Subsidiary of such Person. As used herein, “Other Parent” means a Person of which the Borrower becomes a Subsidiary after the Restatement Effective Date that is designated by the Borrower as an “Other Parent”; provided that either (x) immediately after the Borrower first becomes a Subsidiary of such Person, more than 50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50.0% of the Voting Stock of the Borrower or a Parent of the Borrower immediately prior to the Borrower first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Borrower first becoming a Subsidiary of such Person. The Borrower shall not in any event be deemed to be a “Parent”.

“Parent Expenses”: (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement, any other Transaction Document or any other agreement or instrument relating to Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Borrower or any Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, (v) fees and expenses incurred by any Parent in connection with maintenance and implementation of any management equity incentive plan, and (vi) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant”: as defined in subsection 10.6(c).

“Participant Register”: as defined in subsection 10.6(c).

“Participating Lender”: as defined in subsection 3.4(i).

“Patriot Act”: as defined in subsection 10.18.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Affiliated Assignee”: any Sponsor, any investment fund managed or controlled by any Sponsor and any special purpose vehicle established by any Sponsor or by one or more of such investment funds.

“Permitted Debt Exchange”: as defined in subsection 2.7(a).

“Permitted Debt Exchange Notes”: as defined in subsection 2.7(a).

“Permitted Debt Exchange Offer”: as defined in subsection 2.7(a).

“Permitted Holders”: any of the following: (i) any of the Investors; (ii) any of the Management Investors, CD&R, KKR and their respective Affiliates; (iii) any investment fund or vehicle managed, sponsored or advised by CD&R, KKR or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle; (iv) any limited or general partners of, or other investors in, any CD&R Investor or KKR Investor or any Affiliate thereof, or any such investment fund or vehicle; and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Borrower. In addition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the Restatement Effective Date) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Restatement Effective Date) constitutes or results in a Change of Control in respect of which the Borrower makes all payments of Term Loans and other amounts required by subsection 7.8(a), together with its Affiliates, shall thereafter constitute Permitted Holders.

“Permitted Investment”: an Investment by the Borrower or any Restricted Subsidiary in, or consisting of, any of the following:

(i) (x) a Restricted Subsidiary, (y) the Borrower, or (z) a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of so becoming a Restricted Subsidiary);

(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of such merger, consolidation or transfer);

(iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents;

(iv) receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with subsection 7.4;

(vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Restatement Effective Date, and in each case any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the Restatement Effective Date or (y) as otherwise permitted under this Agreement;

(viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with subsection 7.1;

(ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) made in connection with Liens permitted under subsection 7.2;

(x) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Borrower, or any Parent; provided that if such Parent receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent to the Borrower;

(xi) bonds secured by assets leased to and operated by the Borrower or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Borrower or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

(xii) any Senior Notes;

(xiii) any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock), Capital Stock of any Parent or Junior Capital as consideration;

(xiv) Management Advances;

(xv) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $200.0 million and 4.2% of Consolidated Tangible Assets;

(xvi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of subsection 7.6(b) (except transactions described in clauses (i), (v) and (vi) thereof); including any Investment pursuant to any transaction described in clause (ii) of such subsection 7.6(b) (whether or not any Person party thereto is at any time an Affiliate of the Borrower);

(xvii) any Investment by any Captive Insurance Subsidiary in connection with its provision of insurance to the Borrower or its Subsidiaries which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary or by reason of applicable law, rule, regulation or order, or is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable; and

(xviii) other Investments in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $225.0 million and 4.8% of Consolidated Tangible Assets.

If any Investment pursuant to clause (xv) or (xviii) above, or subsection 7.5(b)(vii) or 7.5(b)(xii), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xviii) above, or subsection 7.5(b)(vii) or 7.5(b)(xii), as applicable.

“Permitted Lien”: any Lien that is described in any of the clauses of subsection 7.2.

“Permitted Payment”: as defined in subsection 7.5(b).

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”: as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Prepayment Date”: as defined in subsection 3.4(e).

“Pricing Grid”: with respect to the Initial Term Loans:

Consolidated Secured Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans
Greater than 3.25:1.00	2.25%	3.25%
Equal to or less than 3.25:1.00	2.00%	3.00%

“Prime Rate”: as defined in the definition of “ABR”.

“Purchase”: as defined in the definition of “Consolidated Coverage Ratio.”

“Purchase Money Obligations”: any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualifying Lender”: as defined in subsection 3.4(i).

“Rating Agency”: Moody’s or S&P or, if Moody’s or S&P or both shall not make an applicable rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be.

“Real Property”: land, buildings, structures and other improvements located thereon, fixtures attached thereto, and rights, privileges, easements and appurtenances related thereto, and related property interests.

“Receivable”: a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower and its Restricted Subsidiaries constituting Collateral giving rise to Net Available Cash to such Loan Party in excess of $50.0 million, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Borrower or any Restricted Subsidiary in respect of such casualty or condemnation.

“Reference Banks”: Citibank, N.A., Deutsche Bank AG New York Branch, BMO Harris Bank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Bank of America, N.A., Morgan Stanley Bank, N.A., Natixis, New York Branch, Coöperatieve Rabobank U.A., New York Branch and Wells Fargo Bank, National Association; or such additional or other banks as may be appointed by the Administrative Agent (and consented to by such additional or other bank) and reasonably acceptable to the Borrower Representative; provided that, at any time, the maximum number of Reference Banks does not exceed 10.

“refinance”: refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.

“Refinancing Indebtedness”: Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Restatement Effective Date or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted by this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Borrower or of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided that:

(1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, of the Initial Term Loans),

(2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with subsection 7.1 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, and

(3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to subsection 7.1 or (y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Refunding Capital Stock”: as defined in subsection 7.5(b)(i).

“Register”: as defined in subsection 10.6(b).

“Regulation S-X”: Regulation S-X promulgated by the SEC, as in effect on the Restatement Effective Date.

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Related Business”: those businesses in which the Borrower or any of its Subsidiaries is engaged on the Restatement Effective Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

“Related Parties”: with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s affiliates and “Related Party” shall mean any of them.

“Related Taxes”: (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state, foreign, provincial or local taxes measured by income, and federal, state, foreign, provincial or local withholding imposed by any government or other taxing authority on payments made by any Parent other than to another Parent), required to be paid by any Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Borrower, any of its Subsidiaries or any Parent), or being a holding company of the Borrower, any of its Subsidiaries or any Parent or receiving dividends from or other distributions in respect of the Capital Stock of the Borrower, any of its Subsidiaries or any Parent, or having guaranteed any obligations of the Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Borrower or any of its Subsidiaries is permitted to make payments to any Parent pursuant to the covenant described under subsection 7.5, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Borrower or any Subsidiary thereof, (y) any taxes of a Parent attributable (1) to any taxable period (or portion thereof) ending on or prior to the Restatement Effective Date or incurred in connection with the Transactions or (2) to any Parent’s receipt of (or entitlement to) any payment in connection with the Transactions including any payment received after the Restatement Effective Date pursuant to any agreement related to the Transactions or (z) any other federal, state, foreign, provincial or local taxes measured by income for which any Parent is liable, up to an amount not to exceed, with respect to federal taxes, the amount of any such taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated basis as if the Borrower had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to state, foreign, provincial or local taxes, the amount of any such taxes that the Borrower and its Subsidiaries would have been required to pay on a separate company basis, or on a consolidated, combined, unitary or affiliated basis as if the Borrower had filed a consolidated, combined, unitary or affiliated return on behalf of an affiliated group (as defined in the applicable state, foreign, provincial or local tax laws for filing such return) consisting only of the Borrower and its Subsidiaries (in each case, reduced by any such taxes paid directly by the Borrower or its Subsidiaries to the applicable Governmental Authority). Taxes shall include all interest, penalties and additions relating thereto.

“Release”: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Material of Environmental Concern in, into, onto or through the environment.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Intercreditor Agreement”: as defined in subsection 7.8.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 or any successor regulation thereto.

“Repricing Transaction”: other than in connection with a Transformative Acquisition or a transaction involving a Change of Control, the prepayment in full of the Initial Term Loans by the Borrower with the proceeds of secured term loans (including any new, amended or additional loans or Term Loans under this Agreement, whether as a result of an amendment to this Agreement or otherwise), that are broadly marketed or syndicated to banks and other institutional investors in financings similar to the Term Loan Facility and having an effective interest cost or weighted average yield (as determined prior to such prepayment by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement, structuring, syndication or commitment fees in connection therewith, and excluding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance, but including any Adjusted LIBOR Rate floor or similar floor that is higher than the then applicable Adjusted LIBOR Rate) that is less than the interest rate for or weighted average yield (as determined prior to such prepayment by the Administrative Agent on the same basis) of the Initial Term Loans, including as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Initial Term Loans.

“Required Lenders”: Lenders the sum of whose outstanding Individual Lender Exposures represent at least a majority of the sum of the aggregate amount of all Commitments (or, if such Commitments have terminated or expired, the aggregate amount then outstanding of Loans made pursuant to such Commitments) and outstanding Loans of Non-Defaulting Lenders.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any nonbinding recommendation of any Governmental Authority.

“Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person; (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person; (c) with respect to subsection 6.7 and without limiting the foregoing, the general counsel of such Person; (d) with respect to ERISA matters, the senior vice president - human resources (or substantial equivalent) of such Person; and (e) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person.

“Restatement Effective Date”: June 27, 2016.

“Restricted Payment”: as defined in subsection 7.5(a).

“Restricted Payment Transaction”: any Restricted Payment permitted pursuant to subsection 7.5, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition).

“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Rollover Indebtedness”: Indebtedness of a Loan Party issued to any Lender in lieu of all or part of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to subsection 3.4(a); so long as (other than in connection with a refinancing in full of the applicable Tranche of Term Loans) such Indebtedness (1) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Rollover Indebtedness and (2) would not have a weighted average life to maturity earlier than the weighted average life to maturity of the Term Loans being repaid.

“RS Funding”: RS Funding Inc., a Nevada corporation.

“S&P”: Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale”: as defined in the definition of “Consolidated Coverage Ratio.”

“Sale and Leaseback Transaction”: any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

“SEC”: the United States Securities and Exchange Commission.

“Second Amendment”: the Second Amendment, dated as of June 27, 2016, among the Administrative Agent, the Collateral Agent, the Borrower and the lenders party thereto.

“Section 2.6 Additional Amendment”: as defined in subsection 2.6(c).

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Secured Party Representative”: as defined in the Intercreditor Agreement.

“Securities Act”: the United States Securities Act of 1933, as amended from time to time.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and delivered or caused to be delivered to the Collateral Agent pursuant to subsection 6.9(a) or 6.9(b), in each case, as amended, supplemented, waived or otherwise modified from time to time.

“Senior Credit Facilities”: collectively, the Term Loan Facility and the ABL Facility.

“Senior Notes”: the 5.875% Senior Notes due 2024, of the Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Senior Notes Indenture”: the Indenture, dated as of the Restatement Effective Date, by and among the Borrower, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, governing the Senior Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Set”: the collective reference to Eurocurrency Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Settlement Service”: as defined in subsection 10.6(b).

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solicited Discount Proration”: as defined in subsection 3.4(i).

“Solicited Discounted Prepayment Amount”: as defined in subsection 3.4(i).

“Solicited Discounted Prepayment Notice”: an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to subsection 3.4(i)(iv) substantially in the form of Exhibit M.

“Solicited Discounted Prepayment Offer”: the irrevocable written offer by each Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date”: as defined in subsection 3.4(i).

“Solvent” and “Solvency”: with respect to the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Restatement Effective Date means (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Borrower”, “Restatement Effective Date”, “Subsidiary” and “Transactions”, which have the meanings set forth in this Agreement) shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit P).

“Special Purpose Entity”: (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets and/or (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets) and/or (iii) financing or refinancing in respect of Capital Stock of any Special Purpose Subsidiary.

“Special Purpose Financing”: any financing or refinancing of assets consisting of or including Receivables and/or Real Property of the Borrower or any Restricted Subsidiary that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary).

“Special Purpose Financing Expense”: for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees.

“Special Purpose Financing Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing.

“Special Purpose Financing Undertakings”: representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by the Borrower or any of its Restricted Subsidiaries that the Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations, or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by the Borrower or any Restricted Subsidiary, in respect of any Special Purpose Financing or Financing Disposition or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the Borrower, which determination shall be conclusive) in connection with any collateralized mortgage backed securitization or any other Special Purpose Financing or Financing Disposition in respect of Real Property, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable Bankruptcy Law, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by the Borrower or a Restricted Subsidiary that is not a Special Purpose Subsidiary.

“Special Purpose Subsidiary”: any Subsidiary of the Borrower that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and/or (ii) acquiring, selling, leasing, financing or refinancing Real Property and/or related rights (including under leases and insurance policies) and/or assets (including managing, exercising and disposing of any such rights and/or assets), all proceeds thereof and all rights (contractual and other), collateral and/or other assets relating thereto, and/or (iii) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Borrower.

“Specified Discount”: as defined in subsection 3.4(i)(ii).

“Specified Discount Prepayment Amount”: as defined in subsection 3.4(i).

“Specified Discount Prepayment Notice”: an irrevocable written notice of the Borrower of Discounted Term Loan Prepayment made pursuant to subsection 3.4(i)(ii) substantially in the form of Exhibit I.

“Specified Discount Prepayment Response”: the written response by each Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date”: as defined in subsection 3.4(i).

“Specified Discount Proration”: as defined in subsection 3.4(i).

“Specified Existing Tranche”: as defined in subsection 2.6(a).

“Specified Refinancing Amendment”: an amendment to this Agreement effecting the incurrence of Specified Refinancing Commitments in accordance with subsection 2.8.

“Specified Refinancing Indebtedness”: Indebtedness incurred by the Borrower pursuant to and in accordance with subsection 2.8.

“Specified Refinancing Lenders”: as defined in subsection 2.8(b).

“Specified Refinancing Loans”: as defined in subsection 2.8(a).

“Specified Refinancing Revolving Commitment”: as defined in subsection 2.8(a).

“Specified Refinancing Revolving Loans”: as defined in subsection 2.8(a).

“Specified Refinancing Term Loan Commitment”: as defined in subsection 2.8(a).

“Specified Refinancing Term Loans”: as defined in subsection 2.8(a).

“Specified Refinancing Tranche”: Specified Refinancing Commitments with the same terms and conditions made on the same day and any Supplemental Term Loan Commitments or Supplemental Revolving Commitments and Loans in respect thereof, as applicable, added to such Tranche pursuant to subsection 2.6.

“Sponsors”: CD&R and KKR.

“Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

“Statutory Reserves”: for any day as applied to a Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding $1,000.0 million against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Submitted Amount”: as defined in subsection 3.4(i).

“Submitted Discount”: as defined in subsection 3.4(i).

“Subordinated Obligations”: any Indebtedness of the Borrower (whether outstanding on the Restatement Effective Date or thereafter Incurred) that is expressly subordinated in right of payment to the Obligations hereunder and under the Loan Documents pursuant to a written agreement.

“Subsidiary”: of any Person, means any corporation, association, partnership or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantee”: the guarantee of the obligations of the Borrower under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement.

“Subsidiary Guarantor”: each Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) of the Borrower that executes and delivers a Subsidiary Guarantee, in each case, unless and until such time as the respective Subsidiary Guarantor ceases to constitute a Wholly Owned Domestic Subsidiary of the Borrower or is released from all of its obligations under the Subsidiary Guarantee in accordance with the terms and provisions thereof or hereof.

“Successor Company”: as defined in subsection 7.3(a).

“Supervisory Review Process”: as defined in subsection 3.10(c).

“Supplemental Revolving Commitments”: as defined in subsection 2.5(a).

“Supplemental Term Loan Commitments”: as defined in subsection 2.5(a).

“Tax Sharing Agreement”: the Tax Sharing Agreement, dated as of July 3, 2007, between the Borrower and Holding, as amended and restated, as the same may be further amended, supplemented, waived or otherwise modified from time to time.

“Taxes”: any and all present or future taxes, levies, imposts, duties, fees, withholdings or charges of a similar nature (including penalties, interest and other liabilities with respect thereto) that are imposed by any Governmental Authority.

“Temporary Cash Investments”: any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof or obligations Guaranteed by the United States of America or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization); (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments)

maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under a Credit Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made; (iii) repurchase obligations for underlying securities or instruments of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) Investments in commercial paper, maturing not more than 24 months after the date of acquisition, issued by a Person (other than that of the Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization); (v) Investments in securities maturing not more than 24 months after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization); (vi) Indebtedness or Preferred Stock (other than of the Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization); (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or distribution); (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act; and (ix) similar investments approved by the Board of Directors in the ordinary course of business.

“Term Loan”: each Initial Term Loan, Incremental Term Loan, Extended Term Loan or Specified Refinancing Term Loan, as the context requires; collectively, the “Term Loans”.

“Term Loan Commitment”: as to any Lender, its Initial Term Loan Commitments, Incremental Commitments, Supplemental Revolving Commitments, Supplemental Term Loan Commitments, and Specified Refinancing Commitments (collectively, as to all the Term Loan Lenders at the time of determination, the “Term Loan Commitments”).

“Term Loan Facility”: the collective reference to this Agreement, any Loan Documents, any notes, any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under this Agreement or one or more other credit agreements, indentures or financing agreements or otherwise), except to the extent such agreement, instrument or document expressly provides that it is not intended to be and is not a Term Loan Facility hereunder. Without limiting the generality of the foregoing, the term “Term Loan Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Term Loan Facility Obligations”: obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or that would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents.

“Term Loan Lender”: any Lender at the time of determination having a Term Loan Commitment hereunder and/or a Term Loan outstanding hereunder; and all such Lenders collectively the “Term Loan Lenders.”

“Term Loan Note”: as defined in subsection 2.2(a); collectively, the “Term Loan Notes.”

“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which (a) such Lender’s Term Loans then outstanding constitutes of (b) the sum of all of the Term Loans then outstanding.

“Total Credit Percentage”: as to any Lender at any time, the percentage of the aggregate Commitments and outstanding Term Loans then constituted by such Lender’s Commitment and outstanding Term Loans. In making determinations pursuant to the preceding sentence, the dollar equivalent of all amounts expressed in currencies other than Dollars shall be utilized.

“Trade Payables”: with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Tranche”: (i) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Initial Term Loans or Initial Term Loan Commitments, (2) Incremental Term Loans or Incremental Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to subsection 2.5, (3) Extended Term Loans (of the same Extension Series) or (4) Specified Refinancing Term Loans or Specified Refinancing Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to subsection 2.5 and (ii) with respect to revolving loans or commitments, refers to whether such revolving loans or commitments are (1) Incremental Revolving Commitments or Incremental Revolving Loans with the same terms and conditions made on the same day and any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to subsection 2.5, (2) revolving loans or extended revolving commitments of the same Extension Series or (3) Specified Refinancing Revolving Loans or Specified Refinancing Revolving Commitments with the same terms and conditions made on the same day any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to subsection 2.5.

“Transactions”: collectively, any or all of the following: (i) the entry into this Agreement and the Incurrence of Indebtedness hereunder by one or more of the Borrower and its Subsidiaries; (ii) the issuance and sale by the Borrower of the Senior Notes and the entry into the Senior Notes Indenture; (iii) the IPO; (iv) the refinancing in full of the outstanding principal amount of all term loans under the Original Term Loan Credit Agreement; (iv) the redemption, in whole or in part, of the 2011 Senior Notes; (v) the refinancing of certain other existing Indebtedness of the Borrower, including the refinancing or repayment, in whole or in part, of the CMBS Facility; and (vi) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

“Transferee”: any Participant or Assignee.

“Transformative Acquisition”: any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Capital Stock”: as defined in subsection 7.5(b)(i).

“Type”: the type of Loan determined based on the interest option applicable thereto, with there being two Types of Loans hereunder, namely ABR Loans and Eurocurrency Loans.

“UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time.

“U.S. Tax Compliance Certificate”: as defined in subsection 3.11(b).

“Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided that (A) such designation was made at or prior to the Restatement Effective Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under subsection 7.5. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Borrower could Incur at least $1.00 of additional Indebtedness under subsection 7.1(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to subsection 7.1(b). Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“Voting Stock”: shares of Capital Stock entitled to vote generally in the election of directors.

“Wholly Owned Domestic Subsidiary”: as to any Person, any Domestic Subsidiary of such Person that is a Material Restricted Subsidiary of such Person, and of which such Person owns, directly or indirectly through one or more Wholly Owned Domestic Subsidiaries, all of the Capital Stock of such Domestic Subsidiary.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to.”

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) “or” is not exclusive; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and (iii) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

(f) Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(g) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (g), and any Default, Event of Default or specified Event of Default, as applicable, occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(h) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio; or

(ii) testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Tangible Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds of such Incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Consolidated EBITDA or Consolidated Tangible Assets of the Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments, Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds thereof) have been consummated.

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS.

2.1 Term Loans.

(a) Term Loans Generally. Subject to the terms and conditions hereof, each Initial Term Loan Lender severally agrees to make in a single draw on the Restatement Effective Date, one or more term loans in Dollars to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule A hereto under the heading “Term Loan Commitment,” as such amount may be adjusted or reduced pursuant to the terms hereof, which term loans may be made in cash or, if agreed by the Borrower, by exchange of all or any portion of such Initial Term Loan Lender’s Term Loans (as defined under the Original Term Loan Credit Agreement) outstanding immediately prior to the Restatement Effective Date into Initial Term Loans pursuant to the Second Amendment, or a combination thereof.

(b) Term Loans. The Term Loans:

(i) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans; and

(ii) shall be made by each Term Loan Lender in an aggregate principal amount which does not exceed the Term Loan Commitment of such Term Loan Lender.

Once repaid, Term Loans incurred hereunder may not be reborrowed.

2.2 Term Loan Notes.

(a) Term Loan Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender made on or prior to the Restatement Effective Date with respect to its Term Loan made on such date, or in connection with any subsequent assignment pursuant to subsection 10.6(b), in order to evidence such Term Loan, the Borrower will execute and deliver to such Term Loan Lender a promissory note substantially in the form of Exhibit A (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Term Loan Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Term Loan Lender and in a principal amount equal to the unpaid principal amount of the applicable Term Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Term Loan Lender to the Borrower. Each Term Loan Note shall be dated the Restatement Effective Date and shall be payable as provided in subsection 2.2(b) and provide for the payment of interest in accordance with subsection 3.1.

(b) Amortization. the aggregate Initial Term Loans of all the Term Loan Lenders shall be payable in consecutive quarterly installments beginning September 30, 2016 up to and including the Initial Term Loan Maturity Date (subject to reduction as provided in subsection 3.4), on the dates set forth below and in the principal amounts, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount
Each March 31, June 30, September 30 and December 31 ending prior to the Initial Term Loan Maturity Date	0.25% of the aggregate initial principal amount of the Initial Term Loans on the Restatement Effective Date

Initial Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Initial Term Loans

2.3 Procedure for Initial Term Loan Borrowing. The Borrower shall have given the Administrative Agent notice prior to 9:30 A.M. (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion), New York City time (which notice shall be irrevocable after funding) on the Restatement Effective Date specifying the amount of the Initial Term Loans to be borrowed on the Restatement Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having an Initial Term Loan Commitment will make the amount of its pro rata share of the Initial Term Loan Commitments available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 Noon, New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice), on the Restatement Effective Date in funds immediately available to the Administrative Agent (except as otherwise agreed by Borrower pursuant to subsection 2.1(a)(iii)). The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.4 Record of Loans.

(a) Lender Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) Register. The Administrative Agent shall maintain the Register pursuant to subsection 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c) Evidence. The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.5 Incremental Facility.

(a) So long as no Event of Default under subsection 8(a) or 8(f) exists or would arise therefrom, the Borrower shall have the right, at any time and from time to time after the Restatement Effective Date, (i) to request new term loan commitments under one or more new term loan credit facilities to be included in this Agreement (the “Incremental Term Loan Commitments”), (ii) to increase any then-existing Tranche of Term Loans by requesting new term loan commitments to be added to such existing Tranche of Term Loans (the “Supplemental Term Loan Commitments”), (iii) to request new commitments under one or more new revolving facilities to be included in this Agreement, which new revolving facilities may include one or more subfacilities for letters of credit or swing line loans (the “Incremental Revolving Commitments”), and (iv) to increase any then existing Tranche of revolving commitments by requesting new revolving loan commitments be added to such existing Tranche of revolving commitments (the “Supplemental Revolving Commitments,” and together with the Incremental Term Loan Commitments, Supplemental Term Loan Commitments and Incremental Revolving Commitments, the “Incremental Commitments”), provided that, (i) the aggregate amount of Incremental Commitments permitted pursuant to this subsection 2.5 shall not exceed, at the time the respective Incremental Commitment becomes effective (and after giving effect to the Incurrence of Indebtedness in connection therewith and the application of proceeds of any such Indebtedness, including to refinance other Indebtedness), an amount that could then be Incurred under this Agreement in compliance with subsection 7.1(b)(i)(II) or the definition of “Maximum Incremental Facilities Amount” and (ii) if any portion of an Incremental Commitment is to be incurred in reliance on clause (i) of the definition of “Maximum Incremental Facilities Amount”, the Borrower shall have delivered a certificate to the Administrative Agent, certifying compliance with the financial test set forth in such clause. Any loans made in respect of any such Incremental Commitment (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall be made by creating a new Tranche.

(b) Each request from the Borrower pursuant to this subsection 2.5 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or other financial institution (any such bank or other financial institution, an “Additional Incremental Lender”, and the Additional Incremental Lenders together with any existing Lender providing Incremental Commitments, the “Incremental Lenders”); provided that if such Additional Incremental Lender is not already a Lender hereunder or any affiliate of a Lender hereunder or an Approved Fund, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (it being understood that any such Additional Incremental Lender that is an Affiliated Lender shall be subject to the provisions of subsections 10.6(h) and 10.6(i), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment).

(c) Supplemental Term Loan Commitments and Supplemental Revolving Commitments shall become commitments under this Agreement pursuant to a supplement specifying the Tranche of Term Loans or revolving commitments to be increased, executed by the Borrower and each increasing Lender substantially in the form attached hereto as Exhibit G (the “Increase Supplement”) or by each Additional Incremental Lender substantially in the form attached hereto as Exhibit H (the “Lender Joinder Agreement”), as the case may be, which shall be delivered to the Administrative Agent for recording in the Register. An Increase Supplement or Lender Joinder Agreement may, without the consent of any other Lender, effect such amendments (including to subsection 2.2(b)) to the Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this subsection 2.5. Upon effectiveness of the Lender Joinder Agreement each Additional Incremental Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or commitments made pursuant to such Supplemental Revolving Commitment shall be revolving commitments hereunder, as applicable.

(d) Incremental Commitments (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall become commitments under this Agreement pursuant to an amendment (an “Incremental Commitment Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each applicable Incremental Lender. An Incremental Commitment Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, (x) to effect the provisions of this subsection 2.5, and/or (y) so long as such amendments are not materially adverse to the other Lenders, to maintain the fungibility of any such Incremental Term Loans with any tranche of then outstanding Term Loans, provided, however, that (i) (A) the Incremental Commitments will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, and will be secured by the same Collateral securing the Term Loan Facility Obligations or (at the Borrower’s option) will be unsecured, (B) the Incremental Commitments and any incremental loans drawn thereunder (the “Incremental Loans”) shall rank pari passu in right of payment with or (at the Borrower’s option) junior to the Term Loan Facility Obligations and (C) no Incremental Commitment Amendment may provide for (I) any Incremental Commitment or any Incremental Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans and (II) so long as any Initial Term Loans are outstanding, any mandatory prepayment from the Net Cash Proceeds of Asset Dispositions (other than any Asset Disposition in respect of any assets, business or Person the acquisition of which was financed, all or in part, with Incremental Loans provided pursuant to such Incremental Commitment Amendment and the disposition of which was contemplated by any definitive agreement in respect of such acquisition) or Recovery Event, to the extent the Net Cash Proceeds of such Asset Disposition or Recovery Event are required to be applied to repay the Initial Term Loans pursuant to subsection 3.4(c), on more than a ratable basis with the Initial Term Loans (after giving effect to any amendment in accordance with subsection 10.1(d)(v)); (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) the maturity date and the weighted average life to maturity of such Incremental Term Loan

Commitments shall be no earlier than or shorter than, as the case may be, the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable); (iv) the interest rate margins and (subject to clause (iii) above) amortization schedule applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Incremental Lenders; provided that in the event that the applicable interest rate margins for any term loans Incurred by the Borrower under any Incremental Term Loan Commitment made on or prior to the 12-month anniversary of the Restatement Effective Date are higher than the applicable interest rate margin for the Initial Term Loans by more than 50 basis points, then the Applicable Margin for the Initial Term Loans shall be increased to the extent necessary so that the applicable interest rate margin for the Initial Term Loans is equal to the applicable interest rate margins for such Incremental Term Loan Commitment minus 50 basis points; provided further that, in determining the applicable interest rate margins for the Initial Term Loans and the Incremental Term Loans, (A) original issue discount (“OID”) or upfront fees payable generally to all participating Incremental Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Initial Term Loans or any Incremental Term Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity) (provided that, if the Initial Term Loans are issued in a manner such that all Initial Term Loans were not issued with a uniform amount of OID or upfront fees within the Tranche of Initial Term Loans, the amount of OID and upfront fees attributable to the entire Tranche of Initial Term Loans shall be determined on a weighted average basis); (B) any arrangement, structuring or fees payable in connection with the Incremental Term Loans that are not shared with all Additional Incremental Lenders providing such Incremental Term Loans shall be excluded; and (C) if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Initial Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Initial Term Loans shall be required, to the extent an increase in the interest rate floor for the Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Initial Term Loans shall be increased by such amount; (v) such Incremental Commitment Amendment may provide for (1) the inclusion, as appropriate, of Additional Incremental Lenders in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder, (2) class voting and other class protections for any additional credit facilities, (3) the amendment of the definitions of “Disqualified Stock”, “Junior Capital” and “Refinancing Indebtedness”, in each case only to extend the maturity date and the weighted average life to maturity requirements, from the Initial Term Loan Maturity Date and remaining weighted average life to maturity of the Initial Term Loans to the extended maturity date and the remaining weighted average life to maturity of such Incremental Term Loans, as applicable; and (vi) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment Amendment, shall otherwise be reasonably satisfactory to the Borrower, provided that to the extent such terms and documentation are not consistent with, in the case of Incremental Term Loans, the terms and documentation governing the Initial Term Loans (except to the extent permitted by clause (iii), (iv), (v) or (vi) above), they shall be reasonably satisfactory to the Borrower and the Administrative Agent.

(e) Notwithstanding any provision of this Agreement to the contrary, for purposes of this Agreement, including the provisions of this subsection 2.5, after giving effect to the transactions contemplated by the Second Amendment, the Second Incremental Term Loan Commitments (as defined in the Second Amendment) shall constitute Initial Term Loan Commitments hereunder (and shall not constitute Incremental Term Loan Commitments or Incremental Commitments hereunder) and the Second Incremental Term Loans (as defined in the Second Amendment) shall constitute Initial Term Loans hereunder (and shall not constitute Incremental Term Loans or Incremental Loans hereunder).

2.6 Extension Amendments.

(a) The Borrower may at any time and from time to time request that all or a portion, including one or more Tranches, of any commitments or the Loans (including any Extended Loans), each existing at the time of such request (each, an “Existing Tranche” and the Loans of such Tranche, the “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, “Extended Tranche” and the Loans of such Tranche, the “Extended Loans”) and to provide for other terms consistent with this subsection 2.6. Subject to the provisions of this subsection 2.6, the Borrower may elect to extend an Existing Tranche by combining the Existing Loans thereunder with existing Extended Loans, in which case such Existing Loans shall become Extended Loans and shall constitute an Extension Series with such existing Extended Loans. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which Extension Request may be modified, revoked, or revoked and reissued by the Borrower at any time prior to the effectiveness of the Extension Amendment. The terms of an Extended Tranche to be established pursuant to an Extension Amendment shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”) except (w) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (x) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any change in margins contemplated by the preceding clause (A), (y) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment, and (z) amortization with respect to the Extended Term Tranche may be greater or lesser than amortization for the Specified Existing Tranche, so long as the Extended Term Tranche does not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Specified Existing Tranche; provided that, notwithstanding anything to the contrary in this subsection 2.6 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions than the assignment and participation provisions applicable to Initial Term Loans set forth in subsection 10.6. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Term Loans or revolving commitments, as applicable, from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b) The Borrower shall provide the applicable Extension Request at least 10 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to (i) provisions related to maturity, interest margins, fees or amortization referenced in subsection 2.6(a) clauses (w) through (z), and (ii) the definitions of “Disqualified Stock”, “Junior Capital” and “Refinancing Indebtedness” to amend the maturity date and the weighted average life to maturity requirements, from the Initial Term Loan Maturity Date and weighted average life to maturity of the Term Loans to the extended maturity date and the weighted average life to maturity of such Extended Tranche, as applicable, and which, in each case, except to the extent expressly contemplated by the third to last sentence of this subsection 2.6(c) and notwithstanding anything to the contrary set forth in subsection 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders. No Extension Amendment shall provide for any Extended Tranche in an aggregate principal amount that is less than $15.0 million. Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of subsection 10.1 to any Section 2.6 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.6 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.6 Additional Amendments do not become effective prior to the time that such Section 2.6 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.6 Additional Amendments to become effective in accordance with subsection 10.1; provided, further, that no Extension Amendment may provide for (a) any

Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Specified Existing Tranches and (b) with respect to Extended Loans that are Term Loans, so long as any Loans of the Specified Existing Tranche from which such Extended Loans were converted are outstanding, any mandatory prepayment provisions that do not also apply to such Specified Existing Tranche on a pro rata basis. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this subsection 2.6 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.6 Additional Amendment. In connection with any Extension Amendment, at the request of the Administrative Agent or the Extending Lenders, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and (B) if, on any Extension Date, any revolving loans of any Extending Lender are outstanding under the applicable Specified Tranches, such loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date; provided that any Extended Tranche or Extended Loans may, to the extent provided in the applicable Extension Amendment, be designated as part of any Tranche of Term Loans or Extension Series established on or prior to the date of such Extension Amendment.

(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all or any part of its rights and obligations under this Agreement with respect to the Existing Loans to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Borrower’s option, by the Borrower) to such Non-Extending Lender concurrently with such Assignment and Acceptance or (B) prepay the Loans and, at the Borrower’s option, if applicable, terminate the commitments of such Non-Extending Lender, in whole or in part, subject to subsection 3.12, without premium or penalty. In connection with any such replacement under this subsection 2.6, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at the Borrower’s option, by the Borrower) to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(f) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Loans or commitments, as applicable deemed to be an Extended Loan or commitments, as applicable, under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion). Following a Designation Date, the Existing Loans or commitments, as applicable, held by such Lender so elected to be extended will be deemed to be Extended Loans or commitments, as applicable, of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

(g) With respect to all Extensions consummated by the Borrower pursuant to this subsection 2.6, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of subsection 3.4 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection 2.6 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including subsections 3.4 and 3.8) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this subsection 2.6.

2.7 Permitted Debt Exchanges. (a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans of a particular Tranche, as selected by the Borrower, the Borrower may from time to time following the

Restatement Effective Date consummate one or more exchanges of Term Loans of such Tranche for Indebtedness in the form of unsecured notes or loans, or secured notes or loans ranking pari passu with or junior to the Term Loans (such notes or loans, as applicable, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (iv) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) based on their respective aggregate principal amounts of outstanding Term Loans of the applicable Tranche, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent and (vi) any applicable Minimum Exchange Tender Condition shall be satisfied. Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this subsection 2.7, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of subsection 3.4 and (ii) such Permitted Debt Exchange Offer shall be made for not less than $15.0 million in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this subsection 2.7 and without conflict with subsection 2.7(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion).

(d) The Borrower shall be responsible for compliance with, and hereby agree to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange (other than the Borrower’s reliance on any certificate delivered by a Lender pursuant to subsection 2.7(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

(e) The Borrower shall have the right, by written notice to the Administrative Agent, to modify, revoke and rescind, or revoke and reissue its offer to make a Permitted Debt Exchange and the notice provided pursuant to subsection 2.7(c) therefor at its discretion at any time prior to consummation of such Permitted Debt Exchange.

2.8 Specified Refinancing Facilities.

(a) The Borrower may, from time to time, add new term loan commitments under one or more new term loan credit facilities to be included in this Agreement (the “Specified Refinancing Term Loan Commitments”) and new revolving credit facilities (the “Specified Refinancing Revolving Commitments”, and, together with the Specified Refinancing Term Loan Facilities, the “Specified Refinancing Commitments”) to the Facilities to refinance all or any portion of any Tranche of Loans then outstanding under this Agreement; provided that (i) the Specified Refinancing Commitments will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, and will be secured by the same Collateral securing the Term Loan Facility Obligations (so long as any such Specified Refinancing Amendments (and related Obligations) are subject to an Intercreditor Agreement) or (at the Borrower’s option) will be unsecured, (ii) the Specified Refinancing Term Loan Commitments and any term loans drawn thereunder (the “Specified Refinancing Term Loans”) and Specified Refinancing Revolving Commitments and revolving loans drawn thereunder (the “Specified Refinancing Revolving Loans” and, together with the Specified Refinancing Term Loans, the “Specified Refinancing Loans”) shall rank pari passu in right of payment with or (at the Borrower’s option) junior to the Term Loan Facility Obligations, (iii) no Specified Refinancing Amendment may provide for any Specified Refinancing Commitments or any Specified Refinancing Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Term Loan Facility Obligations, (iv) the Specified Refinancing Commitments will have such pricing, amortization (subject to clause (vi) below) and optional and mandatory prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof, (v) the maturity date of any Specified

Refinancing Revolving Commitments shall be no earlier than, and no scheduled mandatory commitment reduction in respect thereof shall be required prior to, the Maturity Date of the Tranche of Loans being refinanced, (vi) the maturity date and the weighted average life to maturity of the Specified Refinancing Term Loan Commitments shall be no earlier than or shorter than, as the case may be, the Maturity Date of the Tranche of Term Loans being refinanced or the remaining weighted average life to maturity of the Term Loans being refinanced, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Maturity Date of the Tranche of Term Loans being refinanced or the remaining weighted average life to maturity of the Term Loans being refinanced, as applicable), (vii) the Net Cash Proceeds of such Specified Refinancing Commitments shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of revolving loans, a corresponding amount of revolving commitments shall be permanently reduced), in each case pursuant to subsection 3.4; and (viii) the Specified Refinancing Commitments shall not have a principal or commitment amount greater than the Loans being refinanced plus the aggregate amount of all fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

(b) Each request from the Borrower pursuant to this subsection 2.8 shall set forth the requested amount and proposed terms of the relevant Specified Refinancing Commitments. The Specified Refinancing Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution (any such bank or other financial institution, an “Additional Specified Refinancing Lender”, and the Additional Specified Refinancing Lenders together with any existing Lender providing Specified Refinancing Commitments, the “Specified Refinancing Lenders”); provided that if such Additional Specified Refinancing Lender is not already a Lender hereunder or an Affiliate of a Lender hereunder or an Approved Fund, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (it being understood that any such Additional Specified Refinancing Lender that is an Affiliated Lender shall be subject to the provisions of subsections 10.6(h) and 10.6(i), mutatis mutandis, to the same extent as if such Specified Refinancing Commitments and related Obligations had been obtained by such Lender by way of assignment).

(c) Specified Refinancing Commitments shall become facilities under this Agreement pursuant to a Specified Refinancing Amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each applicable Specified Refinancing Lender. Any Specified Refinancing Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this subsection 2.8, in each case on terms consistent with this subsection 2.8.

(d) Any loans made in respect of any such Specified Refinancing Commitment shall be made by creating a new Tranche. Each Specified Refinancing Facility made available pursuant to this subsection 2.8 shall be in a minimum aggregate amount of at least $15.0 million (or such lower minimum amounts as agreed to by the Administrative Agent in its reasonable discretion). Any Specified Refinancing Amendment may provide for the issuance of letters of credit for the account of the Borrower or any Restricted Subsidiary, or the provision to the Borrower of swing line loans, pursuant to any Specified Refinancing Revolving Commitments established thereby.

(e) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Specified Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Specified Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Commitments incurred pursuant thereto (including the addition of such Specified Refinancing Commitments as separate “Facilities” and “Tranches” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Specified Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent and the Lenders providing such Specified Refinancing Commitments, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this subsection 2.8.

SECTION 3 GENERAL PROVISIONS.

3.1 Interest Rates and Payment Dates.

(a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBOR Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

(c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (w) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection 3.1 plus 2.00%, (x) in the case of overdue interest, the rate that would be otherwise applicable to principal of the related Loan pursuant to the relevant foregoing provisions of this subsection 3.1 plus 2.00% (other than clause (w) above) and (y) in the case of other amounts, the rate described in paragraph (b) of this subsection 3.1 for ABR Loans plus 2.00%, in each case from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection 3.1 shall be payable from time to time on demand.

(e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

3.2 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert outstanding Loans from Eurocurrency Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Loans from ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three Business Days’ (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) prior irrevocable notice of such election. Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have given notice to the Borrower that no such conversions may be made, and (ii) no Term Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the applicable Maturity Date.

(b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent of the length of the next Interest Period to be applicable to such Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, provided that no Eurocurrency Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the applicable Maturity Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this subsection 3.2(b) or if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this subsection 3.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

3.3 Minimum Amounts of Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Set shall be equal to $5.0 million or a whole multiple of $1.0 million in excess thereof, and so that there shall not be more than 15 Sets in any one Tranche at any one time outstanding.

3.4 Optional and Mandatory Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans made to it, in whole or in part, subject to subsection 3.12, without premium or penalty, upon notice by the Borrower to the Administrative Agent at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Eurocurrency Loans), and prior to 2:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion) on the date of prepayment (in the case of ABR Loans). Such notice shall specify (i) the date and amount of prepayment, (ii) the Tranche or Tranches of Loans to be prepaid (and, if more than one Tranche is to be prepaid, the allocation of such prepayment among such Tranches), and (iii) whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof, and, if a combination thereof, the principal amount allocable to each. Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given and is not revoked, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 3.12 and accrued interest to such date on the amount prepaid. Partial prepayments of Loans pursuant to this subsection 3.4(a) shall be applied to the respective installments of principal of such Loans in such order as the Borrower may direct. Partial prepayments pursuant to this subsection 3.4(a) shall be in multiples of $1.0 million; provided that, notwithstanding the foregoing, any Loan may be prepaid in its entirety. If at any time after the Restatement Effective Date and on or prior to the six-month anniversary thereof, the Borrower pursuant to this subsection 3.4(a) makes an optional prepayment in full of the Initial Term Loans pursuant to a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium of 1.00% of the aggregate principal amount of Initial Term Loans being prepaid. If at any time after the Restatement Effective Date and on or prior to the six-month anniversary thereof any Lender is replaced pursuant to subsection 10.1(g) or 10.1(h) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under subsection 10.6(g) to replace the Initial Term Loans) that results in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to subsection 10.1(g) or 10.1(h)) shall receive a fee equal to 1.00% of the principal amount of the Initial Term Loans of such Lender assigned to a replacement Lender pursuant to subsection 10.1(g) or 10.1(h).

(b) [Reserved.]

(c) The Borrower shall, in accordance with subsections 3.4(d) and 3.4(e), prepay the Term Loans to the extent required by subsection 7.4(b)(ii) (subject to subsection 7.4(c)).

(d) Subject to the last sentence of subsection 3.4(f) and subsection 3.4(j), each prepayment of Term Loans pursuant to subsection 3.4(c) shall be allocated pro rata among the

Initial Term Loans, the Incremental Term Loans, the Extended Term Loans and the Specified Refinancing Term Loans; provided that, at the request of the Borrower, in lieu of such application on a pro rata basis among all Tranches of Term Loans, such prepayment may be applied to any Tranche of Term Loans so long as the maturity date of such Tranche of Term Loans precedes the maturity date of each other Tranche of Term Loans then outstanding or, in the event more than one Tranche of Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Term Loans then outstanding, to such Tranches on a pro rata basis. Each prepayment of Term Loans pursuant to subsection 3.4(a) shall be applied within each applicable Tranche of Term Loans to the respective installments of principal thereof in the manner directed by the Borrower (or, if no such direction is given, in direct order of maturity). Each prepayment of Term Loans pursuant to subsection 3.4(c) shall be applied within each applicable Tranche of Term Loans, first, to the accrued interest on the principal amount of Term Loans being prepaid and, second, to the respective installments of principal thereof in the manner directed by the Borrower (or, if no such direction is given in direct order of maturity). Notwithstanding any other provision of this subsection 3.4, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Term Loans pursuant to subsection 3.4(a) or 3.4(c), exchange such Lender’s portion of the Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).

(e) The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans pursuant to subsection 3.4(c) promptly (and in any event within five Business Days) upon becoming obligated to make such prepayment. Such notice shall state that the Borrower is offering to make such mandatory prepayment on or before the date specified in subsection 7.4 (any such date of prepayment, a “Prepayment Date”). Subject to the following sentence, once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the relevant Prepayment Date as required by subsection 3.4 (except as otherwise provided in the last sentence of this subsection 3.4(e)). Any such notice of prepayment pursuant to subsection 3.4(c) may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent, on or prior to the specified effective date) if such condition is not satisfied. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment and the relevant Prepayment Date. In the case of any prepayment pursuant to subsection 3.4(c), each Lender may (in its sole discretion) elect to decline any such prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 A.M., New York City time, on the date that is three Business Days prior to the Prepayment Date (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender may, at the option of the Borrower, be applied to pay or prepay other obligations under the other Credit Facilities, or otherwise be retained by the Borrower and its Subsidiaries or applied by the Borrower or any of its Restricted Subsidiaries in any manner not inconsistent with this Agreement.

(f) Amounts prepaid on account of Term Loans pursuant to subsection 3.4(a) or 3.4(c) may not be reborrowed.

(g) Notwithstanding the foregoing provisions of this subsection 3.4, if at any time any prepayment of the Term Loans pursuant to subsection 3.4(a) or 3.4(c) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under subsection 3.12 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid), to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Borrower); or (ii) make a prepayment of Loans in accordance with subsection 3.4(a) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid); provided that in the case of either clause (i) or (ii) above, such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 3.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans have or has been prepaid.

(h) Notwithstanding anything to the contrary herein, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Term Loans pursuant to subsection 3.4(a), exchange all or part of such Lender’s portion of the Term Loans to be prepaid for Rollover Indebtedness, in lieu of all or such part of such Lender’s pro rata portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents).

(i) Discounted Term Loan Prepayments. Notwithstanding anything in any Loan Document to the contrary, the Borrower may prepay the outstanding Term Loans on the following basis:

(i) Right to Prepay. The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, a Borrower Solicitation of Discount Range Prepayment Offers, or a Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this subsection 3.4(i); provided that the Borrower shall not initiate any action under this subsection 3.4(i) in order to make a Discounted Term Loan Prepayment unless (1) at least 10 Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion); or (2) at least three

Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion). Each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Holding, the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holding, the Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holding, the Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Discounted Term Loan Prepayment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders. Any Term Loans prepaid pursuant to this subsection 3.4(i) shall be immediately and automatically cancelled.

(ii) Borrower Offer of Specified Discount Prepayment. (1) The Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender or to each Lender with respect to any Tranche on a Tranche by Tranche basis, (II) any such offer shall specify the aggregate Outstanding Amount offered to be prepaid (the “Specified Discount Prepayment Amount”), the Tranches of Term Loans subject to such offer and the specific percentage discount to par value (the “Specified Discount”) of the Outstanding Amount of such Loans to be prepaid, (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $500,000, and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Administrative Agent will promptly provide each relevant Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Lenders (or such later date designated by the Administrative Agent and approved by the Borrower) (the “Specified Discount Prepayment Response Date”).

(2) Each relevant Lender receiving such offer shall notify the Administrative Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Outstanding Amount and Tranches of Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Administrative Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept such Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (ii) to each Discount Prepayment Accepting Lender in accordance with the respective Outstanding Amount and Tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to the foregoing clause (2); provided that, if the aggregate Outstanding Amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective Outstanding Amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate Outstanding Amount and the Tranches of all Term Loans to be prepaid at the Specified Discount on such date, and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the Outstanding Amount, Tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with paragraph (vi) below (subject to paragraph (x) below).

(iii) Borrower Solicitation of Discount Range Prepayment Offers. (1) The Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender or to each Lender with respect to any Tranche on a Tranche by Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the relevant Term Loans that the Borrower is willing to prepay at a discount (the “Discount Range Prepayment Amount”), the Tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the Outstanding Amount of such Term Loans willing to be prepaid by the Borrower, (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $500,000, and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Administrative Agent will promptly provide each relevant Term Loan Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Loan Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Loan Lenders (or such later date as may be designated by the Administrative Agent and approved by the Borrower) (the “Discount Range Prepayment Response Date”). Each relevant Term Loan Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans such Lender is willing to have prepaid at the Submitted Discount (the “Submitted Amount”). Any Term Loan Lender whose Discount Range Prepayment Offer is not received by the Administrative Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Administrative Agent shall review all Discount Range Prepayment Offers received by it by the Discount Range Prepayment Response Date and will determine (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this paragraph (iii). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Administrative Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate Outstanding Amount equal to the lesser of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate

Outstanding Amount and of the Tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the Outstanding Amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Discount Range Prepayment Response Date, notify (w) the Borrower of the respective Term Loan Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Term Loan Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount and Tranches of all Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate Outstanding Amount and Tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with paragraph (vi) below (subject to paragraph (x) below).

(iv) Borrower Solicitation of Discounted Prepayment Offers. (1) The Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Administrative Agent with one Business Day’s (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender or to each Lender and with respect to any Tranche on a Tranche by Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the Term Loans and the Tranches of Term Loans the Borrower is willing to prepay at a discount (the “Solicited Discounted Prepayment Amount”), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $500,000, and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Administrative Agent will promptly provide each relevant Term Loan Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Loan Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Loan Lenders (or such later date as may be designated by the Administrative Agent and approved by the Borrower) (the

“Solicited Discounted Prepayment Response Date”). Each Term Loan Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Loan Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Loan Lender whose Solicited Discounted Prepayment Offer is not received by the Administrative Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount to their par value.

(2) The Administrative Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received by it by the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select, at its sole discretion, the smallest of the Offered Discounts specified by the relevant responding Term Loan Lenders in the Solicited Discounted Prepayment Offers that the Borrower is willing to accept (the “Acceptable Discount”), if any. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Administrative Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Administrative Agent setting forth the Acceptable Discount. If the Administrative Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Administrative Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Administrative Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the aggregate Outstanding Amount and the Tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this subsection 3.4(i)(iv). If the Borrower elects to accept any Acceptable Discount, then the Parent agrees to accept all Solicited Discounted Prepayment Offers received by the Administrative Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer to accept prepayment at an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required proration pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this paragraph (3) to each Qualifying Lender in the aggregate

Outstanding Amount and of the Tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the Outstanding Amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Administrative Agent shall promptly notify (w) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Term Loan Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Tranches to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate Outstanding Amount and the Tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with paragraph (vi) below (subject to paragraph (x) below).

(v) Expenses. In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Administrative Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.

(vi) Payment. If any Term Loan is prepaid in accordance with paragraphs (ii) through (iv) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in the applicable currency and in immediately available funds not later than 2:00 P.M. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the Term Loans on a pro rata basis. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this subsection 3.4(i) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate Outstanding Amount of the Tranches of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate Outstanding Amount of the Tranches of Term Loans prepaid on the Discounted Prepayment Effective

Date in any Discounted Term Loan Prepayment. The Lenders hereby agree that, in connection with a prepayment of Term Loans pursuant to this subsection 3.4(i) and notwithstanding anything to the contrary contained in this Agreement, (i) interest in respect of the Loans may be made on a non-pro rata basis among the Lenders holding such Loans to reflect the payment of accrued interest to certain Lenders as provided in this subsection 3.4(i)(vi) and (ii) all subsequent prepayments and repayments of the Loans (except as otherwise contemplated by this Agreement) shall be made on a pro rata basis among the respective Lenders based upon the then outstanding principal amounts of the Loans then held by the respective Lenders after giving effect to any prepayment pursuant to this subsection 3.4(i) as if made at par. It is also understood and agreed that prepayments pursuant to this subsection 3.4(i) shall not be subject to subsection 3.4(a), or, for the avoidance of doubt, subsection 10.7(a) or the pro rata allocation requirements of subsection 3.8(a).

(vii) Other Procedures. To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this subsection 3.4(i), established by the Administrative Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(viii) Notice. Notwithstanding anything in any Loan Document to the contrary, for purposes of this subsection 3.4(i), each notice or other communication required to be delivered or otherwise provided to the Administrative Agent (or its delegate) shall be deemed to have been given upon the Administrative Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(ix) Actions of Administrative Agent. Each of the Borrower and the Lenders acknowledges and agrees that Administrative Agent may perform any and all of its duties under this subsection 3.4(i) by itself or through any Affiliate of the Administrative Agent and expressly consents to any such delegation of duties by the Administrative Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions in this Agreement shall apply to each Affiliate of the Administrative Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this subsection 3.4(i) as well as to activities of the Administrative Agent in connection with any Discounted Term Loan Prepayment provided for in this subsection 3.4(i).

(x) Revocation. The Borrower shall have the right, by written notice to the Administrative Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is so revoked, any failure by such Borrower to make any prepayment to a Lender pursuant to this subsection 3.4(i) shall not constitute a Default or Event of Default under subsection 8(a) or otherwise).

(xi) No Obligation. This subsection 3.4(i) shall not (i) require the Borrower to undertake any prepayment pursuant to this subsection 3.4(i) or (ii) limit or restrict the Borrower from making voluntary prepayments of the Loans in accordance with the other provisions of this Agreement.

(j) Notwithstanding anything to the contrary herein, this subsection 3.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of Term Loans added pursuant to subsections 2.5, 2.6 and 2.8, as applicable, or pursuant to any other credit or letter of credit facility added pursuant to subsection 2.5, 10.1(g) or 10.1(h).

3.5 Administrative Agent’s Fees. The Borrower agrees to pay, or cause to be paid, to the Administrative Agent and the Lead Arrangers any fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Lead Arrangers and the Administrative Agent in connection with this Agreement.

3.6 Computation of Interest and Fees.

(a) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and any other fees and interest based on the Prime Rate shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of an Adjusted LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Statutory Reserves shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.1, excluding any Adjusted LIBOR Rate which is based upon the Reuters Monitor Money Rates Services page and any ABR Loan which is based upon the Prime Rate.

(c) Upon the request of the Administrative Agent, each Reference Bank (whether or not currently a Lender hereunder) agrees that, if such Reference Bank is currently providing quotes for deposits in Dollars to leading banks in the London interbank market, it will promptly (and no later than the Business Day following any such request) supply the Administrative Agent with the rate quoted by such Reference Bank to leading banks in the London interbank market two Business Days before the first day of the relevant Interest Period for deposits in Dollars of a duration equal to the duration of such Interest Period. The Borrower agrees to keep confidential the rate quoted by any Reference Bank and provided to it or the Administrative Agent pursuant to this subsection 3.6(c); provided that such rates may be disclosed (i) to the Sponsors, the Investors, the Borrower, any Restricted Subsidiary and to their respective officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) if the applicable Reference Bank consents to such proposed disclosure (such consent not to be unreasonably withheld) or (iii) to the extent necessary in connection with the exercise of any remedy or enforcement of any rights.

3.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate with respect to any Eurocurrency Loan (the “Affected Rate”) for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans the rate of interest applicable to which is based on the Affected Rate requested to be made on the first day of such Interest Period shall be made as ABR Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Rate shall be converted to or continued as ABR Loans.

3.8 Pro Rata Treatment and Payments.

Each payment (including each prepayment, but excluding payments made pursuant to subsection 2.5, 2.6, 2.7, 2.8, the last two sentences of 3.4(a), 3.9, 3.10, 3.11, 3.12, 3.13(d), 10.1(g) or 10.1(h), and subject to subsection 3.4(h)) by the Borrower on account of principal of and interest on any Tranche of Loans (other than (x) payments in respect of any difference in the Applicable Margin, Adjusted LIBOR Rate or ABR in respect of any Tranche, (y) any payment pursuant to subsection 3.4(c), to the extent declined by any Lender as provided in subsection 3.4(e) and (z) any payments pursuant to subsection 3.4(i), which shall be allocated as set forth in subsection 3.4(i)) shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans of such Tranche then held by the respective Lenders provided that a Lender may, at its option, and if agreed by the Borrower, exchange such Lender’s portion of a Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment, pursuant to subsection 3.4(h). All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 P.M., New York City time), on the due date thereof to the Administrative Agent, for the account of the relevant Lenders at the Administrative Agent’s office specified in subsection 10.2, and shall be made in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day, and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a

Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. This subsection 3.8(a) may be amended in accordance with subsection 10.1(d) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Tranches added pursuant to subsections 2.5, 2.6, 2.8, 10.1(g) and 10.1(h), as applicable.

(a) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to such Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate as quoted by the Administrative Agent, or another bank of recognized standing reasonably selected by the Administrative Agent, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand, from the Borrower and (y) then the Borrower may, without waiving or limiting any rights or remedies it may have against such Lender hereunder or under applicable law or otherwise, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available.

3.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Restatement Effective Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Loan is requested and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.12.

3.10 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Restatement Effective Date (or, if later, the date on which such Lender becomes a Lender):

(i) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Loan made or maintained by it or its obligation to make or maintain Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof, in each case except for Non-Excluded Taxes, Taxes arising under FATCA and Taxes measured by or imposed upon the overall net income, or franchise Taxes, or Taxes measured by or imposed upon overall capital or net worth, or branch Taxes (in the case of such capital, net worth or branch Taxes, imposed in lieu of such net income Tax), of such Lender or its applicable lending office, branch, or any affiliate thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii) shall impose on such Lender any other condition (excluding any Tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans (or any Loan described in clause (i) above) or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans (or any Loan described in clause (i) above), provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 3.10(a) and such amounts, if any, as may be required pursuant to subsection 3.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this subsection 3.10(a), the Borrower shall not be required to compensate a Lender pursuant to this subsection 3.10(a) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor or (ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers. This subsection 3.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Restatement Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations or hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this subsection 3.10(b), the Borrower shall not be required to compensate a Lender pursuant to this subsection 3.10(b) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor or (ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers. This subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(c) Notwithstanding anything to the contrary in this subsection 3.10, the Borrower shall not be required to pay any amount with respect to any additional cost or reduction specified in paragraph (a) or paragraph (b) above, to the extent such additional cost or reduction is attributable, directly or indirectly, to the application of, compliance with or implementation of specific capital adequacy requirements or new methods of calculating capital adequacy, including any part or “pillar” (including Pillar 2 (“Supervisory Review Process”)), of the International Convergence of Capital Measurement Standards: a Revised Framework, published by the Basel Committee on Banking Supervision in June 2004, or any implementation or adoption (whether voluntary or compulsory) thereof, whether by an EC Directive or the FSA Integrated Prudential Sourcebook or any other law or regulation, or otherwise.

3.11 Taxes.

(a) Except as provided below in this subsection or as required by law (which, for purposes of this subsection 3.11, shall include FATCA), all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that if any Non-Excluded Taxes are required to be withheld from any amounts payable by the Borrower to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable by the Borrower shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall be entitled to deduct and withhold, and the Borrower shall not be required to indemnify for any Non-Excluded Taxes, and any such amounts payable by the Borrower or the Administrative Agent to or for the account of any Agent or Lender, shall not be increased (w) if such Agent or Lender fails to comply with the requirements of subsection 3.11(b) or 3.11(c), (x) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after the later of the Restatement Effective Date and the date on which such Agent became an Agent hereunder or such Lender became a Lender (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”), (y) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed (1) as a result of a Change in Law or (2) on a Person that is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by the Borrower, at the time such assignment was effective, as a result of Change in Law that occurred after the Restatement Effective Date and such assignee is subject to the same Change in Law with respect to payments from the Borrower, provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective, or (z) in respect of any Non-Excluded Taxes arising under FATCA. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or Agent, as the case may be, a certified copy of an original official receipt (or other documentary evidence of such payment reasonably acceptable to the Administrative Agent) received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes it is required to pay pursuant to the preceding provisions of this subsection 3.11(a) when due to the appropriate Governmental Authority in accordance with applicable law or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the

Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 3.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Agent and each Lender that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 10.6, on the date of such assignment or transfer to such Agent or Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form), in each case certifying that such Agent or Lender is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal backup withholding tax with respect to payments to be made under this Agreement and under any Note. Each Agent and each Lender that is not a “United States person” (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date or, in the case of an Agent or Lender that is an assignee or transferee of an interest under this Agreement pursuant to subsection 10.6, on the date of such assignment or transfer to such Agent or Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN or W-8BEN-E (claiming the benefits of an income tax treaty) (or successor forms), in each case certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) if such Agent or Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN or W-8BEN-E (claiming the benefits of an income tax treaty) (or successor form) pursuant to clause (i) above, (x) two certificates substantially in the form of Exhibit D (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming the benefits of the portfolio interest exemption) (or successor form) certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments of interest to be made under this Agreement and under any Note or (iii) if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments, including to the extent applicable, U.S. Tax Compliance Certificates) certifying to such Agent’s or Lender’s entitlement as of such date to a complete exemption from United States federal withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Agent and Lender agrees that from time to time after the Restatement Effective Date, when the passage of time or a change in circumstances renders the previous certification obsolete or inaccurate, such Agent or Lender shall deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-9, Internal Revenue Service Form W-8ECI, Form W-8BEN or W-8BEN-E (claiming the benefits of an income tax treaty), or Form W-8BEN or W-8BEN-E (claiming the benefits of the portfolio interest exemption) and a U.S. Tax Compliance Certificate, or Form W-8IMY (with respect to a non-U.S. intermediary or flow-through entity), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Agent or Lender to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Note; unless, in each case, (1) there has been a Change in Law that occurs after the later of the Restatement Effective Date and the date such Agent or Lender becomes an Agent or Lender hereunder (or after the date the relevant beneficiary or member in the case of a Lender that is a non-U.S. intermediary or flow through entity for U.S. federal income tax purposes becomes a beneficiary or member, if later) which renders all such forms inapplicable or which would prevent such Agent or Lender from duly completing and delivering any such form with respect to it, in which case such Agent or Lender shall promptly notify the Borrower and the Administrative Agent of its inability to deliver any such form or (2) such Person that is an assignee whose assignor was entitled to receive additional amounts with respect to payments made by the Borrower, at the time such assignment was effective, as a result of Change in Law that occurred after the Restatement Effective Date and such assignee is subject to the same Change in Law with respect to payments from the Borrower, provided that in no event shall such additional amounts under this clause (2) exceed the additional amounts that the assignor was entitled to receive at the time such assignment was effective.

(c) Each Agent and Lender shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Note to such Agent or Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate), provided that such Agent or Lender is legally entitled to complete, execute and deliver such form or certificate. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements pursuant to this subsection 3.11, provided that in the case of a Participant the obligations of such Participant pursuant to subsection 3.11(b) or this subsection 3.11(c) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

3.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable decision) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment or conversion of Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) above has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This subsection 3.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.13 Certain Rules Relating to the Payment of Additional Amounts.

(a) Upon the request, and at the expense, of the Borrower, each Agent and Lender to which the Borrower is required to pay any additional amount pursuant to subsection 3.10 or 3.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Tax giving rise to such payment; provided that (i) such Agent or Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Agent or Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Agent or Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing no Agent or Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any such Taxes, if such Agent or Lender in its sole discretion in good faith determines that to do so would have an adverse effect on it.

(b) If a Lender changes its applicable lending office (other than (i) pursuant to subsection 3.13(c) or (ii) after an Event of Default under subsection 8(a) or 8(f) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 3.10 or 3.11, the Borrower shall not be obligated to pay such additional amount.

(c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 3.10 or 3.11, such Lender shall promptly after becoming aware of such event or condition notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender, at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

(d) If the Borrower shall become obligated to pay additional amounts pursuant to subsection 3.10 or 3.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 3.10 or 3.11, the Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Default or Event of Default then exists or will exist immediately after giving effect to the respective prepayment, upon at least four Business Days’ (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion) irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 3.12, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 10.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 10.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 3.10 and 3.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this subsection 3.13) prior to such substitution or prepayment. In the case of the substitution of a Lender, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to such replaced Lender relating to the Loans so assigned shall be paid in full by the assignee Lender to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender.

(e) If any Agent or Lender receives a refund directly attributable to Taxes for which the Borrower has made additional payments pursuant to subsection 3.10(a) or 3.11(a), such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable cost incurred in connection therewith) to the Borrower; provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

(f) The obligations of any Agent, Lender or Participant under this subsection 3.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

SECTION 4 REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Restatement Effective Date and on each Borrowing Date thereafter, the Borrower hereby represents and warrants, on the Restatement Effective Date, after giving effect to the Transactions, and on every Borrowing Date thereafter, to the Administrative Agent and each Lender that:

4.1 Financial Condition. The audited consolidated balance sheets of Holding and its consolidated Subsidiaries as of January 2, 2016 and December 27, 2014 and the consolidated statements of operations, shareholders’ equity and cash flows of Holding and its consolidated Subsidiaries for the fiscal years ended January 2, 2016, December 27, 2014 and December 28, 2013, reported on by and accompanied by unqualified reports from Deloitte & Touche LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of Holding and its consolidated Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer of Holding, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

4.2 Solvent.

(a) As of the Restatement Effective Date, after giving effect to the consummation of the Transactions, the Borrower is Solvent.

(b) Since April 2, 2016, there has not been any event, change, circumstance or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect (after giving effect to (i) the consummation of the Transactions, (ii) the making of the Extensions of Credit to be made on the Restatement Effective Date and the application of the proceeds thereof as contemplated hereby, and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the Transactions contemplated hereby).

4.3 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation except (other than with respect to the Borrower), to the extent that the failure to be organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or a limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 4.4, all of which have been obtained or made prior to or on the Restatement Effective Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Borrower and its Restricted Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of their respective properties or revenues, which would be reasonably expected to have a Material Adverse Effect.

4.7 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

4.8 Intellectual Property. The Borrower and its Restricted Subsidiaries own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business substantially as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect.

4.9 Taxes. To the knowledge of the Borrower, each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns that are required to be filed by it and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be).

4.10 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose that violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board.

4.11 ERISA.

(a) With respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions exists, has occurred, or is reasonably expected to occur, which either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (i) a Reportable Event; (ii) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien on the property of the Borrower or its Restricted Subsidiaries in favor of the PBGC or a Plan; (vi) any Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled

Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan; or (x) any transactions that resulted or could reasonably be expected to result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA; provided that the representation made in clauses (ii) and (ix) of this subsection 4.11(a) with respect to a Multiemployer Plan is based on knowledge of the Borrower.

(b) With respect to any Foreign Plan, none of the following events or conditions exists, has occurred, or is reasonably expected to occur, which either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (i) substantial noncompliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities; (iii) any obligation of the Borrower or its Restricted Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan; (iv) any Lien on the property of the Borrower or its Restricted Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan; (v) for each Foreign Plan that is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities); (vi) any facts that, to the best knowledge of the Borrower and its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of the Borrower and its Restricted Subsidiaries, would reasonably be expected to result in a material liability to the Borrower or any of its Restricted Subsidiaries concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); and (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law.

4.12 Collateral. The Guarantee and Collateral Agreement is effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, and (c) all Electronic Chattel Paper and Pledged Stock (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required to be or is perfected by “control” (as described in the UCC) are under the “control” of the Collateral Agent or the Administrative Agent, as agent for the Collateral Agent and as directed by the Collateral Agent, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 7 thereto (if any)) with respect to such pledgor. Notwithstanding any other provision of this Agreement, capitalized terms that are used in this subsection 4.12 and not defined in this Agreement are so used as defined in the applicable Security Document.

4.13 Investment Company Act. The Borrower is not an “investment company” within the meaning of the Investment Company Act.

4.14 Subsidiaries. Schedule 4.14 sets forth all the Subsidiaries of the Borrower at the Restatement Effective Date, the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein.

4.15 Purpose of Term Loans. The proceeds of the Initial Term Loans made on the Restatement Effective Date shall not be used by the Borrower for any purpose other than (a) to fund all or a portion of the Transactions and (b) for general corporate purposes.

4.16 Environmental Matters. Other than as disclosed on Schedule 4.16 or exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

(a) the Borrower and its Restricted Subsidiaries are in compliance with all Environmental Laws and Environmental Permits and all such permits are in full force and effect;

(b) Materials of Environmental Concern are not present at, and have not been at, under or from any real property presently or formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or at any other location, in a manner or amount which would reasonably be expected to give rise to liability or other Environmental Costs of the Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Restricted Subsidiaries, or to the knowledge of the Borrower or any of its Restricted Subsidiaries is reasonably likely to be, named as a party that is pending or, to the knowledge of the Borrower or any of its Restricted Subsidiaries, threatened;

(d) neither the Borrower nor its Restricted Subsidiaries are conducting or financing any investigation, removal, remedial or other corrective action pursuant to any Environmental Law;

(e) neither the Borrower nor its Restricted Subsidiaries has treated, stored, used, handled, transported, Released, disposed or arranged for disposal or transport for disposal of Materials of Environmental Concern at, on, under or from any currently or formerly owned or leased real property; and

(f) neither the Borrower nor any of its Restricted Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

4.17 No Material Misstatements. The written factual information, reports, financial statements, exhibits and schedules concerning the Loan Parties furnished by or on behalf of the Borrower to the Administrative Agent, the Lead Arrangers and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Restatement Effective Date any material misstatement of fact and did not omit to state, as of the Restatement Effective Date, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Borrower and its Restricted Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, or concerning any information of a general economic nature or general information about the Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

4.18 Anti-Terrorism. To the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary is in compliance with (i) the PATRIOT Act, (ii) the Trading with the Enemy Act, as amended and (iii) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and any other enabling legislation or executive order relating thereto. Neither any Loan Party nor, except as would not reasonably be expected to have a Material Adverse Effect, (i) any Restricted Subsidiary that is not a Loan Party or (ii) to the knowledge of the Borrower, any director, officer or employee of the Borrower or any Restricted Subsidiary, is the target of any U.S. sanctions administered by OFAC or a person on the list of “Specially Designated Nationals and Blocked Persons”. None of the Borrower or any Restricted Subsidiary will knowingly use the proceeds of the Loans for the purpose of funding or financing any activities or business of or with any Person that at the time of such funding or financing is either the target of any U.S. sanctions administered by OFAC or a person on the list of “Specially Designated Nationals and Blocked Persons” in violation of any such sanctions.

SECTION 5 [RESERVED].

SECTION 6 AFFIRMATIVE COVENANTS. The Borrower hereby agrees that, from and after the Restatement Effective Date, and thereafter until payment in full of the Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any

Note, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Material Restricted Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) as soon as available, but in any event not later than the date that is 105 days after the end of each fiscal year of the Borrower ending on or after December 31, 2017 (or such longer period as would be permitted by the SEC if the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under this covenant) were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely to an upcoming Maturity Date hereunder or under the ABL Facility, the Senior Notes or other Indebtedness), by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act);

(b) as soon as available, but in any event not later than the date that is 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or such longer period as would be permitted by the SEC if the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under this covenant) were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form the figures for and as of the corresponding periods of the previous year, certified by a Responsible Officer of the Borrower as provided below, together with a management’s discussion and analysis of financial information (which need not be prepared in accordance with Item 303 of Regulation S-K of the Securities Act); and

(c) to the extent applicable, concurrently with any delivery of consolidated financial statements under subsection 6.1(a) or 6.1(b), related unaudited condensed consolidating financial statements reflecting the material adjustments necessary (as determined by the Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from the accounts of the Borrower and its Restricted Subsidiaries, all such financial statements delivered pursuant to subsection 6.1(a) or 6.1(b) to (and, in the case of any financial statements delivered pursuant to subsection 6.1(b), shall be certified by a Responsible Officer of the Borrower to) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 6.1(b) shall be certified by a Responsible Officer of the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Restatement Effective Date (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 6.1(b), for the absence of certain notes).

The Borrower’s obligations under subsections 6.1(a) and 6.1(b), at the Borrower’s option, may be satisfied, and shall be deemed to have been satisfied, (x) in the case of subsection 6.1(a) with respect to any year (including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to an upcoming Maturity Date hereunder)), by the furnishing of the Borrower’s or any Parent’s annual report on Form 10-K for such year as filed with the SEC, and (y) in the case of subsection 6.1(b) with respect to any quarter, by the furnishing of the Borrower’s or any Parent’s quarterly report on Form 10-Q for such quarter as filed with the SEC; provided that, in the case of the furnishing of the reports of a Parent pursuant to clauses (x) and (y) above, such reports shall be accompanied by information describing the non-equity differences between the financial information relating to such Parent and its Subsidiaries, on the one hand, and the financial information relating to the Borrower and its Subsidiaries, on the other hand, which information may be in a form substantially consistent with the disclosure of such differences included in the Offering Memorandum, dated June 13, 2016, relating to the Senior Notes (as determined by the Borrower in good faith, which determination shall be conclusive) and for the avoidance of doubt need not be audited or compliant with Regulation S-X.

6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) concurrently with the delivery of the financial statements and reports referred to in subsections 6.1(a) and 6.1(b), a certificate signed by a Responsible Officer of the Borrower (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and (ii) setting forth the Consolidated Secured Leverage Ratio as of the last day of the applicable fiscal year or fiscal quarter then ended;

(b) [reserved];

(c) within five Business Days after the same are filed, copies of all financial statements and periodic reports which the Borrower may file with the SEC or any successor or analogous Governmental Authority;

(d) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Borrower may file with the SEC or any successor or analogous Governmental Authority; and

(e) subject to the last sentence of subsection 6.6, promptly, such additional financial and other information as the Administrative Agent may reasonably request in writing from time to time.

Documents required to be delivered pursuant to subsection 6.1 or this subsection 6.2 may at the Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or Holding’s or any Parent’s) website on the Internet at the website address listed on Schedule 6.2 (or such other website address as the Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s (or Holding’s or any Parent’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence (other than the posting by the Borrower of any such documents on any website maintained for or sponsored by the Administrative Agent), the Borrower shall notify the Administrative Agent of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such notice shall not constitute a Default hereunder.

6.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before they become delinquent, all its material Taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Restricted Subsidiaries, as the case may be, and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.4 Maintenance of Existence. Preserve, renew and keep in full force and effect its corporate or other organizational existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 7.3 or 7.4, provided that the Borrower and its Restricted Subsidiaries shall not be required to maintain any such rights, privileges or franchises and the Borrower’s Restricted Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Loan Parties, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; use commercially reasonable efforts to (i) maintain with insurance companies

(including any Captive Insurance Subsidiary) insurance on, or self insure, all property material to the business of the Loan Parties, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are consistent with the past practices of the Loan Parties or otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; and (ii) ensure that, subject to any Intercreditor Agreement, at all times on and after the date that is 30 days after the Restatement Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies maintained by the Loan Parties and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance, in each case to the extent insuring the Collateral; provided that, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any such property insurance maintained by such Loan Parties (and, for the avoidance of doubt, any other proceeds from a Recovery Event), the disposition of such amounts to be subject to the provisions of subsection 3.4(c) to the extent applicable, and, unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees that the Borrower and/or the applicable Subsidiary Guarantor shall have the sole right to adjust or settle any claims under such insurance.

6.6 Inspection of Property; Books and Records; Discussions. Permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower and its Restricted Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice; provided that (a) except during the continuation of an Event of Default, only one such visit shall be at the Borrower’s expense, and (b) during the continuation of an Event of Default, the Administrative Agent or its representatives may do any of the foregoing at the Borrower’s expense; and provided, further, that representatives of the Borrower may be present during any such visits, discussions and inspections. Notwithstanding anything to the contrary in Section 6.2(e) or in this Section 6.6, none of the Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default;

(b) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any Governmental Authority, which would reasonably be expected to be adversely determined, and if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower or its Restricted Subsidiaries in favor of the PBGC, or a Plan or any withdrawal from, or the full or partial termination, Reorganization or Insolvency of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any of its Restricted Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, would be reasonably expected to result in a Material Adverse Effect; and

(e) as soon as possible after a Responsible Officer of the Borrower knows of (i) any Release by the Borrower or any of its Restricted Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such would not reasonably be expected to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to subject the Borrower or any of its Restricted Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

6.8 Environmental Laws. (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with respect to any property leased or subleased from, or operated by the Borrower or its Restricted Subsidiaries with, all applicable Environmental Laws including all Environmental Permits and all orders and directions of any Governmental Authority; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Restricted Subsidiaries. Noncompliance shall not constitute a breach of this subsection 6.8, provided that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall promptly undertake reasonable efforts to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

6.9 Addition of Subsidiaries.

(a) With respect to any Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) created or acquired (including by reason of any Foreign Subsidiary Holdco ceasing to constitute same) subsequent to the Restatement Effective Date by the Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and, if the Administrative Agent or the Required Lenders so request, promptly (i) execute and deliver to the Collateral Agent for the benefit of the Secured Parties such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary, (ii) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent or the Secured Party Representative (as bailee for perfection on behalf of the Collateral Agent) the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary and (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent.

(b) (x) With respect to any Foreign Subsidiary or Unrestricted Subsidiary (other than an Excluded Subsidiary) created or acquired subsequent to the Restatement Effective Date by the Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), the

Capital Stock of which is owned directly by the Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request (it being understood that if the Administrative Agent does not so request with respect to any such Foreign Subsidiary or Unrestricted Subsidiary that it believes is or is likely to become material to the Borrower and its Restricted Subsidiaries taken as a whole, it will provide notice to the Lenders thereof), promptly (i) execute and deliver to the Collateral Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Collateral Agent shall reasonably deem necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary or Unrestricted Subsidiary that is directly owned by the Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary) (provided that in no event shall more than 65.0% of the Capital Stock of any such new Foreign Subsidiary that is so owned be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-wholly owned Foreign Subsidiary or Unrestricted Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Borrower or any of its Subsidiaries was made therein) and (ii) subject to the terms of the Intercreditor Agreement, to the extent reasonably deemed advisable by the Collateral Agent, deliver to the Collateral Agent or the Secured Party Representative (as bailee for perfection on behalf of the Collateral Agent) the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Foreign Subsidiary or Unrestricted Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent’s security interest therein.

(c) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.

(d) Notwithstanding anything to the contrary in this Agreement, nothing in this subsection 6.9 shall require that any Loan Party grant a Lien with respect to any owned real property or fixtures in which such Subsidiary acquires ownership rights to the extent that the Administrative Agent, in its reasonable judgment, determines that the granting of such a Lien is impracticable.

SECTION 7 NEGATIVE COVENANTS. The Borrower hereby agrees that, from and after the Restatement Effective Date, and thereafter until payment in full of the Loans and any other amount then due and owing to any Lender or any Agent hereunder and under any Note:

7.1 Limitation on Indebtedness.

(a) The Borrower will not, and will not permit any Material Restricted Subsidiary to, Incur any Indebtedness; provided, however, that (x) the Borrower or any Material Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00 and (y) the aggregate principal amount of Indebtedness Incurred pursuant to the preceding clause (x) by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of $300.0 million and 7.0% of Consolidated Tangible Assets at any time outstanding.

(b) Notwithstanding the foregoing paragraph (a), the Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

(i) Indebtedness Incurred pursuant to any Credit Facility (including, but not limited to, in respect of letters of credit or bankers’ acceptances issued or created thereunder) and Indebtedness Incurred other than pursuant to any Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, either (I) in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $3,200.0 million, plus (B) the amount equal to the greater of (x) $1,300.0 million and (y) an amount equal to (1) the Borrowing Base less (2) the aggregate principal amount of Indebtedness Incurred by Special Purpose Entities that are Restricted Subsidiaries and then outstanding pursuant to subsection 7.1(b)(ix), plus (C) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing or (II) in an unlimited amount, if on the date of the Incurrence of such Indebtedness (other than any such Refinancing Indebtedness), after giving effect to such Incurrence (or, at the Borrower’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness (such committed amount, a “Ratio Tested Committed Amount”), in which case such Ratio Tested Committed Amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause) the Consolidated Secured Leverage Ratio would be equal to or less than 4.75:1.00; and (in the case of this subclause (II)) any Refinancing Indebtedness with respect to any such Indebtedness (or unutilized commitment);

(ii) Indebtedness (A) of any Restricted Subsidiary to the Borrower or (B) of the Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that, in the case of this subsection 7.1(b)(ii), any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this subsection 7.1(b)(ii);

(iii) Indebtedness represented by the Senior Notes issued on the Restatement Effective Date (and any Senior Notes issued in respect thereof or in exchange therefor), any Indebtedness (other than the Indebtedness under the Senior Credit Facilities described in subsection 7.1(b)(i)) outstanding (or Incurred pursuant to any commitment outstanding) on the Restatement Effective Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness (or unutilized commitments) described in this subsection 7.1(b)(iii) or subsection 7.1(a);

(iv) Purchase Money Obligations, Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Purchase Money Obligations Incurred to finance the acquisition of Capital Stock of any Person at any time outstanding pursuant to this clause (iv) shall not exceed an amount equal to the greater of $250.0 million and 5.4% of Consolidated Tangible Assets;

(v) Indebtedness (A) supported by a letter of credit issued pursuant to any Credit Facility in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Restricted Subsidiaries;

(vi) (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this subsection 7.1), or (B) without limiting subsection 7.2, Indebtedness of the Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this subsection 7.1);

(vii) Indebtedness of the Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds in the ordinary course of business, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

(viii) Indebtedness of the Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, including in respect of liabilities or obligations of franchisees, (C) Hedging Obligations, (D) Management Guarantees or Management Indebtedness, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which the Borrower or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement, (H) Junior Capital, or (I) Bank Products Obligations;

(ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), (2) in the event such Indebtedness shall become recourse to the Borrower or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Borrower as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this subsection 7.1 for so long as such Indebtedness shall be so recourse, and (3) in the event that at any time thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Borrower may classify such Indebtedness in whole or in part as Incurred under this subsection 7.1(b)(ix);

(x) Indebtedness of (A) the Borrower or any Restricted Subsidiary Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of any assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, or (B) any Person that is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary (including Indebtedness thereof Incurred in connection with any such acquisition, merger or consolidation); provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (1) (x) the Consolidated Total Leverage Ratio of the Borrower would not exceed 6.75:1.00 or (y) the Consolidated Total Leverage Ratio of the Borrower would equal or be less than the Consolidated Total Leverage Ratio of the Borrower immediately prior to giving effect thereto or (2) (x) the Consolidated Coverage Ratio of the Borrower would be at least 2.00:1.00 or (y) the Consolidated Coverage Ratio of the Borrower would equal or be greater than the Consolidated Coverage Ratio of the Borrower immediately prior to giving effect thereto, and provided, further, that if, at the Borrower’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, pro forma effect is given to the Incurrence of the entire committed amount of such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subsection 7.1(b)(x); and any Refinancing Indebtedness with respect to any such Indebtedness;

(xi) Indebtedness of any Foreign Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $200.0 million and 4.5% of Consolidated Tangible Assets;

(xii) Contribution Indebtedness and any Refinancing Indebtedness with respect thereto;

(xiii) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $280.0 million and 6.0% of Consolidated Tangible Assets;

(xiv) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with subsection 7.1(a), and any Refinancing Indebtedness with respect thereto;

(xv) Indebtedness of the Borrower or any Restricted Subsidiary Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger or consolidation of any Person with or into the Borrower or any Restricted Subsidiary, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $300.0 million and 7.0% of Consolidated Tangible Assets; and

(xvi) Indebtedness of the Borrower or any Restricted Subsidiary that is (A) secured by a Lien ranking junior to the Lien securing the Term Loan Facility Obligations or (B) unsecured; provided in either case that, on the date of the Incurrence thereof and after giving pro forma effect to such Incurrence, either (1) the Consolidated Total Leverage Ratio of the Borrower shall not exceed 6.75:1.00 or (2) the Consolidated Coverage Ratio of the Borrower shall be at least 2.00:1.00; and provided, further, that if, at the Borrower’s option, on the date of the initial borrowing of such Indebtedness, pro forma effect is given to the Incurrence of the entire committed amount of such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subsection 7.1(b)(xvi); and any Refinancing Indebtedness with respect to any such Indebtedness.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this subsection 7.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this subsection 7.1) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in subsection 7.1(b), the Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses or subclauses of subsection 7.1(b) (including in part under one such clause or subclause and in part under another such clause or subclause); provided that (if the Borrower shall so determine) any Indebtedness Incurred pursuant to subsection 7.1(b)(iv), 7.1(b)(xiii), 7.1(b)(xi) or 7.1(b)(xv) shall cease to be deemed Incurred or outstanding for purposes of such clause but shall be deemed Incurred for the purposes of subsection 7.1(a) from and after the first date on which the Borrower or any Restricted Subsidiary could have Incurred such Indebtedness under subsection 7.1(a) without reliance on such clause; (iii) in the event that Indebtedness could be Incurred in part under subsection 7.1(a), the Borrower, in its sole discretion, may classify a portion of such Indebtedness as having been Incurred under subsection 7.1(a) and the remainder of such Indebtedness as having been Incurred under subsection 7.1(b); (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Indebtedness outstanding under any clause of subsection 7.1(b), including for purposes of any determination of the “Maximum Incremental Facilities Amount,” shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; (vi) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of subsection 7.1(b) measured by reference to a percentage of Consolidated Tangible Assets at the time of Incurrence, and such refinancing would cause such percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing; and (vii) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of subsection 7.1(b) measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the principal amount of such newly Incurred Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing.

(d) For purposes of determining compliance with any provision of subsection 7.1(b) (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to a percentage of Consolidated Tangible Assets, in each case, for the Incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Restatement Effective Date shall be calculated based on the relevant currency exchange rate in effect on the Restatement Effective Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable provision of subsection 7.1(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Tangible Assets, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of subsection 7.1(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Tangible

Assets, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to a Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (A) the Restatement Effective Date, (B) any date on which any of the respective commitments under such Senior Credit Facility shall be reallocated between or among facilities or subfacilities hereunder or thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (C) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

7.2 Limitation on Liens. The Borrower shall not, and shall not permit any Material Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, securing any Indebtedness, except for the following Liens:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries, taken as a whole, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

(b) Liens with respect to outstanding motor vehicle fines, and carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not known to be overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings;

(c) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

(e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(f) Liens existing on, or provided for under written arrangements existing on, the Restatement Effective Date, or (in the case of any such Liens securing Indebtedness of the Borrower or any of its Subsidiaries existing or arising under written arrangements existing on the Restatement Effective Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

(g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary of the Borrower has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(h) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with subsection 7.1;

(i) Liens arising out of judgments, decrees, orders or awards in respect of which the Borrower or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

(j) leases, subleases, licenses or sublicenses to or from third parties;

(k) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (i) Indebtedness Incurred in compliance with subsection 7.1(b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii), (b)(ix) or (b)(xi) or subsection 7.1(b)(iii) (other than under the Senior Notes or any Refinancing Indebtedness Incurred in respect of Indebtedness described in subsection 7.1(a)), (ii) Indebtedness under or in respect of the Term Loan Facility, or any Refinancing Indebtedness in respect thereof, (iii) Credit Facility Indebtedness Incurred in compliance with (x) subsection 7.1(b) (other than subsection 7.1(b)(x), 7.1(b)(xiii) or 7.1(b)(xvi)) or (y) subsection 7.1(b)(x), 7.1(b)(xiii) or 7.1(b)(xvi), provided that (in the case of this clause (y)) any such Liens on Cash Flow Facilities Priority Collateral (as defined in the Intercreditor Agreement) are junior in priority to the Liens thereon securing the

Indebtedness hereunder, which priority may be effected pursuant to the Intercreditor Agreement or otherwise, (iv) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, (v) Indebtedness or other obligations of any Special Purpose Entity, or (vi) obligations in respect of Management Advances or Management Guarantees; in each case under the foregoing clauses (i) through (vi) including Liens securing any Guarantee of any thereof;

(l) Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Borrower (or at the time the Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary); provided, however, that such Liens and arrangements are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (l), if a Person other than the Borrower is the Successor Company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Company;

(m) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or any joint venture that is not a Subsidiary of the Borrower that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively;

(n) any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(o) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

(p) Liens (i) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, (ii) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (iii) on receivables (including related rights), (iv) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (v) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (vi) in favor of the Borrower or any Subsidiary (other than Liens on property or assets of the Borrower or any Subsidiary Guarantor in favor of any Subsidiary that is not a Subsidiary Guarantor), (vii) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (viii) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (ix) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (x) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (xi) arising in connection with repurchase agreements permitted under subsection 7.1, on assets that are the subject of such repurchase agreements or (xii) in favor of any Special Purpose Entity in connection with any Financing Disposition;

(q) other Liens securing Indebtedness or other obligations that in the aggregate at any time outstanding do not exceed an amount equal to the greater of $85.0 million and 1.8% of Consolidated Tangible Assets at the time of Incurrence of such Indebtedness or other obligations; and

(r) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations Incurred in compliance with subsection 7.1, provided that on the date of the Incurrence of such Indebtedness after giving effect to such Incurrence (or on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this subsection 7.2(r)), the Consolidated Secured Leverage Ratio shall not exceed 5.75:1.00; and

(s) Liens on the Collateral, if such Liens rank junior to the Liens on such Collateral in relation to the Lien securing the Loans and the Subsidiary Guarantees, as applicable (so long as any such Liens (and related Obligations) are subject to an Intercreditor Agreement).

For purposes of determining compliance with this subsection 7.2, (s) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this subsection 7.2 but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (t) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this subsection 7.2, (u) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (v) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, (w) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to subsection 7.2(k)(i) in respect of Indebtedness Incurred pursuant to subsection 7.1(b)(i) and clause (i) of the definition of “Maximum Incremental Facilities Amount” (giving effect to the Incurrence of such portion of such Indebtedness), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to subsection 7.2(k)(i) in respect of Indebtedness Incurred pursuant to subsection 7.1(b)(i) and clause (i) of the definition of “Maximum Incremental Facilities Amount” and the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition (other than subsection 7.2(r)), (x) in the event that a portion of Indebtedness secured by a Lien could be classified in part pursuant to subsection 7.2(r) (giving effect to the Incurrence of such portion of Indebtedness), the Borrower, in its sole discretion, may classify such portion of Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to subsection 7.2(r) and the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition (other than subsection 7.2(k)(i) in respect of Indebtedness Incurred pursuant to subsection 7.1(b)(i) and clause (i) of the definition of “Maximum Incremental Facilities Amount”), (y) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Consolidated Tangible Assets at the time of incurrence of such Indebtedness or other obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Consolidated Tangible Assets to be exceeded if calculated based on the Consolidated Tangible Assets on the date of such refinancing, such percentage of Consolidated Tangible Assets shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

7.3 Limitation on Fundamental Changes.

(a) The Borrower will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Borrower) will expressly assume all the obligations of the Borrower under this Agreement by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent;

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, either (A) the Borrower (or, if applicable, the Successor Company with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to subsection 7.1(a), or (B) the Consolidated Coverage Ratio of the Borrower (or, if applicable, the Successor Company with respect thereto) would equal or exceed the Consolidated Coverage Ratio of the Borrower immediately prior to giving effect to such transaction;

(iv) each applicable Subsidiary Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Subsidiary Guarantee in connection with such transaction and (y) any party to any such consolidation or merger) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its Subsidiary Guarantee under the Guarantee and Collateral Agreement (other than any Subsidiary Guarantee that will be discharged or terminated in connection with such transaction); and

(v) The Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower and a legal opinion each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on such certificate of such Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) of this subsection 7.3(a) and as to any matters of fact, and (y) no such legal opinion will be required for a consolidation, merger or transfer described in clause (d) of this subsection 7.3.

(b) Any Indebtedness that becomes an obligation of the Borrower (or, if applicable, the Successor Company with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this subsection 7.3, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with subsection 7.1.

(c) Upon any transaction involving the Borrower in accordance with subsection 7.3(a) in which the Borrower is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, and thereafter the predecessor Borrower shall be relieved of all obligations and covenants under this Agreement, except that the predecessor Borrower in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Loans.

(d) Subsection 7.3(a) will not apply to any transaction in which the Borrower consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Borrower in another jurisdiction (so long as such jurisdiction is the United States of America, any State thereof or the District of Columbia) or changing its legal structure to a corporation, limited liability company or other entity or (y) a Restricted Subsidiary of the Borrower so long as all assets of the Borrower and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. Subsection 7.3(a) will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Borrower.

7.4 Limitation on Asset Dispositions; Proceeds from Asset Dispositions and Recovery Events.

(a) The Borrower will not, and will not permit any Material Restricted Subsidiary to, make any Asset Disposition unless:

(i) the Borrower or such Material Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, as such Fair Market Value (on the date a legally binding commitment for such Asset Disposition was entered into) may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $25.0 million) in good faith by the Borrower, which determination shall be conclusive (including as to the value of all noncash consideration),

(ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a Fair Market Value (on the date a legally binding commitment for such Asset Disposition was entered into) of $25.0 million or more, at least 75.0% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related

Asset Dispositions), any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) for such Asset Disposition, together with all other Asset Dispositions since the Restatement Effective Date (on a cumulative basis) received by the Borrower or such Material Restricted Subsidiary is in the form of cash, and

(iii) to the extent required by subsection 7.4(b), an amount equal to 100.0% (as may be adjusted pursuant to the final proviso of this subsection 7.4(b)) of the Net Available Cash from such Asset Disposition is applied by the Borrower (or any Restricted Subsidiary, as the case may be) as provided in such subsection.

(b) In the event that on or after the Restatement Effective Date, (x) the Borrower or any Restricted Subsidiary shall make an Asset Disposition or (y) a Recovery Event shall occur, an amount equal to 100.0% (as may be adjusted pursuant to the final proviso of this subsection 7.4(b)) of the Net Available Cash from such Asset Disposition or Recovery Event shall be applied by the Borrower (or any Restricted Subsidiary, as the case may be) as follows:

(i) first, (x) to the extent the Borrower or such Restricted Subsidiary elects, to reinvest or commit to reinvest in the business of the Borrower and its Restricted Subsidiaries (including any investment in Additional Assets by the Borrower or any Restricted Subsidiary) within 450 days from the later of the date of such Asset Disposition or Recovery Event, as the case may be, and the date of receipt of such Net Available Cash (or, if such reinvestment is in a project authorized by the Board of Directors that will take longer than such 450 days to complete, the period of time necessary to complete such project) or (y) in the case of any Asset Disposition by any Restricted Subsidiary that is not a Subsidiary Guarantor, to the extent that the Borrower or any Restricted Subsidiary elects (or is required by the terms of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor), to prepay, repay or purchase any such Indebtedness or Obligations in respect thereof or (in the case of letters of credit, bankers’ acceptances or other similar instruments) cash collateralize any such Indebtedness or Obligations in respect thereof (in each case other than any such Indebtedness owed to the Borrower or a Restricted Subsidiary) within 450 days after the later of the date of such Asset Disposition and the date of receipt of such Net Available Cash;

(ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) above, within the longest of (1) 10 Business Days of determination of such balance, (2) the time required under any other Indebtedness prepaid, repaid or purchased pursuant to this clause (ii), and (3) the time required by applicable law, toward the prepayment of the Term Loans and (to the extent required by the terms thereof) to prepay, repay or purchase Additional Indebtedness on a pro rata basis with the Term Loans in accordance with subsection 3.4(c) (and subject to subsections 3.4(d) and 3.4(e)) or the agreements or instruments governing such Additional Indebtedness; and

(iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii) above (including an amount equal to the amount of any prepayment otherwise contemplated by clause (ii) above in connection with such Asset Disposition or Recovery Event that is declined by any Lender (the “Declined Excess Proceeds”)), to fund (to the extent consistent with any other applicable provision of this Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations or the making of other Restricted Payments);

provided, however, that the Borrower (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Net Available Cash attributable to any given Asset Disposition (provided that such investment shall be made no earlier than the earliest of notice to the Administrative Agent of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (A)(y) above with respect to such Asset Disposition; provided, further, that the percentage first set forth above in this subsection 7.4(b) shall be reduced to (I) 50.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Borrower’s option, on the date a legally binding commitment for such Asset Disposition was entered into) is less than or equal to 3.00:1.00 and (II) 25.0% if the Consolidated Secured Leverage Ratio at the time of such Asset Disposition (or, at the Borrower’s option, on the date a legally binding commitment for such Asset Disposition was entered into) is less than or equal to 2.00:1.00 (any Net Available Cash in respect of Asset Dispositions not required to be applied in accordance with this subsection 7.4(b) as a result of the application of this proviso shall collectively constitute “Leverage Excess Proceeds”).

(c) Notwithstanding the foregoing provisions of this subsection 7.4, the Borrower and its Restricted Subsidiaries shall not be required to apply any Net Available Cash or equivalent amount in accordance with this subsection 7.4, (x) except to the extent that the aggregate Net Available Cash from all Asset Dispositions and Recovery Events or equivalent amount that is not applied in accordance with this subsection 7.4 (excluding all Leverage Excess Proceeds) exceeds $50.0 million and (y) in the case of any Asset Disposition by, or Recovery Event relating to any asset of, the Borrower or any Restricted Subsidiary that is not a Subsidiary Guarantor, to the extent that (i) any Net Available Cash from such Asset Disposition or Recovery Event is subject to any restriction on the transfer of all or any portion thereof directly or indirectly to the Borrower, including by reason of applicable law or agreement (other than any agreement entered into primarily for the purpose of imposing such a restriction) or (ii) in the good faith determination of the Borrower (which determination shall be conclusive) the transfer of all or any portion of any Net Available Cash from such Asset Disposition directly or indirectly to the Borrower could reasonably be expected to give rise to or result in (A) any violation of applicable law, (B) any liability (criminal, civil, administrative or other) for any of the officers, directors or shareholders of the Borrower, any Restricted Subsidiary or any Parent, (C) any violation of the provisions of any joint venture or other material agreement governing or binding upon the Borrower or any Restricted Subsidiary, (D) any material risk of any such violation or liability referred to in any of the preceding clauses (A), (B) and (C), (E) any adverse tax consequence for the Borrower or any Restricted Subsidiary, or (F) any cost, expense, liability or obligation (including any Tax) other than routine and immaterial out-of-pocket expenses.

(d) For the purposes of subsection 7.4(a)(ii), the following are deemed to be cash: (i) Temporary Cash Investments and Cash Equivalents; (ii) the assumption of Indebtedness of the Borrower (other than Disqualified Stock of the Borrower) or any Restricted Subsidiary and the release of the Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition; (iv) securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days; (v) consideration consisting of Indebtedness of the Borrower or any Restricted Subsidiary; (vi) Additional Assets; and (vii) any Designated Noncash Consideration received by the Borrower or any of its Restricted Subsidiaries in an Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed an aggregate amount at any time outstanding equal to the greater of $185.0 million and 4.0% of Consolidated Tangible Assets (with the Fair Market Value of each item of Designated Noncash Consideration being measured on the date a legally binding commitment for such Asset Disposition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value).

7.5 Limitation on Dividends and Other Restricted Payments.

(a) The Borrower shall not, and shall not permit any Material Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(i) an Event of Default shall have occurred and be continuing (or would result therefrom);

(ii) the Borrower could not Incur at least an additional $1.00 of Indebtedness pursuant to subsection 7.1(a); or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Restatement Effective Date and then outstanding would exceed, without duplication, the sum of:

(A) (i) 200.0 million plus (ii) an amount equal to 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on April 3, 2016 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Borrower (or, any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1(a) or 6.1(b)) are available (or, in case such Consolidated Net Income shall be a negative number, 100.0% of such negative number); plus

(B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Borrower) of property or assets received (x) by the Borrower as capital contributions to the Borrower after the Restatement Effective Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Restatement Effective Date (other than Excluded Contributions and Contribution Amounts) or (y) by the Borrower or any Restricted Subsidiary from the Incurrence by the Borrower or any Restricted Subsidiary after the Restatement Effective Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Stock) or Capital Stock of any Parent, plus the amount of any cash and the fair value (as determined in good faith by the Borrower) of any property or assets, received by the Borrower or any Restricted Subsidiary upon such conversion or exchange; plus

(C) (i) the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to subsection 7.5(b)(x), plus (ii) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); plus

(D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received by the Borrower or a Restricted Subsidiary with respect to all such dispositions and repayments.

(b) The provisions of subsection 7.5(a) above do not prohibit any of the following (each, a “Permitted Payment”):

(i) (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Borrower (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Borrower, in each case other than Excluded Contributions and Contribution Amounts; provided that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under subsection 7.5(a)(iii)(B) above and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to subsection 7.5(b)(xi), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;

(ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Borrower or any of its Restricted Subsidiaries or Refinancing Indebtedness Incurred in compliance with subsection 7.1, (x) from amounts as contemplated by subsection 3.4(e), (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Borrower shall have complied with subsection 7.8(a), or (z) constituting Acquired Indebtedness;

(iii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with this subsection 7.5;

(iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

(v) loans, advances, dividends or distributions by the Borrower to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Borrower to repurchase or otherwise acquire Capital Stock of any Parent or the Borrower (including any options, warrants or other rights in respect thereof), in each case from current or former Management Investors (including any repurchase or acquisition by reason of the Borrower or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (w) (1) $50.0 million plus (2) $25.0 million multiplied by the number of calendar years that have commenced since the Restatement Effective Date, plus (x) the Net Cash Proceeds received by the Borrower since the Restatement Effective Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under subsection 7.5(a)(iii)(B)(x) above, plus (y) the cash proceeds of key man life insurance policies received by the Borrower or any Restricted Subsidiary (or by any Parent and contributed to the Borrower) since the Restatement Effective Date to the extent such cash proceeds are not included in any calculation under subsection 7.5(a)(iii)(A) above; provided that any cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this subsection 7.5 or any other provision of this Agreement;

(vi) the payment by the Borrower of, or loans, advances, dividends or distributions by the Borrower to any Parent to pay, dividends on the common stock, units or equity of the Borrower or any Parent following a public offering of such common stock, units or equity in an amount not to exceed in any fiscal year of the Borrower an amount equal to the greater of (x) 6.0% of the aggregate gross proceeds received by the Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such public offering (including from the IPO) and (y) 6.0% of Market Capitalization;

(vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the greater of $150.0 million and 3.2% of Consolidated Tangible Assets;

(viii) loans, advances, dividends or distributions to any Parent or other payments by the Borrower or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit any Parent to pay any Parent Expenses or any Related Taxes;

(ix) payments by the Borrower, or loans, advances, dividends or distributions by the Borrower to any Parent to make payments, to holders of Capital Stock of the Borrower or any Parent in lieu of issuance of fractional shares of such Capital Stock;

(x) the declaration or payment or making of dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(xi) (A) the declaration or payment of dividends on any Designated Preferred Stock of the Borrower issued after the Restatement Effective Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00; (B) the declaration or payment of dividends on Refunding Capital Stock that is Preferred Stock, provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would be equal to or greater than 2.00:1.00, or (C) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Restatement Effective Date, in an amount (net of repayments of any such loans or advances) not exceeding the aggregate cash proceeds received by the Borrower from the issuance or sale of such Designated Preferred Stock of such Parent;

(xii) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding an amount equal to the greater of $85.0 million and 1.8% of Consolidated Tangible Assets;

(xiii) distributions or payments of Special Purpose Financing Fees;

(xiv) any Restricted Payment pursuant to or in connection with the Transactions;

(xv) the declaration or payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with subsection 7.1;

(xvi) [reserved];

(xvii) [reserved];

(xviii) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed an amount equal to the sum of Leverage Excess Proceeds plus Declined Excess Proceeds; and

(xix) any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 3.25:1.00;

provided that (A) in the case of subsections 7.5(b)(iii), (vi), (ix) and (xvii), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in all cases other than pursuant to clause (A) the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (C) solely with respect to subsections 7.5(b)(vii), (xvii) and (xix), no Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Borrower, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this covenant (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses.

Notwithstanding any other provision of this Agreement, this Agreement shall not restrict any redemption or other payment by the Borrower or any Restricted Subsidiary made as a mandatory principal redemption or other payment in respect of Subordinated Obligations pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Subordinated Obligations, and the Borrower’s determination in good faith of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes hereunder.

7.6 Limitation on Transactions with Affiliates.

(a) The Borrower will not, and will not permit any Material Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $50.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this subsection 7.6(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

(b) The provisions of subsection 7.6(a) will not apply to:

(i) any Restricted Payment Transaction;

(ii) (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former management member, employee, officer, director or consultant of or to the Borrower, any Restricted Subsidiary or any Parent heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans, in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity-related interests or other securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the Borrower or any of its Subsidiaries or any Parent (as determined in good faith by the Borrower, such Subsidiary or such Parent), (5) any transaction with an officer or director of the Borrower or any of its Subsidiaries or any Parent in the ordinary course of business not involving more than $100,000 in any one case, or (6) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term);

(iii) any transaction between or among any of the Borrower, one or more Restricted Subsidiaries, or one or more Special Purpose Entities;

(iv) any transaction arising out of agreements or instruments in existence on the Restatement Effective Date (other than any Tax Sharing Agreement or Management Agreement referred to in subsection 7.6(b)(vii)), and any payments made pursuant thereto;

(v) any transaction in the ordinary course of business on terms that are fair to the Borrower and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or senior management of the Borrower, or are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower;

(vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower controlled by the Borrower that is a joint venture or similar entity;

(vii) (1) the execution, delivery and performance of any obligations under any Tax Sharing Agreement and any Management Agreements, and (2) payments to CD&R or KKR or any of their respective Affiliates (x) for any management, consulting or advisory services, or in respect of financing, underwriting or placement services or other investment banking activities (if any), (y) in connection with any acquisition, disposition, merger, recapitalization or similar transactions, which payments are approved by a majority of the Board of Directors in good faith, and (z) of all out-of-pocket expenses incurred in connection with such services or activities;

(viii) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection with the Transactions, including the fees and out-of-pocket expenses of CD&R, KKR and their respective Affiliates;

(ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower or Junior Capital or any capital contribution to the Borrower; and

(x) any investment by any Investor in securities of the Borrower or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by any Investor in connection therewith) so long as such securities are being offered generally to other investors on the same or more favorable terms.

7.7 [Reserved].

7.8 Change of Control; Limitation on Modifications of Debt Instruments. The Borrower will not, and will not permit any Material Restricted Subsidiary to:

(a) in the event of the occurrence of a Change of Control, repurchase or repay any Indebtedness then outstanding pursuant to any Senior Notes unless the Borrower shall have (i) made payment in full of the Term Loans and any other amounts then due and owing to any Lender or the Administrative Agent and under any Term Loan Note or (ii) made an offer to pay the Term Loans and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Term Loan Note in respect of each and shall have made payment in full thereof to each such Lender or the Administrative Agent that has accepted such offer in respect of each such Lender that has accepted such offer. Upon the Borrower having made all payments of Term Loans and other amounts then due and owing to any Lender required by the preceding sentence, any Event of Default arising under subsection 8(j) by reason of such Change of Control shall be deemed not to have occurred or be continuing; or

(b) effect any extension, refinancing, refunding, replacement or renewal of Indebtedness under the ABL Loan Documents, unless such refinancing Indebtedness, to the extent secured by any assets of any Loan Party (other than any such assets that constitute ABL Accounts Collateral as defined in the Guarantee and Collateral Agreement), is secured only by assets of the Loan Parties that constitute Collateral for the obligations of the Borrower hereunder and under the other Loan Documents pursuant to a security agreement subject to the Intercreditor Agreement or, another applicable intercreditor agreement that is no less favorable to the Secured Parties than the Intercreditor Agreement (as the same may be amended, supplemented, waived or otherwise modified from time to time, a “Replacement Intercreditor Agreement”).

SECTION 8 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or that is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation, if capable of alteration, are not altered so as to make such representation or warranty correct in all material respects by the date falling 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 7; or

(d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in subsections 8(a) through 8(c)), and such default shall continue unremedied for a period of, in the case of a default with respect to reporting obligations under subsection 6.1, 180 days, and in the case of any other default, 30 days, in each case after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(e) (i) Any Loan Party or any of its Restricted Subsidiaries shall default in any payment of principal of or interest on any Indebtedness for borrowed money, or any Loan Party or any of its Material Restricted Subsidiaries shall default in any payment of principal of or interest on any Indebtedness, in each case (excluding the Loans, any other Indebtedness under this Agreement, and any Indebtedness owed to the Borrower or any Loan Party) in excess of $150.0 million beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) any Loan Party or any of its Material Restricted Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any Indebtedness referred to in clause (i) above (excluding the Loans, any other Indebtedness under this Agreement, and any Indebtedness owed to the Borrower or any Loan Party) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity (an “Acceleration”; and the term “Accelerated” shall have a correlative meaning), and (x) such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given, (y) such default shall not have been remedied or waived by or on behalf of such holder or holders, and (z) such Indebtedness shall have been Accelerated and such Acceleration shall not have been rescinded (provided that clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder or (y) any termination event or similar event pursuant to the terms of any Hedge Agreement); or

(f) If (i) any Loan Party or any of its Material Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary of the Borrower that is not a Loan Party), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any of its Material Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of its Material Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any of its Material Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any of its Material Restricted Subsidiaries shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any of its Material Restricted Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than a standard termination pursuant to Section 4041(b) of ERISA, (v) either of the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against any Loan Party or any of its Material Restricted Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $150.0 million or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i) (i) The Guarantee and Collateral Agreement shall, or any other Security Document covering a significant portion of the Collateral (at any time after its execution, delivery and effectiveness) shall, cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party in each case that is a party to such Security Document shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

(j) A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection 8(f) with respect to the Borrower, the Commitments, if any, shall automatically immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments, if any, to be terminated forthwith, whereupon the Commitments, if any, shall immediately terminate, and/or (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Section 8, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9 THE AGENTS AND THE OTHER REPRESENTATIVES.

9.1 Appointment. Each Lender hereby irrevocably designates and appoints Citi, as the Administrative Agent and Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Citi, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Lead Arrangers shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Collateral Agent, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents or the Lead Arrangers. Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates). The exculpatory provisions of this Section 9 shall apply to any such sub-agent and the officers, directors, agents, employees or affiliates of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Notwithstanding the foregoing, the Administrative Agent agrees to act as the U.S. federal withholding Tax agent in respect of all amounts payable by it under the Loan Documents.

9.2 Delegation of Duties. In performing its functions and duties under this Agreement, each Agent shall act solely as agent for the Lenders and, as applicable, the other Secured Parties, and no Agent assumes any (and shall not be deemed to have assumed any) relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

9.3 Exculpatory Provisions. None of the Administrative Agent or any Lead Arrangers nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates) or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any Lead Arranger under or in connection with, this Agreement or any other Loan Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document, (iii) any failure of the Borrower or any other Loan Party to perform its obligations hereunder or under any other Loan Document, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, (v) the satisfaction of any of the conditions precedent set forth in any Loan Documents or (vi) the existence or possible existence of any Default or Event of Default. Neither any Agent nor any Lead Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Agents and the Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Agents and the Lead Arrangers or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.4 Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by any Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with subsection 10.6 and all actions required by such subsection in connection with such transfer shall have been taken. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor. The Agents shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be directed by the Required Lenders and/or such other requisite percentage of the Lenders as is required pursuant to subsection 10.1(a); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Administrative Agent or the Lead Arrangers nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agents or any Lead Arranger hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Agents or such Lead Arranger to any Lender. Each Lender represents to the Administrative Agent and warrants to the Agents, the Lead Arrangers and each of the Loan Parties that it has had the opportunity to review each document made available to it on the Electronic Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender further represents to the Agent, the Lead Arrangers and each of the Loan Parties that, independently and without reliance upon the Agents, the Lead Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 10.6 applicable to the Lenders hereunder.

9.7 Indemnification.

(a) The Lenders agree to indemnify each Agent (or any Affiliate thereof), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this subsection 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent (or any Affiliate thereof) in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent (or any Affiliate thereof) under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent arising from (i) such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable decision) or (ii) claims made or legal proceedings commenced against such Agent by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. All amounts due under this subsection 9.7 shall be payable not later than three Business Days after demand therefor. The agreements in this subsection 9.7(a) shall survive the payment of the Loans and all other amounts payable hereunder.

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

9.8 The Agents and Other Representatives in Their Individual Capacity. The Agents, the Lead Arrangers and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Loan Party as though such Agent and the Lead Arrangers were not such Agent or the Lead Arrangers hereunder and under the other Loan Documents. With respect to Loans made or renewed by them and any Note issued to them, the Agents and the Lead Arrangers shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not an Agent or a Lead Arranger, and the terms “Lender” and “Lenders” shall include the Agents and the Lead Arrangers in their individual capacities.

9.9 Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into (x) the Security Documents, the Intercreditor Agreement, and any Replacement Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents, any Intercreditor Agreement and any Replacement Intercreditor Agreement or enter into a separate intercreditor agreement in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any Incremental Commitment Amendment as provided in subsection 2.5, any Increase Supplement as provided in subsection 2.5, any Lender Joinder Agreement as provided in subsection 2.5, any Extension Amendment as provided in subsection 2.6, any agreement required in connection with a Permitted Debt Exchange Offer pursuant to subsection 2.7 and any Specified Refinancing Amendment as provided in subsection 2.8. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, any Intercreditor Agreement or any Replacement Intercreditor Agreement (both as amended by any Intercreditor Agreement Supplement), any Incremental Commitment Amendment, any Increase Supplement, any Lender Joinder Agreement, any Extension Amendment, any agreement required in connection with a Permitted Debt Exchange Offer or any Specified Refinancing Amendment, and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Administrative Agent and the Collateral Agent are hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Restatement Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

(b) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, in each case at its option and in its discretion, to (A) release any Lien granted to or held by such Agent upon any Collateral (i) upon payment and satisfaction of all of the obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby that are then due and unpaid, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof in compliance with subsection 7.4, (iii) owned by any Restricted Subsidiary of the Borrower which becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary of the Borrower or constituting Capital Stock or other equity interests of an Excluded Subsidiary, (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by subsection 10.1) or (iv) as otherwise may be expressly provided herein or in the relevant Security Documents; (B) enter into any intercreditor agreement (including any Intercreditor Agreement and any Replacement Intercreditor Agreement) on behalf of, and binding with respect to, the Lenders and their interest in designated assets, to give effect to any Special Purpose Financing, including to clarify the respective rights of all parties in and to designated assets; (C) to subordinate any Lien on any Excluded Assets (as defined in the Guarantee and Collateral Agreement) (or to confirm in writing the absence of any Lien thereon) or on any property granted to or held by such Agent under any Loan Document, to the holder of any Permitted Lien; and (D) to release any Restricted Subsidiary of the Borrower from its Obligations under any Loan Documents to which it is a party (including its Subsidiary Guarantee) if such Person ceases to be a Restricted Subsidiary of the Borrower or becomes an Excluded Subsidiary. Upon request by the Administrative Agent or the Collateral Agent, at any time, the Lenders will confirm in writing such Agent’s authority to release particular types or items of Collateral pursuant to this subsection 9.9.

(c) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by subsection 10.17. Upon request by any Agent, at any time, the Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority under this subsection.

(d) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this subsection 9.9 or in any of the Security Documents, it being understood and agreed by the Lenders that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

(e) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with subsection 10.1 or subsection 10.17 with the written consent of the Administrative Agent or the Collateral Agent (as applicable) party thereto and the Loan Party party thereto.

(f) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security interest therein and for the purpose of taking such other action with respect to the Collateral as such Agents may from time to time agree.

9.10 Successor Agent. Subject to the appointment of a successor as set forth herein, the Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, upon 10 days’ notice to the Lenders and the Borrower and if the Administrative Agent or the Collateral Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon 10 days’ notice to the Administrative Agent, remove such Agent. If the Administrative Agent or Collateral Agent shall resign or be removed as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a consolidated combined capital and surplus of at least $5,000.0 million), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.11 Other Representatives. None of the entities identified as Lead Arrangers shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such.

9.12 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any interest, additions to tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses. The agreements in this subsection 9.12 shall survive the resignation and/or replacement of the Administrative Agent, and assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

9.13 Approved Electronic Communications. Each of the Lenders and the Loan Parties agrees, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). The Approved Electronic Communications and the Approved Electronic Platform are provided (subject to subsection 10.16) “as is” and “as available.”

Each of the Lenders and (subject to subsection 10.16) each of the Loan Parties agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

SECTION 10 MISCELLANEOUS.

10.1 Amendments and Waivers.

(a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this subsection 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and the Collateral Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders, the Administrative Agent or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to subsections 10.1(d) and 10.1(f) may be effected without the consent of the Required Lenders to the extent provided therein; provided further that no such waiver and no such amendment, supplement or modification shall:

(i) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment thereof or reduce the stated rate of any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment or change the currency in which any Loan is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitment of all Lenders shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

(ii) amend, modify or waive any provision of this subsection 10.1(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 7.3 or subsection 10.6(a)), in each case without the written consent of all the Lenders;

(iii) release Guarantors accounting for substantially all of the value of the Guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, or all or substantially all of the Collateral, in each case without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document;

(iv) require any Lender to make Loans having an Interest Period of longer than six months without the consent of such Lender; or

(v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and of any Lead Arranger directly and adversely affected thereby;

provided, further, that, notwithstanding the foregoing and in addition to the Liens on the Collateral that the Collateral Agent is authorized to release pursuant to subsection 9.9(b), the Collateral Agent may, in its discretion, release the Lien on Collateral valued in the aggregate not in excess of $30.0 million in any fiscal year without the consent of any Lender.

(b) Any waiver and any amendment, supplement or modification pursuant to this subsection 10.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(c) Notwithstanding any provision herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents, except to the extent the consent of such Lender would be required under clause (i) in the further proviso to the second sentence of subsection 10.1(a) and (y) no Disqualified Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents.

(d) Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect, or inconsistency with the consent of the Borrower and the Administrative Agent, (ii) in accordance with subsection 2.5 to incorporate the terms of any Incremental Commitments (including to add a new revolving facility or letter of credit facility under this Agreement with respect to any Incremental Revolving Commitment) with the written consent of the Borrower and Lenders providing such Incremental Commitments, (iii) in accordance with subsection 2.5 to effectuate an Extension with the written consent of the Borrower and the Extending Lenders, (iv) in accordance with subsection 2.8 to incorporate the terms of any Specified Refinancing Commitments with the consent of the Borrower and the applicable Specified Refinancing Lenders, and (v) with the consent of the Borrower and the Administrative Agent (in each case such consent not to be unreasonably withheld or delayed), in the event any mandatory prepayment or redemption provision in respect of the Net Cash Proceeds of Asset Dispositions or Recovery Events included or to be included in any Incremental Commitment Amendment would result in Incremental Term Loans being prepaid or redeemed on a more than ratable basis with the Initial Term Loans in respect of the Net Cash Proceeds from any such Asset Disposition or Recovery Event prepayment to the extent such Net Cash Proceeds are required to be applied to repay Term Loans hereunder pursuant to subsection 3.4(c), to provide for mandatory prepayments of the Initial Term Loans such that, after giving effect thereto, the prepayments made in respect of such Incremental Term Loans are not on more than a ratable basis. Without limiting the generality of the foregoing, any other provision of this Agreement and the other Loan Documents, including subsection 3.4(a), 3.8(a) or 10.7 hereof, may be amended as set forth in the immediately preceding sentence pursuant to any Incremental Commitment Amendment, any Extension Amendment or any Specified Refinancing Amendment, as the case may be, to provide for non-pro rata borrowings and payments of any amounts hereunder as between any Tranches, including any Term Loans, any Incremental Commitments or Incremental Loans, any Extended Tranche and any Specified Refinancing Tranche, or to provide for the inclusion, as appropriate, of the Lenders of any Extended Tranche, Specified Refinancing Tranche, Incremental Commitments or Incremental Loans in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder. The Administrative Agent hereby agrees (if requested by the Borrower) to execute any amendment referred to in this subsection 10.1(d) or an acknowledgement thereof.

(e) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or deemed amended) or amended and restated with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility or Tranche hereunder and (z) to provide class protection for any additional credit facilities.

(f) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to or to protect any security interest for the benefit of the Secured Parties in any property so that the security interests comply with applicable law, or as contemplated by subsection 10.17, in each case with the written consent of the Agent party thereto and the Loan Party party thereto.

(g) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 10.1(a), the consent of each Lender or each directly and adversely affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Borrower may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to subsection 10.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender (or, at its option, by the Borrower) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) prepay the Loans of such Non-Consenting Lender, in whole or in part, subject to subsection 3.12, without premium or penalty. In connection with any such replacement under this subsection 10.1(g), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender.

(h) Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may make one or more loan modification offers to all the Lenders of any Tranche that would, if and to the extent accepted by any such Lender, (a) change the Applicable Margin, premium and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered), (b) add any additional or different financial or other covenants or other provisions that are agreed between the Borrower, the Administrative Agent and the accepting

Lenders; and (c) treat the Loans and Commitments so modified as a new “Facility” and a new “Tranche” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, without its prior written consent. In connection with any such loan modification, the Borrower and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer) (each such accepting Lender, a “Modifying Lender”)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” or a “Tranche” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion (each such non-accepting Lender, a “Non-Modifying Lender”). The Borrower shall have the right, at its sole expense and effort (A) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to each become a substitute Lender and assume all or part of the Commitment of any Non-Modifying Lender and the Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Non-Modifying Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Acceptance to effect such substitution or (B) upon notice to the Administrative Agent, and, at the Borrower’s option, to prepay the Loans and/or terminate the Commitments of such Non-Modifying Lender, in whole or in part, without premium or penalty.

10.2 Notices.

(a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic mail, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, Administrative Agent and the Collateral Agent, to their respective addresses on file with the Administrative Agent (which addresses the Borrower shall be entitled to receive from the Administrative Agent upon request) in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Borrower:	US Foods, Inc.
9399 W. Higgins Road
Suite 500
Rosemont IL 60018
Attention: Juliette Pryor, Esq.
Facsimile: (847) 720-2345
Telephone: (847) 720-8013

with copies to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: David A. Brittenham, Esq.
Facsimile: (212) 909-6836
Telephone: (212) 909-6000

The Administrative Agent:	Citicorp North America, Inc.
1615 Brett Road, Ops III
New Castle, DE 19720
Facsimile: (212) 994-0961
Telephone: (302) 894-6010
Email: glagentofficeops@citi.com

The Collateral Agent:	Citicorp North America, Inc.
CRMS Documentation Unit
580 Crosspoint Pkwy
Getzville, NY 14068
Email: crms.us.icg.documentation@citi.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 3.4 or 3.8 shall not be effective until received.

(b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from a Responsible Officer of such party.

(c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by delivery of a signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents and the Lead Arrangers for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Term Loan Commitments contemplated hereby and thereby) and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents, and (2) the reasonable and documented fees and disbursements of Cahill Gordon & Reindel LLP, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Borrower, (b) to pay or reimburse each Lender, the Lead Arrangers and the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents (limited to one firm of counsel for the Agents and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for the Agents), (c) to pay, indemnify, or reimburse each Lender, the Lead Arrangers and the Agents for, and hold each Lender, the Lead Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, the Lead Arrangers, each Agent, and each Related Party of any of the foregoing persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnitee)) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans, or the violation of, noncompliance with or liability under, any Environmental Law attributable to the operations of the Borrower or any of its Subsidiaries or any property or facility owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall not have any obligation hereunder to the any Agent, any Lead Arranger or any Lender (or any Related Party of any such Agent, Lead Arranger or Lender) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment) of such Agent or Lender (or any Related Party of such Agent or Lender), (ii) claims made or legal proceedings commenced against any Agent, Lead Arranger or Lender (or any Related Party of any thereof) by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any material breach of any Loan Document by such Agent, Lead Arranger or Lender (or any Related Party of any thereof) as determined by a court of competent jurisdiction in a final and nonappealable decision or (iv) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not involve claims against any Lead Arranger or Agent in its capacity as such. To the fullest extent permitted under applicable law, neither the Borrower nor any Indemnitee shall be liable for any consequential or punitive damages in connection with the Facilities. All amounts due under this subsection 10.5 shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this subsection 10.5 shall be submitted to the address of the Borrower set forth in subsection 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 10.5 to any Indemnitee with respect to any Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in accordance with subsection 7.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with subsection 2.6(e), 3.13(d), 10.1(g) or 10.1(h) or this subsection 10.6.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to a Disqualified Lender or any natural person) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including any Tranche of Commitment and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 8(a) or 8(f) with respect to the Borrower has occurred and is continuing, any other Person; provided, further, that if any Lender assigns all or a portion of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Borrower’s prior written consent shall be required for such assignment; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Tranche, the amount of Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million unless the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under subsection 8(a) or 8(f) with respect to the Borrower has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(D) any assignment of Incremental Commitments or Loans to an Affiliated Lender shall also be subject to the requirements of subsections 10.6(h) and 10.6(i); and

(E) any Term Loans acquired by Holding, the Borrower or any Restricted Subsidiary shall be retired and cancelled promptly upon acquisition thereof.

(iii) For the purposes of this subsection 10.6, the term “Approved Fund” has the following meaning: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Lender and any such assignment shall be void ab initio, except to the extent the Borrower has consented to such assignment in writing (in which case such Lender will not be considered a Disqualified Lender solely for that particular assignment).

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5, and bound by its continuing obligations under subsection 10.16 and, in the case of a Reference Bank, subsection 3.6(c)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.6 shall, to the extent it would comply with subsection 10.6(c), be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.6(c).

(v) The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this subsection 10.6, to maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and (with respect to its own interest only) any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything herein to the contrary, any assignment by a Lender to a Disqualified Lender shall be deemed null and void ab initio and the Register shall be modified to reflect a reversal of such assignment, and the Borrower shall be entitled to pursue any remedy available to them (whether at law or in equity, including specific performance to unwind such assignment) against the Lender and such Disqualified Lender. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Lender or an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders.

(vi) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee (unless such assignment is being made in accordance with subsection 2.6(e), 3.13(d), 10.1(g) or 10.1(h), in which case the effectiveness of such Assignment and Acceptance shall not require execution by assigning Lender), the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this subsection 10.6(b) and any written consent to such assignment required by this subsection 10.6(b), the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register and give prompt notice of such assignment and recordation to the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vii) On or prior to the effective date of any assignment pursuant to this subsection 10.6(b), the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled.”

Notwithstanding the foregoing provisions of this subsection 10.6(b) or any other provision of this Agreement, if the Borrower shall have consented thereto in writing (such consent not to be unreasonably withheld), the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Initial Term Loans, Initial Term Loan Commitments, Incremental Loans and Incremental Commitments via an electronic settlement system acceptable to the Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by the Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent with the other provisions of this subsection 10.6(b). Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Initial Term Loans, Initial Term Loan Commitments, Incremental Loans and Incremental Commitments pursuant to the Settlement Service. If so elected by each of the Administrative Agent and the Borrower in writing (it being understood that the Borrower shall have no obligation to make such an election), the Administrative Agent’s and the Borrower’s approval of such Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Initial Term Loans, Initial Term Loan Commitments, Incremental Loans and Incremental Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein. The Borrower may withdraw its consent to the use of the Settlement Service at any time upon at least 10 Business Days prior written notice to the Administrative Agent, and thereafter assignments and assumptions of the Initial Term Loans, Initial Term Loan Commitments, Incremental Loans and Incremental Commitments shall be effected by the provisions otherwise set forth herein.

Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this subsection 10.6(b) would be entitled to receive any greater payment under subsection 3.10, 3.11 or 10.5 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such greater payments unless the assignment was made after an Event of Default under subsection 8(a) or 8(f) with respect to the Borrower has occurred and is continuing or the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

(c) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations (other than to a Disqualified Lender or a natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Initial Term Loan Commitments and the Initial Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (E) except with respect to such matters as to which a Participant has been provided a consent right in accordance with the proviso to the next succeeding sentence, such Lender shall not provide notice to, or otherwise communicate with, such Participant regarding any matter relating to this Agreement, any other Loan Document or the Facilities, and (F) in the case of any participation to a Permitted Affiliated Assignee, such participation shall be governed by the provisions of subsection 10.6(h)(ii) to the same extent as if each reference therein to an assignment of a Loan were to a participation of a Loan and the references to Affiliated Lender were to such Permitted Affiliated Assignee in its capacity as a participant. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that, to the extent of such participation, such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to clause (i) or (iii) of the proviso to the second sentence of subsection 10.1(a) and (2) directly and adversely affects such Participant. Subject to paragraph (ii) of this subsection 10.6(c), the Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.7(b) as though it were a Lender, provided that such Participant shall be subject to subsection 10.7(a) as though it were a Lender. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Lender and any such participation shall be void ab initio, except to the extent the Borrower has consented to such participation in writing (in which case such Lender will not be considered a Disqualified Lender solely for that particular participation). Any attempted participation which does not comply with subsection 10.6 shall be null and void. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility to determine the compliance of any Lender with the requirements of this subsection 10.6(c) (it being understood that each Lender shall be responsible for ensuring its own compliance with the requirements of this subsection 10.6(c)).

(ii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amount) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iii) No Loan Party shall be obligated to make any greater payment under subsection 3.10, 3.11 or 10.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation. No Participant shall be entitled to the benefits of subsection 3.11 to the extent such Participant fails to comply with subsection 3.11(b) and/or 3.11(c) or to provide the forms and certificates referenced therein to the Lender that granted such participation and such failure increases the obligation of the Borrower under subsection 3.11.

(iv) Subject to paragraph (ii) of this subsection 10.6(c), any Lender other than a Conduit Lender may also sell participations on terms other than the terms set forth in paragraph (i) of this subsection 10.6(c), provided such participations are on terms and to Participants satisfactory to the Borrower and the Borrower has consented to such terms and Participants in writing.

(d) Any Lender, without the consent of the Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto.

(e) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in subsection 10.6(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Borrower pursuant to this subsection 10.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this subsection 10.6(f), in the event that the indemnifying Lender fails timely to compensate the Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void.

(g) If the Borrower wishes to replace the Loans or Commitments under any Facility or Tranche in whole or in part with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) advance notice to the Lenders of such Facility or Tranche, as applicable, instead of prepaying the

Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders of such Facility or Tranche to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with subsection 10.1 (with such replacement, if applicable, being deemed to have been made pursuant to subsection 10.1(f)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders of such Facility or Tranche in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to subsection 3.12. By receiving such purchase price, the Lenders of such Facility or Tranche, as applicable, shall automatically be deemed to have assigned the Loans or Commitments under such Facility or Tranche pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit E, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h) (i) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans or Commitments to any Parent, the Borrower, any Subsidiary or an Affiliated Lender and (y) any Parent, the Borrower and any Subsidiary may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent (or other applicable agent managing such auction); provided that (A) any such Dutch auction by the Borrower or its Subsidiaries shall be made in accordance with subsection 3.4(i) and (B) any such Dutch auction by any Parent shall be made on terms substantially similar to subsection 3.4(j) or on other terms to be agreed between such Parent and the Administrative Agent (or other applicable agent managing such auction) or (2) open market purchases; provided further that:

(1) such Affiliated Lender and such other Lender shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit F hereto (an “Affiliated Lender Assignment and Acceptance”) and the Administrative Agent shall record such assignment in the Register;

(2) at the time of such assignment after giving effect to such assignment, the aggregate principal amount of all Term Loans held (or participated in) by Affiliated Lenders that are not Affiliated Debt Funds shall not exceed 30.0% of the aggregate principal amount of all Term Loans outstanding under this Agreement; and

(3) any such Loans acquired by (x) Holding, the Borrower or a Restricted Subsidiary shall be retired or cancelled promptly upon the acquisition thereof and (y) an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower, whether through a Parent or otherwise, and exchanged for debt or equity securities of the Borrower or such Parent that are otherwise permitted to be issued at such time pursuant to the terms of this Agreement, so long as any Term Loans so acquired by the Borrower shall be retired and cancelled promptly upon the acquisition thereof.

(ii) Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender that is not an Affiliated Debt Fund shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives or (C) receive advice of counsel to the Administrative Agent, the Collateral Agent or any other Lender or challenge their attorney client privilege.

(iii) Notwithstanding anything in subsection 10.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliated Lender that is not an Affiliated Debt Fund shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not such Affiliated Lenders; provided that, (I) to the extent Lenders are being compensated by the Borrower for consenting to an amendment, modification, waiver or any other action, each Affiliated Lender who has been deemed to have voted its Loans in accordance with this subsection 10.6(h)(iii) shall be entitled to be compensated on the same basis as each consenting Lender as if it had voted all of its Loans in favor of the applicable amendment, modification, waiver or other action); and (II) no amendment, modification, waiver, consent or other action with respect to any Loan Document shall deprive such Affiliated Lender of its ratable share of any payments of Loans of any class to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent; provided, further, that such Affiliated Lender shall have the right to approve any amendment, modification, waiver or consent that (x) disproportionately and adversely affects such Affiliated Lender in its capacity as a Lender or affects such Affiliated Lender differently in its capacity as a Lender than other Lenders or (y) is of the type described in subsections 10.1(a)(i) through 10.1(a)(iv); and in furtherance of the foregoing, (x) the Affiliated Lender agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this subsection 10.6(h)(iii); provided that if the Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this subsection 10.6(h)(iii) and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by such Affiliated Lender as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this subsection 10.6(h)(iii).

(iv) Each Affiliated Lender that is not an Affiliated Debt Fund, solely in its capacity as a Lender, hereby agrees, and each Affiliated Lender Assignment and Acceptance agreement shall provide a confirmation that, if any of Holding, the Borrower or any Restricted Subsidiary shall be subject to any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding (each, a “Bankruptcy Proceeding”), (i) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its Term Loans (“Claim”) (including objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliated Lender in its capacity as a Lender is treated in connection with such exercise or action on the same or better terms as the other Lenders and (ii) (with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the Term Loans held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in accordance with subsection 10.6(h)(iii) above so long as such Affiliate Lender in its capacity as a Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as other Lenders. For the avoidance of doubt, the Lenders and each Affiliated Lender that is not an Affiliated Debt Fund agree and acknowledge that the provisions set forth in this subsection 10.6(h)(iv) and the related provisions set forth in each Affiliated Lender Assignment and Acceptance constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, it is their intention that this subsection 10.6(h)(iv) would be enforceable for all purposes in any case where Holding, the Borrower or any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to Holding, the Borrower or such Restricted Subsidiary, as applicable. Each Affiliated Lender that is not an Affiliated Debt Fund hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans, Commitments and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this subsection 10.6(h)(iv); and

(v) Each Lender making an assignment to, or taking an assignment from, an Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lender, Holding, the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holding, the Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holding, the Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(i) Notwithstanding anything to the contrary in this Agreement, subsection 10.1 or the definitions of “Required Lenders”, (x) with respect to any assignment or participation to or by an Affiliated Debt Fund, such assignment or participation shall be made pursuant to an open market purchase and (y) for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, supplement, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Affiliated Debt Funds may not account for more than 50.0% of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to subsection 10.1.

(j) Notwithstanding the foregoing provisions of this subsection 10.6, nothing in this subsection 10.6 is intended to or should be construed to limit the Borrower’s right to prepay the Loans as provided hereunder, including under subsection 3.4.

10.7 Adjustments; Set-off; Calculations; Computations.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Term Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(f), or otherwise (except pursuant to subsection 2.5, 2.6, 2.7, 2.8, 3.4, 3.9, 3.10, 3.11, 3.12, 3.13(d), 10.1(g), 10.1(h) or 10.6), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Term Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under subsection 8(a) to set-off and appropriate and apply against any amount then due and payable under subsection 8(a) by the Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8 Judgment.

(a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this subsection 10.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this subsection 10.8 being hereinafter in this subsection 10.8 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection 10.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this subsection 10.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this subsection 10.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 Noon (New York time), would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.12 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them;

(b) consents that any such action or proceeding may be brought in such courts and waives, to the maximum extent not prohibited by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that the New York Courts and appellate courts from either of them shall be the exclusive forum for any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, and that it shall not initiate (or collusively assist in the initiation of) any such action or proceeding in any court other than the New York Courts and appellate courts from either of them; provided that

(i) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having such jurisdiction;

(ii) in the event that a legal action or proceeding is brought against any party hereto or involving any of its property or assets in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 10.13(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(iii) the Agents and the Lenders may bring any legal action or proceeding against any Loan Party in any jurisdiction in connection with the exercise of any rights under any Security Documents, provided that any Loan Party shall be entitled to assert any claim or defense (including any claim or defense that this subsection 10.13(c) would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding; and

(iv) any party hereto may bring any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 10.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to subsection 10.13(c)) shall limit the right to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.13 any consequential or punitive damages.

10.14 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Agent, Lead Arranger or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower and the Lenders.

10.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16 Confidentiality.

(a) Each Agent and each Lender agrees to keep confidential any information (x) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with the Loan Documents or (y) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent, any Lead Arranger or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations that agrees to comply with the provisions of this subsection (or with other confidentiality provisions satisfactory to and consented to in writing by the Borrower) pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), which Person has been approved by the Borrower (such approval not be unreasonably withheld), in respect to any electronic information (whether posted or otherwise distributed on IntraLinks or any other electronic distribution system)) for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 10.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this Agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 10.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a nonconfidential basis without a duty of confidentiality to the Borrower (or any of its Affiliates) being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this subsection 10.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent of a Lender, respectively.

(b) Each Lender acknowledges that any such information referred to in subsection 10.16(a), and any information (including requests for waivers and amendments) furnished by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material nonpublic information concerning the Borrower, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material nonpublic information; that such Lender will handle such material nonpublic information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material nonpublic information in accordance with its compliance procedures and applicable law.

10.17 Incremental Indebtedness; Additional Indebtedness. In connection with the incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness, Specified Refinancing Indebtedness or Additional Indebtedness, each of the Administrative Agent and the Collateral Agent agrees to execute and deliver any Replacement Intercreditor Agreement or Intercreditor Agreement Supplement and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document, and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Borrower to be necessary or reasonably desirable for any Lien on the assets of any Loan Party permitted to secure such Additional Indebtedness, Specified Refinancing Indebtedness or Incremental Indebtedness to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise.

10.18 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. Law 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name of the Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify the Borrower and each Subsidiary Guarantor in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender.

10.19 Special Provisions Regarding Pledges of Capital Stock in, and Promissory Notes Owed by, Persons Not Organized in the United States. To the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Capital Stock in, any Person organized under the laws of a jurisdiction outside the United States, it is acknowledged that no actions have been or will be required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Capital Stock is pledged, under the Security Documents.

10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or Affiliated Lender Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an originally executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.21 Miscellaneous. This Agreement is not intended to be, and is not, a “Senior Interim Loan Agreement”, a “Senior Interim Loan Facility”, a “Senior Subordinated Interim Loan Agreement” or a “Senior Subordinated Interim Loan Facility” under or as defined in the ABL Credit Agreement. Each of the other Loan Documents is not intended to be, and is not, a “Senior Interim Loan Agreement”, a “Senior Interim Loan Facility”, a “Senior Subordinated Interim Loan Agreement” or a “Senior Subordinated Interim Loan Facility” under or as defined in the ABL Credit Agreement.

10.22 Effect of Amendment and Restatement on Original Credit Agreement. On the Restatement Effective Date, the Original Term Loan Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Original Term Loan Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that (1) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, satisfaction, payment, re-borrowing or termination of the “Obligations” under the Original Term Loan Credit Agreement or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, nor do they operate as a waiver of any right, power or remedy of any Lender under any Loan Document, (2) the “Obligations” under the Original Term Loan Credit Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and (3) the Liens and security interests as granted under the applicable Loan Documents securing payment of the Obligations (as defined in the Guarantee and Collateral Agreement) are in all respects continuing, unaltered and in full force, and effect and with the same priority to secure such Obligations, whether heretofore or hereafter incurred, and are reaffirmed hereby.

10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured (all such liabilities, other than any Excluded Liability, the “Covered Liabilities”), may be subject to Write-down and Conversion Powers and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of Write-Down and Conversion Powers to any Covered Liability arising under any Loan Document which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such Covered Liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such Covered Liability;

(ii) a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under any Loan Document; or

(iii) the variation of the terms of such Covered Liability in connection with the exercise of Write-Down and Conversion Powers.

Notwithstanding anything to the contrary herein, nothing contained in this subsection 10.23 shall modify or otherwise alter the rights or obligations with respect to any liability that is not a Covered Liability.

* * * * *

EXECUTION VERSION

DISCLOSURE SCHEDULES

to

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

among

US FOODS, INC.,

as the Borrower

THE SEVERAL LENDERS

FROM TIME TO TIME PARTY HERETO and

CITICORP NORTH AMERICA, INC.,

as Administrative Agent and Collateral Agent

Dated as of June 27, 2016

SCHEDULE A

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Schedule A: Term Loan Commitments

Lender	Second Incremental Term Loan Commitment
CITIBANK, N.A.	$1,615,803,269.44
ABS LOANS 2007 LIMITED	$5,602,935.47
ACE AMERICAN INSURANCE COMPANY (T. ROW PRICE)	$5,223,169.80
ADVANCED SERIES TRUST AST GOLDMAN SACHS MULTI ASSET PORTFOLIO	$1,040,831.88
ADVISORSHARES PACIFIC ASSET ENHANCED FLOATING RATE ETF	$493,654.82
AMERICAN HONDA MASTER RETIREMENT TRUST	$792,587.50
AMERIPRISE CERTIFICATE COMPANY	$1,477,215.19
APIDOS CLO IX	$2,326,189.85

Sch. A – 1

APIDOS CLO X	$2,616,073.55
APIDOS CLO XI	$2,326,218.58
APIDOS CLO XII	$2,878,988.96
APIDOS CLO XIV	$3,539,993.97
APIDOS CLO XIX	$2,930,474.29
APIDOS CLO XV	$2,749,505.42
APIDOS CLO XVI	$3,488,296.56
APIDOS CLO XVII	$2,790,815.53
APIDOS CLO XVIII	$3,947,265.57
APIDOS CLO XX	$2,889,383.24
APIDOS CLO XXI	$3,230,630.34
APIDOS CLO XXII	$3,226,396.53
APIDOS CLO XXIII	$3,233,375.96
ATRIUM XII	$4,974,424.55
AUSTRALIANSUPER	$17,920,485.69

BENTHAM WHOLESALE SYNDICATED LOAN FUND (FKA CREDIT SUISSE SYNDICATED LOAN FUND)(CREDIT SUISSE ASSET MANAGEMENT LLC)	$21,186,970.23
CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM	$3,939,265.75
CENT CDO 12 LTD	$4,592,085.46
CENT CDO 14 LTD	$3,829,963.01
CENT CDO 15 LTD	$4,542,964.29
CENT CLO 16 LP	$1,964,646.46
CENT CLO 17 LIMITED	$715,799.49
CENT CLO 18 LIMITED	$888,578.68
CENT CLO 19 LIMITED	$693,888.13
CENT CLO 20 LIMITED	$1,375,252.52
CENT CLO 21 LIMITED	$3,536,363.64
CENT CLO 22 LIMITED	$2,946,969.69
CENT CLO 23 LIMITED	$3,556,826.96
CENT CLO 24 LIMITED	$4,953,402.03

CENTURION CDO 9 LIMITED	$4,859,679.12
CITIBANK, N.A. - SECONDARY TRADING	$33,907,051.37
CLOCKTOWER US SENIOR LOAN FUND A SERIES TRUST OF MYL GLOBAL INVESTMENT TRUST	$750,000.00
COLUMBIA FLOATING RATE FUND A SERIES OF COLUMBIA FUNDS SERIES TRUST II	$4,132,501.60
COLUMBIA STRATEGIC INCOME FUND A SERIES OF COLUMBIA FUNDS SERIES TRUST I	$994,884.91
COMMONWEALTH OF PENNSYLVANIA TREASURY DEPARTMENT(CREDIT SUISSE ASSET MANAGEMENT LLC)	$1,244,243.88
COPPERHILL LOAN FUND I LLC	$1,231,682.20
CREDIT SUISSE FLOATING RATE HIGH INCOME FUND(FKA CREDIT SUISSE HIGH INCOME FUND)(CREDIT SUISSE ASSET MANAGEMENT LLC(CSAM))	$18,944,557.67
CREDIT SUISSE FLOATING RATE TRUST	$2,956,993.40
CREDIT SUISSE NOVA LUX (CREDIT SUISSE ASSET MANAGEMENT LLC)	$28,028,317.74
CREDIT SUISSE SENIOR LOAN INVESTMENT UNIT TRUST	$3,912,214.46

CREDIT SUISSE STRATEGIC INCOME FUND	$750,000.00
DEDICATED GLOBAL FIXED INCOME FUND I	$3,934,259.62
DEUTSCHE BANK CAYMAN LIMITED (FKA) CANARY TRUST 6 TRS POPLAR III	$12,000,000.00
DRYDEN 33 SENIOR LOAN FUND	$1,053,174.57
DRYDEN 34 SENIOR LOAN FUND	$873,308.89
DRYDEN 36 SENIOR LOAN FUND	$906,305.12
DRYDEN 37 SENIOR LOAN FUND	$963,282.83
DRYDEN 38 SENIOR LOAN FUND	$1,340,818.73
DRYDEN 40 SENIOR LOAN FUND	$1,252,998.24
DRYDEN 41 SENIOR LOAN FUND	$1,062,062.42
DRYDEN 42 SENIOR LOAN FUND	$1,242,978.16
DRYDEN 45 SENIOR LOAN FUND	$1,493,602.85
DRYDEN XXIV SENIOR LOAN FUND	$445,921.64
DRYDEN XXV SENIOR LOAN FUND	$420,795.70
DRYDEN XXVIII SENIOR LOAN FUND	$470,182.85

EASTSPRING INVESTMENTS US BANK LOAN SPECIAL ASSET MOTHER INVESTMENT TRUST LOAN CLAIM	$1,086,855.37
ERIE INDEMNITY COMPANY	$406,465.48
ERIE INSURANCE EXCHANGE	$3,083,304.34
FEDERATED BANK LOAN CORE FUND (FEDERATED INVESTMENT MANAGEMENT COMPANY)	$3,890,000.00
FLATIRON CLO 2012-1 LTD	$4,000,000.00
FLATIRON CLO 2015 1 LTD	$2,000,000.00
GOLDMAN SACHS GLOBAL INCOME BUILDER PORTFOLIO	$174,104.86
GOLDMAN SACHS GLOBAL MULTI SECTOR CREDIT PORTFOLIO LUX	$4,729,708.36
GOLDMAN SACHS LUX INVESTMENT FUNDS (FKA) GOLDMAN SACHS FUNDS SICAV SIF	$12,208,371.51
GOLDMAN SACHS TRUST- GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND (GOLDMAN SACHS ASSET MANAGEMENT LP)	$46,015,882.74
GOLDMAN SACHS TRUST GOLDMAN SACHS INCOME BUILDER FUND	$3,457,225.06

GOOGLE INC	$1,242,346.94
HARTFORD FLOATING RATE FUND, THE	$16,576,938.18
HARTFORD TOTAL RETURN BOND FUND, THE	$449,473.94
HARTFORD TOTAL RETURN BOND HLS FUND	$1,121,267.21
HYFI LOAN FUND	$5,916,396.09
IG MACKENZIE FLOATING RATE INCOME FUND	$128,800.00
IG MACKENZIE STRATEGIC INCOME FUND (FKA) IG MACKENZIE SENTINEL STRATEGIC INCOME FUND	$46,000.00
JHF II SPECTRUM INCOME FUND	$124,679.49
JNL/PPM AMERICA FLOATING RATE INCOME FUND (PPM AMERICA INC)	$6,807,500.00
KP FIXED INCOME FUND	$748,076.92
LCM XIV LIMITED PARTNERSHIP	$1,367,711.89
LCM XIX LIMITED PARTNERSHIP	$1,332,906.51
LCM XV LIMITED PARTNERSHIP	$1,950,600.49

LCM XVI LIMITED PARTNERSHIP	$3,004,747.91
LCM XVII LIMITED PARTNERSHIP	$1,909,244.59
LCM XVIII LIMITED PARTNERSHIP	$1,329,914.20
LCM XX LIMITED PARTNERSHIP	$1,332,907.50
LIBERTY MUTUAL INSURANCE COMPANY	$3,890,000.00
LIBERTY MUTUAL RETIREMENT PLAN MASTER TRUST	$2,431,250.00
LUCUMA FUNDING ULC	$11,585,449.81
MACKENZIE FLOATING RATE INCOME FUND	$368,000.00
MACKENZIE FLOATING RATE INCOME ETF	$80,000.00
MACKENZIE STRATEGIC INCOME FUND (FKA) MACKENZIE SENTINEL STRATEGIC INCOME FUND	$184,000.00
MACKENZIE UNCONSTRAINED FIXED INCOME FUND	$138,000.00
MADISON PARK FUNDING II, LTD	$5,674,287.65
MADISON PARK FUNDING XII LTD	$4,911,616.16

MADISON PARK FUNDING XIV LTD	$8,172,127.39
MADISON PARK FUNDING XIX LTD (FKA) CITI LOAN FUNDING MP19 LLC	$5,969,309.46
MADISON PARK FUNDING XV LTD (FKA MP15 LOAN FUNDING LLC)	$1,964,646.46
MADISON PARK FUNDING XVI LTD	$3,750,807.65
MADISON PARK FUNDING XVII LTD	$3,934,279.35
MADISON PARK FUNDING XVIII LTD	$6,946,428.58
MADISON PARK FUNDING XX LTD	$3,748,099.88
MADISON PARK FUNDING XXII LTD	$3,979,539.64
MAINSTAY FLOATING RATE FUND A SERIES OF MAINSTAY FUNDS TRUST	$4,992,307.69
MAINSTAY VP FLOATING RATE PORTFOLIO A SERIES OF MAINSTAY VP FUNDS TRUST	$2,496,153.85
MEDTRONIC HOLDING SWITZERLAND GMBH	$4,929,049.67
NEW YORK LIFE INSURANCE & ANNUITY CORPORATION	$1,895,128.21
NEW YORK LIFE INSURANCE CO	$3,092,051.28

OFFSHORE INDEX FUND US SENIOR SECURED LOAN 100 MASTER FUND SP	$248,086.73
PACIFIC ASSET MANAGEMENT BANK LOAN FUND LP	$8,860,816.86
PACIFIC ASSET MANAGEMENT SENIOR LOAN FUND	$2,000,000.00
PACIFIC FUNDS CORE INCOME (FKA) PACIFIC LIFE FUNDS-PL INCOME FUND (PACIFIC LIFE INSURANCE COMPANY)	$3,500,000.00
PACIFIC FUNDS FLOATING RATE INCOME (FKA)PACIFIC LIFE FUNDS PL FLOATING RATE INCOME FUND	$12,306,217.95
PACIFIC FUNDS HIGH INCOME (FKA PACIFIC LIFE FUNDS PL HIGH INCOME FUND	$741,738.35
PACIFIC FUNDS LIMITED DURATION HIGH INCOME (FKA) PACIFIC LIFE FUNDS PL LIMITED DURATION HIGH INCOME FUND	$743,125.00
PACIFIC FUNDS SHORT DURATION INCOME (FKA) PACIFIC LIFE FUNDS PL SHORT DURATION INCOME FUND	$1,500,000.00
PACIFIC LIFE INSURANCE COMPANY	$1,452,656.64
PACIFIC SELECT FUND CORE INCOME PORTFOLIO	$2,500,000.00
PACIFIC SELECT FUND FLOATING RATE INCOME PORTFOLIO	$6,116,013.51

PEERLESS INSURANCE COMPANY	$3,403,750.00
PUTNAM ABSOLUTE RETURN 300 FUND (PUTNAM INVESTMENTS)	$972,500.00
PUTNAM ABSOLUTE RETURN 500 FUND (PUTNAM INVESTMENTS)	$972,500.00
PUTNAM FLOATING RATE INCOME FUND	$1,409,132.65
QUALCOMM GLOBAL TRADING PTE LTD	$3,236,538.46
RIVERSOURCE LIFE INSURANCE COMPANY	$2,406,937.50
SAFETY INSURANCE COMPANY	$432,055.49
SC PRO LOAN VII LIMITED	$186,561.23
SEI INSTITUTIONAL MANAGED TRUST MULTI ASSET INCOME FUND	$972,500.00
SOCIETE GENERALE (SOCGEN)	$5,923,857.86
STATE OF NEW MEXICO STATE INVESTMENT COUNCIL	$1,239,821.88
SUNAMERICA SENIOR FLOATING RATE FUND INC(WELLINGTON MGMT COMPANY,LLP)	$2,164,787.92

SWISS CAPITAL ALTERNATIVE STRATEGIES FUNDS SPC RE SC ALTERNATIVE STRATEGY 7 SP	$206,408.17
SWISS CAPITAL PRO LOAN III PLC	$226,255.10
SWISS CAPITAL PRO LOAN V PLC	$255,033.17
SWISS CAPITAL PRO LOAN VIII PLC	$118,089.29
SYMMETRY CANADIAN BOND FUND 3864SLF	$55,200.00
T ROWE PRICE FLOATING RATE FUND INC (T ROWE PRICE)	$1,809,639.48
T ROWE PRICE FLOATING RATE MULTI SECTOR ACCOUNT PORTFOLIO	$174,551.28
T ROWE PRICE FUNDS SERIES II SICAV	$174,551.28
T. ROWE PRICE INSTITUTIONAL FLOATING RATE FUND (T.ROWE)	$10,684,546.28
THE CITY OF NEW YORK GROUP TRUST	$6,698,055.68
THE EATON CORPORATION MASTER RETIREMENT TRUST	$1,565,672.11
THE HARTFORD SHORT DURATION FUND	$792,587.50
THE HARTFORD STRATEGIC INCOME FUND	$1,769,324.08

THE HARTFORD UNCONSTRAINED BOND FUND	$218,812.50
VANTAGE TRUST	$1,972,500.00
WATER AND POWER EMPLOYEES RETIREMENT DISABILITY AND DEATH BENEFIT INSURANCE PLAN	$2,488,520.41
WELLINGTON TRUST COMPANY NA MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II CORE BOND PLUS HIGH YIELD PORTFOLIO	$4,442,954.49
WELLINGTON TRUST COMPANY NA MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST II MULTI SECTOR CREDIT PORTFOLIO	$1,230,212.50
WELLINGTON TRUST COMPANY NA MULTIPLE COMMON TRUST FUNDS TRUST OPPORTUNISTIC FIXED INCOME ALLOCATION PORTFOLIO	$2,158,776.89
WELLINGTON TRUST COMPANY NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST OPPORTUNISTIC INFLATION SENSITIVE BOND PORTFOLIO	$498,717.95
WELLINGTON TRUST COMPANY NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST UNCONSTRAINED CORE FIXED INCOME PORTFOLIO	$984,810.13
WESPATH FUNDS TRUST (FKA) UMC BENEFIT BOARD INC	$587,213.98

WORKERS COMPENSATION FUND	$1,947,399.71
WTC CTF CORE BOND PLUS HIGH YIELD BOND PORTFOLIO	$679,630.65

SCHEDULE 4.4

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Schedule 4.4: Consents Required

None.

Sch. 4.4 – 1

SCHEDULE 4.14

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Schedule 4.14: Subsidiaries

Subsidiary	Jurisdiction of Formation	Issued Capital and Ownership
1. E & H Distributing, LLC	Nevada	Sole member: US Foods, Inc.
2. Trans-Porte, Inc.	Delaware	US Foods, Inc. (100%) Issued: 10 shares
3. Great North Imports, LLC	Delaware	Sole member: US Foods, Inc.
4. US Foods Culinary Equipment & Supplies, LLC	Delaware	Sole member: US Foods, Inc.

Sch. 4.14 – 1

SCHEDULE 4.16

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Schedule 4.16: Environmental Matters

None.

Sch. 4.16 – 1

SCHEDULE 6.2

TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

Schedule 6.2: Document Posting Website

Disclosure:

https://www.debtdomain.com/branch/main.aspx/docmgmt/documents/24976?ThisPage=Agency

Syndication:

https://www.debtdomain.com/branch/main.aspx/docmgmt/documents/142839?ThisPage=Primary

Sch. 6.2 – 1

EXECUTION VERSION

EXHIBIT A TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF TERM LOAN NOTE

$[ ]	New York, New York
[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, US FOODS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), hereby unconditionally promises to pay to [                    ] (the “Lender”) and its successors and permitted assigns, at the office of the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to subsection 2.1(a) of the Credit Agreement referred to below, which sum shall be payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 3.1 of the Credit Agreement until such principal amount is paid in full (after, as well as before, judgment).

This Term Loan Note is one of the Term Loan Notes referred to in the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto (including the Lender) (the “Lenders”) and Citicorp North America, Inc., as administrative agent and collateral agent for the Lenders, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Term Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Term Loan Note.

A-1

THIS TERM LOAN NOTE AND ANY RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

US FOODS, INC.

By:
Name:
Title:

[Signature Page – TL Note]

A-2

EXHIBIT B TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

[RESERVED]

EXHIBIT C TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

[RESERVED]

EXHIBIT D-1 TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-US Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of subsection 3.11(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as appropriate. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower and the Administrative Agent.

D-1-1

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

D-1-2

EXHIBIT D-2 TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-US Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of subsection 3.11(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business of the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as appropriate, from each of its direct or indirect partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower or the Administrative Agent of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by the Borrower and the Administrative Agent.

D-2-1

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

D-2-2

EXHIBIT D-3 TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-US Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of subsection 3.11(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as appropriate. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

D-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

D-3-2

EXHIBIT D-4 TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-US Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Loan(s) held by the undersigned pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the provisions of subsection 3.11(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that is claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is claiming the portfolio interest exemption is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the conduct of a U.S. trade or business of the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as appropriate, from each of its direct or indirect partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or at such times are as reasonably requested by such Lender.

D-4-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

D-4-2

EXHIBIT E TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

Date: [            ], 20[    ]

Reference is made to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[                    ] (the “Assignor”) and [                    ] (the “Assignee”) agree as follows:

1.	The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), an interest (the “Assigned Interest”) as set forth in Schedule 1 in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2.

The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the

Term Loan Note(s), if any, held by it evidencing the Assigned Facilities [and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date)1].

3.	The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsection 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Assignee as a Lender contained in subsection 9.6 of the Credit Agreement; (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 10.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.11(b) of the Credit Agreement; and (g) represents and warrants that it is neither a Disqualified Lender nor a Defaulting Lender.

4.	The effective date of this Assignment and Acceptance shall be [ ], 20[ ] (the “Transfer Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to subsection 10.6 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

[1]	Should only be requested when specifically required by the Assignee and/or the Assignor, as the case may be.

5.	Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

6.	From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under the Credit Agreement and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5, and bound by its continuing obligations under subsection 10.16.

7.	Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under subsection 10.6 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

8.	This Assignment and Acceptance and any rights and obligations of the parties under this Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1 to the

Assignment and Acceptance

Re: Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 among US FOODS, INC., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders.

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Credit Facility or Tranche Assigned	Aggregate Amount of Commitment/Loans under Credit Facility or Tranche for all Lenders		Amount of Commitment/Loans under Credit Facility or Tranche Assigned	CUSIP under Credit Facility or Tranche Assigned

	[ .	]%

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:

	Name:		Name:
	Title:		Title:

Accepted for recording in the Register:	Consented To:

CITICORP NORTH AMERICA, INC.	US FOODS, INC.

By:	By:
Name:	Name:
Title:	Title:

CITICORP NORTH AMERICA, INC., as
Administrative Agent

By:
Name:
Title:

[Signature Page – Assignment and Acceptance]

EXHIBIT F TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE1

Date: [            ], 20[    ]

Reference is made to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein being used herein as therein defined), among US FOODS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (as defined therein).

[                    ] (the “Assignor”) and [                    ] (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), an interest (the “Assigned Interest”) as set forth in Schedule 1 in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement, any other Loan Document or any

[1]	To be used for an assignment to or by an Affiliated Lender that is not an Affiliated Debt Fund.

other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s), if any, held by it evidencing the Assigned Facilities [and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facilities) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date)].2 The Assignor acknowledges and agrees that in connection with this assignment, (1) the Assignee is an Affiliated Lender and it or its Affiliates may have, and later may come into possession of, information regarding the Loans or the Loan Parties that is not known to the Assignor and that may be material to a decision by such Assignor to assign the Assigned Interests (such information, the “Excluded Information”), (2) such Assignor has independently, without reliance on the Assignee, the Borrower, any of its Subsidiaries, the Administrative Agent or any other Lender or any of their respective Affiliates, made its own analysis and determination to participate in such assignment notwithstanding such Assignor’s lack of knowledge of the Excluded Information, (3) none of the Assignee, the Borrower, any of its Subsidiaries, the Administrative Agent, the other Lenders or any of their respective Affiliates shall have any liability to the Assignor, and the Assignor hereby waives and releases, to the extent permitted by law, any claims such Assignor may have against the Assignee, the Borrower, any of its Subsidiaries, the Administrative Agent, the other Lenders and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) the Excluded Information may not be available to the Agents or the other Lenders.

3. The Assignee (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance; (ii) it is an Affiliated Lender; (iii) each of the terms and conditions set forth in subsection 10.6(h)(i) of the Credit Agreement have been satisfied with respect to this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) agrees that it shall not be permitted to (A) attend or participate in, and shall not attend or participate in, any “lender-only” meetings or receive any related “lender-only” information, (B) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives or (C) receive advice of counsel to the Administrative Agent, the Collateral Agent or any other Lender or challenge their attorney client privilege; (e) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and

[2]	Should only be included when specifically required by the Assignee and/or the Assignor, as the case may be.

discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (f) hereby affirms the acknowledgements and representations of such Assignee as a Lender contained in subsection 9.6 of the Credit Agreement; and (g) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 10.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.11(b) of the Credit Agreement.

4. The Assignee hereby confirms, in accordance with subsection 10.6(h)(iv) of the Credit Agreement, that it will comply with the requirements of such subsection.

5. The effective date of this Assignment and Acceptance shall be [            ], 20[    ] (the “Transfer Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 10.6 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

6. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrued subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

7. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an Affiliated Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement, but shall continue to be entitled to the benefits of (and bound by any related obligations under) subsections 3.10, 3.11, 3.12, 3.13 and 10.5 thereof.

8. Notwithstanding any other provision hereof, if the consents of the Borrower and the Administrative Agent hereto are required under subsection 10.6 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consents shall have been obtained.

9. This Assignment and Acceptance and any rights and obligations of the parties under this Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

SCHEDULE 1

to

EXHIBIT F

AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

Re: Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016, among US FOODS, INC., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders and as collateral agent for the Secured Parties (as defined therein).

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

Assigned Facility	Aggregate Amount of Commitment/Loans under Assigned Facility for Assignor			Amount of Commitment/Loans Assigned

	$	[	]	$	[	]

[NAME OF ASSIGNEE]		[NAME OF ASSIGNOR]

By:		By:
	Name:		Name:
	Title:		Title:

Accepted for recording in the Register:	Consented To:

CITICORP NORTH AMERICA, INC., as Administrative Agent	[US FOODS, INC.

By:	By:
Name:	Name:
Title:	Title:][1]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:
Name:
Title:

[1]	Insert only as required by subsection 10.6 of the Credit Agreement.

[Signature Page – Officer’s Certificate]

EXHIBIT G TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF INCREASE SUPPLEMENT

INCREASE SUPPLEMENT, dated as of [            ], 20[    ], to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among US FOODS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1. Pursuant to subsection 2.5 of the Credit Agreement, the Borrower hereby proposes to increase (the “Increase”) the aggregate [Existing Term Loan commitments][Existing Revolving Commitments] from $[        ] to $[        ].

2. Each of the following Lenders (each, an “Increasing Lender”) has been invited by the Borrower, and has agreed, subject to the terms hereof, to increase its [Existing Term Loan commitment][Existing Revolving Commitment] as follows:

Name of Lender	[[Initial][ Tranche]1] [Term Loan][Revolving] Commitment	[[Initial Term Loan][ Tranche2]] Supplemental [Term Loan][Revolving] Commitment (after giving effect hereto)	[[Initial][ Tranche]] Supplemental [Term Loan][Revolving Loan] Amortization
	$	$
	$	$
	$	$

3. Pursuant to subsection 2.8 of the Credit Agreement, by execution and delivery of this Increase Supplement, each of the Increasing Lenders agrees and acknowledges that it shall have an aggregate [[Initial][     Tranche]3] [Term Loan][Revolving] Commitment and [[Initial Term Loan][     Tranche]4] Supplemental [Term Loan][Revolving] Commitment in the amount equal to the amount set forth above next to its name.

[1]	Indicate relevant Tranche.
[2]	Indicate relevant Tranche.
[3]	Indicate relevant Tranche.
[4]	Indicate relevant Tranche.

4. In accordance with the Credit Agreement, this Increase Supplement is designated as a Loan Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this INCREASE SUPPLEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

The Increasing Lender:

[INCREASING LENDER]

By:
Name:
Title:

US FOODS, INC.

By:
Name:
Title:

EXHIBIT H TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT, dated as of [            ], 20[    ] (this “Lender Joinder Agreement”), by and among the bank or financial institution party hereto (the “Additional Incremental Lender”), US FOODS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

RECITALS:

WHEREAS, reference is made to the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may add Supplemental [Term Loan][Revolving] Commitments of one or more Additional Incremental Lenders by entering into one or more Lender Joinder Agreements, provided that after giving effect thereto the aggregate amount of all Supplemental [Term Loan][Revolving] Commitments shall not exceed the Maximum Incremental Facilities Amount.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	The Additional Incremental Lender party hereto hereby agrees to commit to provide its respective Commitments as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Such Additional Incremental Lender (a) represents and warrants that it is legally authorized to enter into this Lender Joinder Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsections 4.1 and 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Joinder Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each applicable

Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (e) hereby affirms the acknowledgements and representations of such Additional Incremental Lender as a Lender contained in subsection 9.6 of the Credit Agreement; and (f) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to subsection 10.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 3.11(b) of the Credit Agreement.

2.	The Additional Incremental Lender hereby agrees to make its Supplemental [Term Loan] [Revolving] Commitment on the following terms and conditions on the Effective Date set forth on Schedule A (such date, the “Effective Date”) pertaining to such Additional Incremental Lender attached hereto:

1.	Additional Incremental Lender to Be a Lender. Such Additional Incremental Lender acknowledges and agrees that upon its execution of this Lender Joinder Agreement that such Additional Incremental Lender shall on and as of the Effective Date become a “Lender” with respect to the [Term Loan][Revolving] Tranche indicated on Schedule A, under, and for all purposes of, the Credit Agreement and the other Loan Documents, shall be subject to and bound by the terms thereof, shall perform all the obligations of and shall have all rights of a Lender thereunder, and shall make available such amount to fund its ratable share of outstanding Supplemental [Term Loan][Revolving] Commitments on the Effective Date as the Administrative Agent may instruct.

2.	Certain Delivery Requirements. Such Additional Incremental Lender has delivered or shall deliver herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Incremental Lender may be required to deliver to the Borrower and the Administrative Agent pursuant to subsection 3.11 of the Credit Agreement.

3.	Credit Agreement Governs. Except as set forth in this Lender Joinder Agreement, Supplemental [Term Loan][Revolving] Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.	Notice. For purposes of the Credit Agreement, the initial notice address of such Additional Incremental Lender shall be as set forth below its signature below.

5.	Recordation of the New Loans. Upon execution, delivery and effectiveness hereof, the Administrative Agent will record the Supplemental [Term Loan][Revolving] Commitments made by such Additional Incremental Lender in the Register.

6.	Amendment, Modification and Waiver. This Lender Joinder Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.	Entire Agreement. This Lender Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

8.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.	Severability. Any provision of this Lender Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.	Counterparts. This Lender Joinder Agreement may be executed by one or more of the parties to this Lender Joinder Agreement on any number of separate counterparts (including by facsimile and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Lender Joinder Agreement as of the date first above written.

[NAME OF ADDITIONAL INCREMENTAL LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:
Name:
Title:

US FOODS, INC., as Borrower

By:
Name:
Title:]

SCHEDULE A

to

EXHIBIT H

SUPPLEMENTAL [TERM LOAN][REVOLVING] COMMITMENTS

Additional Incremental Lender	[Initial Term Loan] [ Tranche][1] Supplemental [Term Loan] [Revolving] Commitment	Principal Amount Committed	Aggregate Amount of All [Initial Term Loan] [ Tranche][2] Supplemental [Term Loan][Revolving] Commitments	Maturity Date
		$	$

Effective Date of Lender Joinder Agreement:

[1]	Indicate relevant Tranche.
[2]	Indicate relevant Tranche.

EXHIBIT I TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF SPECIFIED DISCOUNT PREPAYMENT NOTICE

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

This Specified Discount Prepayment Notice is delivered to you pursuant to subsection 3.4(i)(ii) of that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to subsection 3.4(i)(ii) of the Credit Agreement, the Borrower hereby offers to make a Discounted Term Loan Prepayment to each Term Loan Lender [and to each Additional Lender of the [    ]1 Tranche[s]] on the following terms:

1. This Borrower Offer of Specified Discount Prepayment is available only to each Term Loan Lender [and to each Additional Lender of the [    ]2 Tranche[s]].

2. The maximum aggregate Outstanding Amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed $[        ] of Term Loans [and $[        ] of the [    ]3 Tranche[(s)] of Incremental Loans] (the “Specified Discount Prepayment Amount”).4

[1]	List multiple Tranches if applicable.
[2]	List multiple Tranches if applicable.
[3]	List multiple Tranches if applicable.
[4]	Minimum of $5.0 million and whole increments of $500,000.

3. The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [___]% (the “Specified Discount”).

To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before [5:00 P.M., New York time on the date that is three Business Days][        ]5 following the date of delivery of this notice pursuant to subsection 3.4(i)(ii) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent [and the Term Loan Lenders][, the Term Loan Lenders and each Additional Lenders of the [    ] Tranche as follows:

1. [At least 10 Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).] [At least three Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).]6

The Borrower acknowledges that the Administrative Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representation and warranty in connection with their decision whether or not to accept the offer set forth in this notice and the acceptance of any prepayment made in connection with this notice.

The Borrower requests that the Administrative Agent promptly notify each of the relevant Lenders party to the Credit Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[5]	Insert such later date as may be designated by the Administrative Agent and approved by the Borrower.
[6]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

US FOODS, INC.

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

[Signature Page – Specified Discount Prepayment Notice]

EXHIBIT J TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF SPECIFIED DISCOUNT PREPAYMENT RESPONSE

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

Reference is made to (a) that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders, and (b) that certain Specified Discount Prepayment Notice, dated [            ], 20[    ], from the Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned [Term Loan Lender][Additional Lender] hereby gives you irrevocable notice, pursuant to subsection 3.4(i)(ii) of the Credit Agreement, that it is willing to accept a prepayment of the following [Tranche[s] of] Term Loans held by such Lender at the Specified Discount in an aggregate Outstanding Amount as follows:

[Term Loans - $[        ]]

[[    ]1 Tranche[s] - $[        ]]

The undersigned [Term Loan Lender][Additional Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans][    ]2 Tranche[s]] pursuant to subsection 3.4(i)(ii) of the Credit Agreement at a price equal to the Specified Discount in the aggregate Outstanding Amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[1]	List multiple Tranches if applicable.
[2]	List multiple Tranches if applicable.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[ ]

By:
Name
Title:

[By:
Name
Title:]

[Signature Page – Specified Discount Prepayment Response]

EXHIBIT K TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF DISCOUNT RANGE PREPAYMENT NOTICE

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

This Discount Range Prepayment Notice is delivered to you pursuant to subsection 3.4(i)(iii) of that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to subsection 3.4(i)(iii) of the Credit Agreement, the Borrower hereby requests that each Term Loan Lender [and to each Additional Lender of the [    ]1 Tranche[s]] submit a Discount Range Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Borrower to each Term Loan Lender [and to each Additional Lender of the [    ]2 Tranche[(s)]].

2. The maximum aggregate Outstanding Amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[        ] of Term Loans [and $[        ] of the [    ]3 Tranche[(s)] of Incremental Loans] (the “Discount Range Prepayment Amount”).4

[1]	List multiple Tranches if applicable.
[2]	List multiple Tranches if applicable.
[3]	List multiple Tranches if applicable.
[4]	Minimum of $5.0 million and whole increments of $500,000.

3. The Borrower is willing to make Discount Term Loan Prepayments at a percentage discount to par value greater than or equal to [    ]% but less than or equal to [    ]% (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Discount Range Prepayment Offer on or before on or before [5:00 P.M. New York time on that date that is three Business Days][    ]5 following the date of delivery of this notice pursuant to subsection 3.4(i)(iii) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent [and the Term Loan Lenders][, the Term Loan Lenders and each Additional Lenders of the [    ] Tranche as follows:

1. [At least 10 Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).] [At least three Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).]6

The Borrower acknowledges that the Administrative Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representation and warranty in connection with their decision whether or not to accept the offer set forth in this notice and the acceptance of any prepayment made in connection with this notice.

The Borrower requests that the Administrative Agent promptly notify each of the relevant Lenders party to the Credit Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[5]	Insert such later date as may be designated by the Administrative Agent and approved by the Borrower.
[6]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

US FOODS, INC.

By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

[Signature Page –Discount Range Prepayment Notice]

EXHIBIT L TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF DISCOUNT RANGE PREPAYMENT OFFER

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

Reference is made to (a) that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders, and (b) that certain Discount Range Prepayment Notice, dated [            ], 20[    ], from the Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned [Term Loan Lender][Additional Lender] hereby gives you irrevocable notice, pursuant to subsection 3.4(i)(iii) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1. This Discount Range Prepayment Offer is available only for prepayment on the [Term Loans] [and the [        ]1 Tranche[s]] held by the undersigned.

2. The maximum aggregate Outstanding Amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[                    ]]

[[        ]2 Tranche[s] - $[                    ]]

[1]	List multiple Tranches if applicable.
[2]	List multiple Tranches if applicable.

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [    ]% (the “Submitted Discount”).

The undersigned [Term Loan Lender][Additional Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[        ]3 Tranche[s]] indicated above pursuant to subsection 3.4(i) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate Outstanding Amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[3]	List multiple Tranches if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[ ]

By:
Name
Title:

[By:
Name
Title:]

[Signature Page –Discount Range Prepayment Offer]

EXHIBIT M TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF SOLICITED DISCOUNTED PREPAYMENT NOTICE

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

This Solicited Discounted Prepayment Notice is delivered to you pursuant to subsection 3.4(i)(iv) of that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to subsection 3.4(i)(iv) of the Credit Agreement, the Borrower hereby requests that each Term Loan Lender [and to each Additional Lender of the [        ]1 Tranche[s]] submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1. This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Borrower to each Term Loan Lender [and to each Additional Lender of the [        ]2 Tranche[s]].

[1]	List multiple Tranches if applicable.
[2]	List multiple Tranches if applicable.

2. The maximum aggregate Outstanding Amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):3

[Term Loans - $[                    ]]

[[        ]4 Tranche[s] - $[                    ]

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before [5:00 P.M. New York time on that date that is three Business Days][                    ]5 following delivery of this notice pursuant to subsection 3.4(i)(iv) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent [and the Term Loan Lenders][, the Term Loan Lenders and each Additional Lenders of the [        ] Tranche as follows:

1. [At least 10 Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).] [At least three Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).]6

The Borrower acknowledges that the Administrative Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representation and warranty in connection with their decision whether or not to accept the offer set forth in this notice and the acceptance of any prepayment made in connection with this notice.

The Borrower requests that the Administrative Agent promptly notify each of the relevant Lenders party to the Credit Agreement of this Solicited Discounted Prepayment Notice.

[3]	Minimum of $5.0 million and whole increments of $500,000.
[4]	List multiple Tranches if applicable.
[5]	Insert such later date as may be designated by the Administrative Agent and approved by the Borrower.
[6]	Insert applicable representation.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

US FOODS, INC.

By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

[Signature Page –Solicited Discounted Range Prepayment Notice]

EXHIBIT N TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF SOLICITED DISCOUNTED PREPAYMENT OFFER

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

Reference is made to (a) that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders, and (b) that certain Solicited Discounted Prepayment Notice, dated [            ], 20[    ], from the Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before [the third Business Day][                    ]1 following your receipt of this notice.

The undersigned [Term Loan Lender][Additional Lender] hereby gives you irrevocable notice, pursuant to subsection 3.4(i)(iv) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1. This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[        ]2 Tranche[s]] held by the undersigned.

[1]	Insert such later date as may be designated by the Administrative Agent and approved by the Borrower.
[2]	List multiple Tranches if applicable.

2. The maximum aggregate Outstanding Amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Term Loans - $[                    ]]

[[        ]3 Tranche[s] - $[                    ]]

3. The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [        ]% (the “Offered Discount”).

The undersigned [Term Loan Lender][Additional Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[        ]4 Tranche[s]] pursuant to subsection 3.4(i) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate Outstanding Amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[3]	List multiple Tranches if applicable.
[4]	List multiple Tranches if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[ ]

By:
Name
Title:

[By:
Name
Title:]

[Signature Page –Solicited Discounted Prepayment Offer]

EXHIBIT O TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF ACCEPTANCE AND PREPAYMENT NOTICE

Citicorp North America, Inc.,

as Administrative Agent under the

Credit Agreement referred to below

[ADDRESS]

[            ], 20[    ]

Attention: [                    ]

Re: US Foods, Inc.

This Acceptance and Prepayment Notice is delivered to you pursuant to subsection 3.4(i)(iv) of that certain Amended and Restated Term Loan Credit Agreement dated June 27, 2016 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented waived or otherwise modified from time to time, the “Credit Agreement”) among US Foods, Inc. (together with its successors and assigns, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to subsection 3.4(i)(iv) of the Credit Agreement, the Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [        ]% (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of subsection 3.4(i) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent [and the Term Loan Lenders][, the Term Loan Lenders and each Additional Lenders of the [        ] Tranche as follows:

1. [At least 10 Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).] [At least three Business Days have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as agreed by the Administrative Agent in its reasonable discretion).]1

The Borrower acknowledges that the Administrative Agent and the relevant Lenders are relying on the truth and accuracy of the foregoing representation and warranty in connection with their decision whether or not to accept the offer set forth in this notice and the acceptance of any prepayment made in connection with this notice.

The Borrower requests that the Administrative Agent promptly notify each of the relevant Lenders party to the Credit Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[1]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

US FOODS, INC.

By:
Name:
Title:

[Signature Page –Acceptance and Prepayment Notice]

EXHIBIT P TO

AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

Date: [            ], 20[    ]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of US FOODS, INC., a Delaware corporation (the “Borrower”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, that:

1. This certificate is furnished to the Administrative Agent and the Lenders pursuant the Amended and Restated Term Loan Credit Agreement, dated as of June 27, 2016, among Borrower, the several banks and other financial institutions from time to time party thereto and CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders and as collateral agent for the Secured Parties (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c) “Stated Liabilities”

[Signature Page –Solicited Discounted Prepayment Offer]

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Borrower and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

(d) “Identified Contingent Liabilities”

The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as and to the extent identified and explained in terms of their nature and estimated magnitude by responsible officers of the Borrower.

(e) “Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”

For the period from the date hereof through the Maturity Date, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

(f) “Do not have Unreasonably Small Capital”

For the period from the date hereof through the Maturity Date, the Borrower and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period.

3. For purposes of this certificate, I, or officers of US Foods, Inc. under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a) I have reviewed the financial statements (including the pro forma financial statements) referred to in subsection 4.1 of the Credit Agreement.

(b) I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c) As Chief Financial Officer of US Foods, Inc., I am familiar with the financial condition of the Borrower and its Subsidiaries.

4. Based on and subject to the foregoing, I hereby certify on behalf of US Foods, Inc. that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent

Liabilities; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

* * *

IN WITNESS WHEREOF, US Foods, Inc. has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the date first written above.

US FOODS, INC.

By:
Name:
Title: Chief Financial Officer

P-4